EXHIBIT 10.138


                           AMENDED AND RESTATED

                                 CONTRACT

                                  FOR THE

                 ENGINEERING, PROCUREMENT AND CONSTRUCTION

                                  OF THE

                  UPPER BHOTE KOSHI HYDROELECTRIC PROJECT

                             BHOTE KOSHI RIVER

                      SINDHUPALCHOK DISTRICT OF NEPAL

                                  BETWEEN

               CHINA GEZHOUBA CONSTRUCTION GROUP CORPORATION

                    FOR WATER RESOURCES AND HYDROPOWER

                                    AND

                 BHOTE KOSHI POWER COMPANY PRIVATE LIMITED





                          DATED DECEMBER 19, 1996




                             TABLE OF CONTENTS


                                                                 Page


ARTICLE 1      DEFINITIONS                                         2


ARTICLE 2      RELATIONSHIP OF OWNER, CONTRACTOR, SUBCONTRACTORS
               AND  VENDORS                                       14

     2.1     Status of Contractor                                 14
     2.2     Subcontractors and Vendors                           14

ARTICLE 3      CONTRACTOR'S RESPONSIBILITIES                      14

     3.1     Facility Design and Construction                     14
     3.2     The Subcontractors and Vendors                       14
     3.3     Labor                                                15
     3.4     Control of the Work                                  18
     3.5     Payment of Costs                                     18
     3.6     Clean-Up                                             18
     3.7     Health and Safety                                    19
     3.8     Access                                               20
     3.9     Emergencies                                          20
     3.10    Obtaining and Maintaining Applicable Permissions and
             Approvals                                            20
     3.11    Laws and Regulations                                 20
     3.12    Status Reports                                       20
     3.13    Tax Accounting                                       21
     3.14    Contractor Taxes                                     21
     3.15    Contractor's Representative                          21
     3.16    As-Built Drawings and Operation and Maintenance
             Manuals                                              21
     3.17    Ownership of Drawings, Information, and Other
             Materials                                            21
     3.18    Spare Parts and Equipment Tools.                     22
     3.18    Spare Parts and Equipment Tools                      22
     3.19    Contractor's Environmental Obligations               22
     3.20    Training of Owner's Personnel                        23
     3.21    Claims and Liens for Labor and Materials             24
     3.22    Electrical                                           24
     3.23    Construction Power Requirements                      24
     3.24    Insurance                                            24
     3.25    Temporary Office Quarters                            24
     3.26    Performance Guarantee                                25
     3.27    Cooperation with Other Contractors                   25
     3.28    Materials, Equipment, Transportation and Storage     25
     3.29    Facility Site Conditions.                            26
     3.30    Royalties and License Fees                           28
     3.31    Further Assurances                                   28
     3.32    Compliance with Statutes, Regulations, and
             Environmental Laws.                                  29
     3.33    Health, Safety and Environmental Plan.               33

ARTICLE 4      OWNER'S RESPONSIBILITIES                            35

     4.1     Payment                                              35
     4.2     Access to Facility Site                              36
     4.3     Land for Temporary Works                             36
     4.4     Owner's Representative                               36
     4.6     Owner Taxes                                          36
     4.7     Project Licenses                                     36
     4.8     Other Applicable Licenses and Permissions            37

ARTICLE 5      CONSTRUCTION SCHEDULE AND AVAILABLE FUNDS          37

     5.1     Commencement of Work                                 36
     5.2     Construction Schedule.                               37
     5.3     Available Funds                                      39

ARTICLE 6      CHANGE ORDERS                                      39

     6.1     Request for Change Orders                            39
     6.2     Force Majeure Event.                                 41
     6.3     Change in Law                                        43
     6.4     Disputes                                             44

ARTICLE 7      CONTRACT PRICE; PAYMENTS TO CONTRACTOR              44

     7.1     Contract Price                                       44
     7.2     Payment for Work                                     44
     7.3     Financing of Facility                                46
     7.4     Contractor's Payment Account                         46
     7.5     Financing Parties' Requirements and Lien Waivers     46

ARTICLE 8      TITLE, CARE, CUSTODY, CONTROL AND RISK OF LOSS     47

     8.1     Clear Title                                          47
     8.2     Care, Custody and Control                            48
     8.3     Risk of Loss                                         48

ARTICLE 9      INSURANCE                                           48

     9.1     Owner's Insurances                                   48
     9.2     Contractor's Insurances                              49
     9.3     Other Specific Terms.                                50
     9.4     Contractor's Obligations                             51
     9.5     No Liability Limit                                   51

ARTICLE 10     SYNCHRONIZATION, PERFORMANCE TESTS AND
               FINAL ACCEPTANCE                                   52

     10.1    Notice                                               52
     10.2    Performance Tests                                    52
     10.3    Owner's, Utility's and Financing Parties' Right To
             Be Present During Tests                              52
     10.4    Performance Testing Procedures                       53
     10.5    Minimum Performance Levels                           54
     10.6    Failure to Meet Minimum Performance Levels.          54
     10.7    Failure to Meet Guaranteed Performance Levels.       55
     10.8    Notice of Unit Delivery Dates                        55
     10.9    Owner's Acceptance of Unit Delivery Date             55
     10.10   Notice of Final Acceptance                           56

ARTICLE 11     WARRANTIES AND GUARANTEES                          57

     11.1    Materials and Workmanship.                           57
     11.2    Engineering and Design                               58
     11.3    Vendors and Subcontractors                           58
     11.4    Assignment of Warranties                             58
     11.5    Limitations                                          59
     11.6    Remedies of Owner for Breach of Warranties           60
     11.7    Quality of Materials and Workmanship                 60
     11.8    Cost of Samples                                      60
     11.9    Cost of Tests                                        60
     11.10   Inspection of Operations                             60
     11.11   Inspection and Testing                               61
     11.12   Dates for Inspection and Testing                     61
     11.13   Rejection                                            61
     11.14   Independent Inspection                               62
     11.15   Examination of Work Before Covering Up               62
     11.16   Uncovering and Making Openings                       62
     11.17   Removal of Improper Work or Materials                62
     11.18   Default of Contractor in Compliance                  62

ARTICLE 12     COMPLETION GUARANTEE                               63

     12.1    Guarantee of Timely Completion                       63
     12.2    Bonus for Early Unit Delivery.                       63
     12.3    Delay in Unit Delivery Date                          63

ARTICLE 13     LIQUIDATED DAMAGES FOR FAILURE TO ACHIEVE
               GUARANTEED PERFORMANCE LEVELS                      64

     13.1    Guarantee                                            64
     13.2    Achievement of Minimum Performance Levels            65
     13.4    Schedule Liquidated Damages and Performance
             Liquidated Damages                                   66
     13.5    Adjustment of Performance Liquidated Damages         66

ARTICLE 14     CONTRACTOR'S REPRESENTATIONS AND WARRANTIES        68

     14.1    Representations and Warranties                       68
     14.2    Standards of Conduct                                 69
     14.3    Sovereign Immunity.                                  70

ARTICLE 15     DEFAULT AND TERMINATION                            71

     15.1    Default by Contractor.                               71
     15.2    Suspension or Termination for Convenience.           73
     15.3    Termination by Contractor.                           75
     15.4    Termination Due To Owner's Force Majeure Event       75

ARTICLE 16     INDEMNITIES                                        76

     16.1    Contractor's Indemnification                         76
     16.2    Owner's Indemnification                              76
     16.3    Contractor Taxes                                     76
     16.4    Owner Taxes                                          77
     16.5    Proprietary Rights.                                  77
     16.6    Notice of Claim.                                     77

ARTICLE 17     SETTLEMENT OF DISPUTES                             78

     17.1    Amicable Settlement                                  78
     17.2    Arbitration.                                         78
     17.3    Expert Determination.                                80

ARTICLE 18     LIABILITY                                          80

     18.1    Consequential Damages                                80
     18.2    Aggregate Liability of Contractor                    81

ARTICLE 19     MISCELLANEOUS PROVISIONS                           81

     19.1    Entire Contract                                      81
     19.2    Amendments                                           81
     19.3    Joint Effort                                         81
     19.4    Captions                                             81
     19.5    Notice                                               81
     19.6    Severability                                         83
     19.7    Assignment by Owner and Contractor.                  83
     19.8    No Waiver                                            83
     19.9    Applicable Law                                       83
     19.10   Exhibits                                             83
     19.11   Confidential Information                             83
     19.12   Obligations                                          84
     19.13   Time of the Essence                                  84
     19.14   Language                                             84
     19.15   Currency                                             84
     19.16   Survival                                             84


                             TABLE OF EXHIBITS


 Exhibit  Rev. Date                 Description                   Page

    A                Construction Schedule                         A-1

    B                Form of Request for Payment                   B-1

    C                Facility Site Description                     C-1

    D                Form of Final Acceptance Certificate          D-1

   E-1               Form of Milestone Achievement Certificate     E-1

   E-2               Milestone Payment Schedule                    E-2

    F                Performance Testing Guidelines                F-1

    G                Form of Performance Guarantee                 G-1

    H                Form of Certificate for Waiver of Liens       H-1

    I                Scope of Work                                 I-1

    J                Contractor's Key Personnel                    J-1

    K                Project Licenses                              K-1

    L                Optional Spare Parts                          L-1




                           AMENDED AND RESTATED
            ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT


          THIS AMENDED AND RESTATED ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (hereinafter together with all Exhibits, addenda or amendments hereof this "Contract") is made and entered into as of December 19, 1996, by and between China Gezhouba Construction Group Corporation for Water Resources and Hydropower, a Chinese company (hereinafter "Contractor"), and Bhote Koshi Power Company Private Limited, a private limited liability company, formed pursuant to the laws of Nepal (hereinafter "Owner" or the "Company"). Contractor and Owner may be referred to herein individually as a "Party" or, collectively, as the "Parties".

                                WITNESSETH

          WHEREAS, Owner wishes to construct, own, and operate a hydroelectric facility with two generating units, an electrical transmission line and the related work as described in the Scope of Work, having the Guaranteed Output (as defined below) of 20,500 kW per Unit. The Facility (as defined below) is located on the Bhote Koshi River in the Sindhupalchok District of Nepal and is for the purpose of supplying electric power to the Nepal Electricity Authority (the "Utility");

          WHEREAS, Owner desires Contractor to perform, and Contractor has the ability and is willing to perform design, engineering, equipment and material procurement, project management, construction, surveying, start-up and testing services and operations and maintenance training to make the Facility complete in accordance with the Scope of Work and fully operational on a firm fixed price, turnkey basis, on the terms and conditions set forth herein; and

          WHEREAS, Owner and Contractor entered into the Contract for the Engineering Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project dated as of October 8, 1996, and have agreed to amend and restate such agreement.

          NOW THEREFORE, the Parties, intending to be legally bound hereby, agree as follows:

                                 ARTICLE 1

                                DEFINITIONS


          The  following  terms shall have the meanings specified  in  this
Article  1  when  capitalized  and used in  this  Contract.   The  meanings
specified are applicable to both the singular and plural.

          "Acceptable   PG  Issuer"  shall  mean  the  bank  or   financial
institution acceptable to Owner and Financing Parties which shall issue the Performance Guarantee for Contractor upon execution of this Contract.

          "Applicable Laws" means any law, legislation, statute, rule, order, treaty, regulation, court decision or published practice or any interpretation thereof enacted, issued or promulgated by any Governmental Authority applicable to this Contract, the Facility, Owner, Contractor, any Subcontractor or Vendor, the Work and the execution thereof, including without limitation, any Environmental Law or any of the foregoing relating to or affecting any tax reserve or repatriation requirement of any kind or relating to expropriation or compulsory acquisition.

          "Applicable Permissions" means all permissions, permits, certifications, authorizations, approvals and licenses for the Facility, both obtained and applied for, including any variances or waivers in effect from time to time necessary or desirable to perform the Work including the Project License. The contents of any application for the above-referenced items shall be the "permission" for all purposes under this Contract until the permission is obtained for the above-referenced items.

          "As-Built Drawings" shall mean any Contractor or any Subcontractor or Vendor engineering drawing, illustration, diagram or schedule, as revised to reflect the actual construction of civil and architectural items and the final installation of any individual Equipment or system or the Facility, corrected to account for changes during construction, and that depict the Facility as actually built.

          "Availability" with respect to a Unit, shall mean a number, expressed as a percentage, which is equal to the number of hours that a Unit or the Facility is not shut down due to Unit or Facility maintenance outage or forced outage and is otherwise able to generate, divided by the number of hours in the period, multiplied by one hundred (100).

          "Change" or "Changes" shall mean a written request issued by Owner to alter, add to, or deduct from or otherwise change the Scope of Work of this Contract as described in Section 6.1, or a similar written request issued by Contractor to Owner hereunder due solely to a Change in Law, Force Majeure Event or breach by Owner of its obligations hereunder where such Force Majeure Event or breach by Owner, as the case may be, has a material adverse effect on the Contract Price, Construction Schedule or warranty obligations or other obligations of Contractor hereunder.

          "Change in Law" shall mean, with respect to Nepal, any new or amendment, modification, deletion, addition or change in or to any Applicable Law or Applicable Permission or in any interpretation or application thereof that occurs and takes effect after the Effective Date that Contractor can demonstrate to the satisfaction and sole discretion of Owner will materially and adversely affect Contractor's performance, the Scope of Work, the Construction Schedule or the Contract Price.

          "Change Order" shall mean a written order to Contractor pursuant to Article 6.1 hereof, signed by Contractor and approved by Owner and Financing Parties (to the extent required by Financing Parties) authorizing a Change .

          "Company" shall mean Bhote Koshi Power Company Private Limited, also referred to as Owner.

          "Construction   Schedule"  shall  mean  the  schedule   for   the
performance of the Work attached hereto as Exhibit A and incorporated herein (as revised from time to time pursuant to Article 5.2 hereof).

          "Contract"   shall   mean  this  Engineering,   Procurement   and
Construction Contract (including all Exhibits attached hereto), as it may be amended and supplemented, as agreed upon by the Parties.

          "Contract Price" shall mean the turnkey firm fixed price in Dollars for Contractor, at its own expense, to complete the Work in accordance with the Construction Schedule set forth in this Contract.

          "Contractor Taxes" shall mean all income, service and withholding taxes imposed upon Contractor, any Subcontractor or any Vendor or their respective employees or representatives, any tax, fee, duty, or any charge which is similar in nature to a tax imposed by any taxing authority located outside Nepal upon the sale, purchase or use of materials, supplies, Contractor's Equipment, Equipment, services or labor provided under this Contract and any other taxes not described under the definition of Owner Taxes as may be necessary under Applicable Laws.

          "Contractor's Equipment" means all mechanical devices, appliances, tools and things of whatsoever nature, other than Temporary Works, required for the execution and completion of the Work and the remedying of any defects therein, but does not include materials, equipment or other things intended to form or forming part of the Work or the Facility.

          "Critical Date(s)" shall mean the date(s) by which Contractor is to achieve each milestone as set forth in Article 5.2.3 hereof.

          "Day" shall mean a calendar day and shall include Saturdays, Sundays and holidays.

          "Design Documents" shall mean all specifications, calculations, plans, Detailed Design, Drawings, and other documents which determine, establish, define or otherwise describe the scope, quantity, and relationship of the components of the Facility (as updated to reflect all changes) produced by Contractor, or any Subcontractor or Vendor.

          "Detailed Design" shall mean all engineering and analyses required for the preparation of the Drawings based on final, detailed
calculations   and  vendor  information,  as  performed  or   provided   by
Contractor.

          "Dollars" or "$" shall mean an amount in currency of the United States of America.

          "Drawings" shall mean all technical and design drawings, specification, shop drawings, diagrams, illustrations, schedules and performance charts, calculations, samples, patterns, models, operation and maintenance manuals and technical information of a like nature required to be submitted by Contractor, or any Subcontractor or Vendor, from time to time under this Contract in connection with the engineering services to be performed by Contractor, or any Subcontractor or Vendor, in accordance with this Contract, including without limitation, data in the form of electronic media. The Contractor shall revise such Drawings from time to time, as required to reflect any changes or actual installation of Equipment and the final installation of any individual Equipment or system or the Facility as a whole corrected to provide As-Built Drawings.

          "Dry Season" shall mean the period from November 15 through May 15 inclusive.

          "Effective Date" shall mean the date on which this Contract shall have been fully executed by Contractor and Owner.

          "Environmental Laws" means applicable World Bank policies and guidelines, as in effect from time to time, relating to the environment, indigenous peoples, involuntary resettlement and occupational health and safety, the Environmental Mitigation, Management and Monitoring Plan, any and all Applicable Laws and Applicable Permissions relating to the environment or to noise, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including without limitation, those relating to vehicular noise and emission standards, ambient equipment noise standards, prescribed hours of operation with respect to noise (nuisance), or discharges into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Environmental Mitigation, Management and Monitoring Plan" means the environmental plan for the Upper Bhote Koshi Hydroelectric Project dated November 1996, submitted by the Owner to HMGN and approved by HMGN as an attachment to the Project License issued December 1996.

          "Equipment" shall mean all of the materials, machinery, apparatus, structures, tools, supplies, spares, First and Second Unit and other goods provided by Contractor and each Subcontractor and Vendor to complete the Work but shall not include Contractor's Equipment.

          "Exhibit" shall mean an exhibit to this Contract attached hereto and incorporated herein.

          "Expert" shall mean the Person mutually selected by the Parties, pursuant to Article 17.3.2, who has knowledge and experience and/or education in the matter to be resolved and is recognized to resolve any matters in dispute pursuant to Article 17.3

          "Facility" shall mean the land, structures including without limitation the dam, spillway, desanding basin, tunnel and surge shaft, penstock, powerhouse and necessary infrastructure, Equipment, all electrical internal services, onsite and offsite buildings and structures and infrastructure, pipelines, electrical transmission lines and interconnection facilities, communications systems and disposal facilities as more fully described in the Scope of Work and all other such means or processes necessary to the economic and efficient operation of the Facility.

          "Facility Contracts" means any material contract which Owner deems relevant to the Scope of Work related to the development, construction, start up, testing, operation or maintenance of the Facility which shall have been furnished to Contractor for information purposes (in whole or in part), as such contracts shall be amended, supplemented or modified from time to time.

          "Facility Procedures Manual" means the document developed by Contractor, in English, and approved by Owner that describes the administrative procedures to be used for Contractor and Owner interface during the performance of this Contract, as revised from time to time with the prior written approval of Owner and Contractor.

          "Facility Site" means all areas on which the Temporary Works and the Facility are to be constructed, all other areas made available to Contractor for the execution of the Work, and the roads, tracks and footpaths whether private or public between the various parts of the Work, all as more particularly described in Exhibit C.

          "Final Acceptance" shall mean that all of the following have occurred: (i) the requirements for Second Unit Delivery have been satisfied; (ii) for each Unit, a thirty (30) Day Reliability Test has been successfully completed; (iii) Contractor shall have delivered to Owner all operation and maintenance manuals and As-Built Drawings on completion of the Work, and the same shall have been reviewed and approved by Owner in accordance with Article 3.16; (iv) the Punch List has been satisfactorily completed and agreed to by Owner; (v) all spare parts required under this Contract have been delivered by the Contractor to the Facility Site in accordance with Article 3.18; (vi) all of Contractor's cleanup and related obligations have been completed; (vii) any and all Liens in favor of any suppliers, Vendors, Subcontractors or any other Person making such claim through Contractor shall have been released in form satisfactory to Owner and certain other administrative obligations have been satisfied; (viii) the Facility has been accepted by Owner in accordance with the requirements of this Contract; (ix) Contractor shall have paid all due and outstanding Schedule Liquidated Damages and Performance Liquidated Damages, for purposes of this clause "due" shall mean when the damages are assessed; (x) all other covenants and conditions of this Contract shall have been performed or complied with including, without limitation, the establishment of all security for enforcement of Contractor's obligations required pursuant to this Contract; and (xi) Contractor has submitted to Owner and Owner has accepted the Warranty Performance Guarantee.

          "Final Acceptance Certificate" shall mean a duly completed and executed certificate, substantially in the form of Exhibit D attached hereto.

          "Final Acceptance Date" shall mean the date on which Final Acceptance actually occurs but in no event shall be later than April 30, 2000.

          "Financial Closing" shall mean the execution and delivery of all agreements and financial instruments necessary for Owner to obtain funding for the costs of the Facility, the satisfaction of all conditions precedent to the initial funding by the Financing Parties and the availability of funds thereunder to Owner without the occurrence of any further condition.

          "Financing Documents" means the debt and equity agreements and documents (including, without limitation, any security documentation) for the financing of the development engineering, design, procurement, construction, ownership, operation and maintenance, commissioning and working capital of the Facility or any portion thereof.

          "Financing Parties" means the export credit agencies, and multilateral institutions or any other Person or entity providing debt and equity financing or refinancing to or on behalf of Owner for the development, engineering, design, procurement, construction, ownership, operation and maintenance, commissioning and working capital of the Facility or any portion thereof, or their authorized representatives.

          "First Unit" shall mean the first Unit to be scheduled for completion by Contractor.

          "First Unit Delivery" shall mean that with respect to the Unit available first in time to produce electric power, except for items or Work that would not affect the safe performance or operation of the Unit or the Facility, that all of the following have occurred: (i) the Unit has been installed with the required connections and controls to produce electrical power; (ii) all other Equipment has been installed, checked for alignment, lubrication, and rotation; (iii) all remaining mechanical and electrical systems have been checked out and are ready for operation without voiding or impairing any warranties; (iv) all electrical continuity and ground fault tests and all mechanical tests and calibrations have been completed;
(v) all instrumentation has been loop checked and calibrated; (vi) the Unit can be operated in a safe and proper manner in accordance with Applicable Laws and Applicable Permissions; (vii) applicable Performance Tests have been conducted and the results demonstrate that the Unit is capable of generating an electrical output equal to or greater than the Minimum Output as set forth in Article 10.5.1 and the systems have been released and accepted for start-up in accordance with procedures to be agreed upon between Contractor and Owner and can be operated safely and without risk of injury, damage or loss to Person or property; (viii) applicable Performance Tests have been conducted and the results demonstrate that the desanding basin trapping efficiency is greater than or equal to the Minimum Desanding Basin Trapping Efficiency as set forth in Article 10.5.2; (ix) all buildings, structures and enclosures necessary for operations of the Facility are enclosed and weather tight; (x) applicable Performance Tests have been conducted and the results demonstrate that the conductor resistance for the transmission line to the Utility Interconnection Facilities is less than or equal to the Maximum Conductor Resistance as set forth in Article 10.5.4 and the transmission line and interconnect with Utility Interconnect Facilities have been completed, tested and commissioned; (xi) all other covenants and conditions of this Contract shall have been performed or complied with including, without limitation, the establishment of all security for enforcement of Contractor's obligations required pursuant to this Contract; (xii) Contractor shall have paid all due and outstanding Schedule Liquidated Damages, for purposes of this clause "due" shall mean when the damages are assessed; and (xiii) all Performance Tests necessary to determine achievement of the Guaranteed Performance Levels for such Unit shall have been conducted and if the results demonstrate that such Unit fails to meet the Guaranteed Performance Levels, Contractor shall have paid all due and outstanding Performance Liquidated Damages, for purposes of this clause "due" shall mean when the damages are assessed.

          "Flood" shall mean flows in excess of 125 cubic meters per second as measured at the headworks during the Dry Season; and, flows in excess of 550 cubic meters per second as measured at the headworks during the Wet Season.

          "Force  Majeure  Event(s)" shall have the  meaning  described  in
Article 6.2.1.

          "Governmental Authority" means HMGN or any national, federal, state, provincial, regional, district, municipal or local government, regulatory department, body, political subdivision, commission, instrumentality, agency, ministry, court, judicial or administrative body, taxing authority or other authority (including for countries other than Nepal) having jurisdiction over Owner, Contractor, any Subcontractor, Vendor, the Work and the execution thereof, or the Facility.

          "Guaranteed Output" means an electrical output not less than 20,500 kW per Unit as measured by the permanent meter (accurately functioning) installed at the high voltage side of the main power transformer of the Facility, with both Units operating simultaneously at full gate at the rated net head, after deduction of Parasitic Load.

          "Guaranteed Performance Levels" shall mean the Guaranteed Output and Equipment efficiencies described in Article 13.1 hereof.

          "Guaranteed Unit Delivery Date" shall mean with respect to the First Unit, October 15, 1999; and with respect to the Second Unit, December 15, 1999.

          "Hazardous Materials" shall mean any substance deemed  as  toxic,
contaminated   or  hazardous  under  any  Applicable  Law   or   Applicable
Permission.

          "HMGN" shall mean His Majesty's Government of Nepal.

          "Health Safety and Environmental Plan" shall mean a Health, Safety, and Environmental Plan for all Work to be performed at the Facility Site as referred to in Article 3.33.

          "IEC"   means   the  International  Electrotechnical   Commission
standard publication.

          "Independent Engineer" means the engineering company or its representative which is retained and employed by the Financing Parties.

          "Lien"   shall   mean   a  lien,  security  interest,   mortgage,
hypothecation, encumbrance or restriction on title or property interest.

          "Maintenance Procedures" means those procedures required to be instituted in accordance with Prudent Utility Practices or with Equipment manufacturers' recommendations in order that the Equipment functions as intended hereunder.

          "Major Equipment" shall mean the following equipment: powerhouse inlet valves; turbines, generators, and governors; powerhouse crane; and transformers.

          "Maximum Conductor Resistance" shall have the meaning set forth in Article 10.5.4 of this Contract.

          "Milestone Payment" shall mean an installment of the Contract Price to be paid in accordance with Article 7.

          "Milestone Achievement Certificate" shall mean that certificate, substantially in the form of Exhibit E-1 attached hereto, which is submitted by Contractor to Owner prior to the making of a Milestone Payment by Owner.

          "Milestone Payment Schedule" shall mean the schedule set forth in Exhibit E-2 attached hereto, containing the payments to be made by Owner to Contractor. The Milestone Payment Schedule may be adjusted from time to time in accordance with this Contract.

          "Minimum  Performance  Levels"  has  the  meanings  specified  in
Article 10.5 of this Contract.

          "Notice to Proceed" shall mean a Notice from Owner to Contractor directing Contractor to commence the performance of the Work.

          "O&M Personnel" shall mean those operating and maintenance personnel employed or contracted for by Owner who shall be experienced in operating and maintaining facilities similar to the Facility.

          "Operator" shall mean Owner or other entity which operates and maintains the Facility.

          "Owner" shall mean Bhote Koshi Power Company Private Limited, a private limited liability company formed pursuant to the laws of Nepal, also referred to as the Company.

          "Owner Taxes" shall mean all real property and personal property taxes, VAT, sales or use taxes, import and excise duties, municipal taxes, octroi, tolls, excise taxes and contributions imposed by any taxing authority located within Nepal upon the sale, ownership, purchase or use of materials, supplies, Contractor's Equipment, Equipment, services or labor provided under this Contract and as may otherwise be required under Applicable Laws, but excluding Contractor Taxes.

          "Owner's   Engineer"   shall  mean  Harza   Engineering   Company
International L.P. who has been contracted by Owner to perform certain oversight services in connection with its monitoring of (and not in place of) services performed by Contractor.

          "Parasitic Load" means the designed internal electrical loads necessary for the full and normal operation of the Facility.

          "Performance Guarantee" shall mean an unconditional, irrevocable, demand credit issued in Dollars by an Acceptable PG Issuer, substantially in the form and substance acceptable to Owner attached hereto as Exhibit G.

          "Performance Liquidated Damages" shall mean the amounts payable by Contractor in accordance with Article 13.

          "Performance   Testing  Guidelines"  means   the   criteria   for
developing Performance Testing Procedures described in Exhibit F herein.

          "Performance Testing Procedures" means the Performance Testing Procedures to be provided by the Contractor in accordance with Article 10.4 of this Contract.

          "Performance Tests" shall mean all tests, as set forth in Exhibit F and the Scope of Work, and performed in accordance with the Performance Testing Procedures and the Performance Test Guidelines, required to determine the performance levels of the Facility and specific elements of the Facility, including, but not limited to, headworks, desanding basin, Units, turbines, generators, main power transformers and transmission line, and as otherwise required pursuant to Article 10.

          "Performance Tests Report" shall mean Contractor's written report describing the results of the Performance Tests.

          "Person" means any individual, corporation, partnership, limited liability company, consortium, trust, unincorporated organization, or other entity or government (or any agency, instrumentality or political subdivision thereof).

          "Power Purchase Agreement" shall mean, that certain agreement dated as of July 21, 1996, entitled "Power Purchase Agreement between Nepal Electricity Authority and Bhote Koshi Power Company Private Limited, concerning the Upper Bhote Koshi Hydroelectric Project", between the Utility and Owner, and any amendment thereto.

          "Project Licenses" means applicable licenses and approvals for the Facility including without limitation those licenses and approvals set forth in Exhibit K hereto.

          "Prudent Utility Practices" shall mean those practices, methods, techniques and standards, as in effect from time to time that are generally accepted for use, internationally, in the electric utility industry and commonly used in prudent electric utility engineering and operations to design, engineer, procure, construct, install, test, operate and maintain equipment lawfully, safely, efficiently and economically and that generally conforms to the manufacturers' operation and maintenance guidelines and Applicable Laws.

          "Punch List" means the list prepared (and periodically revised) by Owner and reviewed by Contractor setting forth parts of the Work which remain to be performed in order to ensure that the Work fully complies with this Contract. The term "Punch List" does not, however, include remaining parts of the Work which are necessary for the safe and reliable use of the Work in accordance with all Applicable Laws, Applicable Permissions and Facility Contracts.

          "Qualified Insurer" means an insurance company or companies licensed to provide insurance in Nepal reasonably acceptable to Owner (and Financing Parties) to provide insurance coverage under this Contract.

          "Reference Rate" shall mean the rate of interest equal to twelve percent (12%) per annum.

          "Reliability Test(s)" means the test(s), as set forth in Exhibit F, and conducted after the Unit Delivery Date for each Unit, but prior to Final Acceptance, to confirm the reliability of all elements of the Facility under normal operating conditions for a continuous period of time.

          "Requests for Payment" shall mean the written requests from Contractor to Owner for payment, which requests shall be in substantially the form of Exhibit B attached hereto.

          "Retainage" shall mean the amount which is equal to ten percent (10%) withheld by the Owner from each payment according to Article 7.2.

          "Rules of Arbitration" shall mean the Rules of Arbitration of the UNCITRAL, as construed and in effect as of the Effective Date.

          "Schedule Liquidated Damages" shall mean the amounts payable by Contractor in accordance with Article 12.

          "Scheduled Synchronization Date(s)" shall mean with respect to each Unit, the date identified by Contractor in a Notice received by Owner at least one hundred forty (140) Days prior to such date as being the date on which Contractor will attempt to cause such Unit (or both Units if so elected by Contractor) to be electrically synchronized and connected to the Utility system; provided, however, that such date shall be no earlier than June 1, 1999, unless otherwise agreed by the Parties.

          "Scope of Work" shall mean the aggregate of all Work required to complete the Facility in a fully functional manner, including, but not limited to, the Scope of Work described in Exhibit I and as otherwise expressly set forth in this Contract.

          "Second Unit" shall mean the second Unit to be scheduled for completion by Contractor.

          "Second Unit Delivery" means that all of the following have occurred: (i) the requirements for First Unit Delivery have been satisfied; (ii) the Second Unit has been installed with the required connections and controls to produce electrical power; (iii) all Equipment has been installed, checked for alignment, lubrication, and rotation;
(iv)  all mechanical and electrical systems have been checked out  and  are ready for operation without voiding or impairing any warranties; (v) all electrical continuity and ground fault tests and all mechanical tests and calibrations have been completed; (vi) all instrumentation has been loop checked and calibrated; (vii) the Second Unit can be operated in a safe and proper manner in accordance with Applicable Laws and Applicable Permissions; (viii) applicable Performance Tests have been conducted and the results demonstrate that both Units are capable of producing electrical output that is greater than or equal to the Minimum Output as set forth in Articles 10.5.1, and the systems have been released and accepted for start-up in accordance with procedures to be agreed upon between Contractor and Owner and can be operated safely and without risk of injury, damage or loss to Person or property; (ix) the Facility is available for normal and continuous operation and is complete with only Punch List items mutually agreed to by the Owner and the Contractor remaining to be accomplished in accordance with this Contract and all Applicable Laws and Applicable Permissions; (x) applicable Performance Tests have been conducted and the results demonstrate that the headworks seepage is less than or equal to the Allowable Headworks Seepage Loss as set forth in Article 10.5.3; (xi) all Performance Tests necessary to determine achievement of the Guaranteed Performance Levels for the Facility have been conducted and the results demonstrate that the Facility has met or exceeded the Minimum Performance Levels as set forth in Article 10.5, provided the Minimum Output and the Guaranteed Output of the Second Unit shall be measured during the
simultaneous  full  gate  operation  of  both  Units  in  accordance   with
Article 10.4; (xii) Contractor has provided Owner with copies of all Applicable Permissions; (xiii) the training of all O&M Personnel has been completed; (xiv) all spare parts required under this Contract have been delivered by the Contractor to the Facility Site in accordance with
Article 3.18; (xv) Contractor and Owner have agreed upon the Punch List to be finished or corrected and a schedule to complete such items; (xvi) the Contractor shall have paid all due and outstanding Schedule Liquidated Damages and Performance Liquidated Damages for purposes of this clause "due" shall mean when the damages are assessed; and (xvii) all other covenants and conditions of this Contract shall have been performed or complied with including, without limitation, the establishment of all security for enforcement of Contractor's obligations required pursuant to this Contract. Notwithstanding anything to the contrary contained herein, Second Unit Delivery shall not occur if the Performance Tests determine that the Facility is not capable of delivering the Minimum Output, as defined in Article 10.5.1.

          "Subcontractor"   shall  mean  any  contractor  or   constructor,
supplier or material man who performs construction services on the Facility Site for Contractor or any Subcontractor thereto.

          "Substantial Subcontractor" means a Subcontractor whose contract or contracts (in the aggregate) with Contractor call for a payment or payments by Contractor totaling at least two hundred thousand dollars ($200,000), or the equivalent of such amount in another currency.

          "Substantial Vendor" means a Vendor whose contract or purchase orders (in the aggregate) with Contractor call for a payment by Contractor of at least two hundred thousand dollars ($200,000) or the equivalent of such amount in another currency.

          "Synchronization Date(s)" shall mean, with respect to each Unit, the actual date on which such Unit is electrically synchronized and connected to the Utility system.

          "Temporary Works" means all temporary works of every kind (other than Contractor's Equipment) required during the execution and completion of the Work and the remedying of any defects therein in accordance with this Contract.
          "UNCITRAL" means United Nations Commission on International Trade
Law.
          "Unit" means a turbine, generator and the necessary accessories required to operate such unit as part of the Facility for the generation of electrical energy, as more fully described in the Scope of Work.

          "Unit Delivery Date" shall mean the actual date on which the First Unit Delivery or Second Unit Delivery occurs.

          "Utility" shall mean the Nepal Electricity Authority, an entity constituted under the Nepal Electricity Authority Act 2041.

          "Utility Interconnection Facilities" shall mean all structures, material and equipment to be designed and constructed by or for the Utility to enable the Utility to receive and wheel (distribute) electrical power generated by the Facility.

          "VAT" shall mean any Value Added Tax (or similar or successor tax).

          "Vendor" shall mean any supplier, manufacturer or vendor of Equipment, materials or services to Contractor or any Subcontractor thereof.

          "Warranty Performance Guarantee" means an unconditional irrevocable, demand credit issued in Dollars by a financial institution acceptable to Owner and in a form and substance acceptable to Owner as referred to in Article 7.2.5.

          "Wet Season" shall mean the period from May 16 through November 14 inclusive.

          "Work(s)" shall mean all obligations, duties and responsibilities to be performed by Contractor and its Subcontractors under this Contract including, but not limited to, the furnishing of all Equipment, Contractor's Equipment, Temporary Works, machinery, tools, labor, supervision, supplies, materials, services and the provision of all design, engineering, procurement, support, construction, start-up, performance testing and other services pursuant to this Contract, including the Scope of Work.

                                 ARTICLE 2

                    RELATIONSHIP OF OWNER, CONTRACTOR,
                        SUBCONTRACTORS AND VENDORS


          2.1 Status of Contractor. Contractor shall be an independent contractor with respect to any and all Work to be performed under this Contract.

          2.2 Subcontractors and Vendors. Contractor shall have the right to have any of the Work accomplished by a Subcontractor or a Vendor. Contractor shall be solely responsible for supervising and paying any such Person (and shall also be solely responsible for all actions, work, and liabilities of any such Subcontractor or Vendor) and Contractor shall ensure that such Work or Equipment, materials, and supplies provided thereby have been or will be received, inspected and otherwise furnished in accordance with this Contract. Owner shall not have any obligation or liability to any Subcontractor or Vendor. Nothing in any such subcontracts and purchase orders shall in any way diminish or relieve Contractor from any duties and obligations under this Contract; and all such subcontracts and purchase orders must provide that the rights thereunder are assignable to Owner and Financing Parties at any time. No Subcontractor or Vendor is intended to be or shall be deemed a third-party beneficiary of this Contract. Contractor shall provide to the Owner and the Financing Parties a description of the Work to be performed by each proposed Substantial Contractor and Substantial Vendor and the Owner and Financing Parties shall have the right to consent to the selection of the Substantial Vendors and Substantial Subcontractors.

                                 ARTICLE 3

                       CONTRACTOR'S RESPONSIBILITIES


          3.1 Facility Design and Construction. Contractor shall furnish, on a turnkey, firm fixed price, basis, all Equipment, civil works, products and services required to perform the Work and turn over to Owner the Facility in a manner which shall: (a) enable the Facility to meet the Performance Tests as required by this Contract; (b) achieve the Unit Delivery Date for each Unit not later than the Guaranteed Unit Delivery Date of that Unit; and (c) be in conformance with the requirements of this Contract, the Scope of Work, all Applicable Permissions and Applicable Laws and all Facility Contracts.

          3.2   The  Subcontractors and Vendors.  Except  as  described  in
Article 2.2, Contractor shall be solely responsible for the engagement and management of the Subcontractors and Vendors in the performance of the Work.

          3.3 Labor. Contractor shall be responsible for all labor necessary to comply with the provisions of this Contract and for all costs incurred in complying with this Article 3.3. Contractor shall also be responsible for all costs, including but not limited to medical treatment, transport and accommodation, which are incurred by any member of its labor force, whether by direct contract or subcontract, as a result of injuries or illness arising from employment in the execution of the Work.

              3.3.1 Employment of Staff and Labor. Contractor shall, unless otherwise provided in this Contract, make its own arrangements for the engagement of all staff and labor pursuant to the Labor Act 2049, and the Labor Regulations 2050 and all other Applicable Laws. Contractor acknowledges and agrees that it shall comply with, and shall require that its Subcontractors and Vendors comply with the Labor Act of Nepal, including, without limitation, with respect to the requirement establishing a forty-eight (48) hour work week with one Day of rest. Neither the Contractor nor its Subcontractors and Vendors shall use forced labor. The Contractor shall not be responsible for the actions of a government. Contractor is encouraged, to the extent practicable and reasonable, to employ staff and labor from sources within Nepal, and in particular from within the area adjacent to the Facility Site. Contractor shall give priority to employment of suitable persons to those persons whose land has been purchased for the Facility and their immediate family members. In the case of such persons who are not so employed, Contractor shall prepare a written report and deliver that report to Owner and shall state the reason(s) therefor in such report. Contractor shall pay wage rates, observe hours of labor, and provide conditions, amenities and facilities not less favorable than those required by the appropriate wage-fixing authority and generally received by other employees under similar circumstances in the Sindhupalchok District of Nepal. Contractor shall not employ in connection with the Work any person under the age of 16 or any age limit required by the Applicable Laws. Contractor shall keep records indicating the number of workers, their skill level, gender and period of employment with Contractor. The Contractor shall not, and shall require that its Vendors and Subcontractors shall not, take actions to prevent its, or their employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Contractor shall permit, and shall require its Vendors and Subcontractors to permit, its and their employees adequately to remove themselves from hazardous or life-threatening work environments without endangering their continued employment. The Contractor shall also observe, and require its Vendors and Subcontractors to observe, acceptable conditions of work with respect to minimum wages, hours of work and occupational health and safety.

              3.3.2 Housing for Labor. Contractor shall provide and maintain such accommodation and amenities as necessary for all its staff and labor, employed for the purpose or in connection with this Contract, including all fencing, water supply (both for drinking and other purposes), electricity supply, sanitation, cook houses, fire prevention and fire-fighting equipment, furniture, refuse disposal systems and other requirements in connection with such accommodation or amenities. The Contractor shall locate housing above the known high water level.

             3.3.3 Epidemics. In the event of any outbreak of illness of an epidemic nature, Contractor shall comply with and carry out such regulations, orders and requirements as may be made by relevant Governmental Authorities or the local medical or sanitary authorities, for the purpose of dealing with and overcoming the same.

              3.3.4 Supply of Services. Contractor, having regard to local conditions, shall provide on the Facility Site: (a) an adequate supply of drinking and other water of the highest standards available locally for the use of its staff and labor, its Vendors' and Subcontractors' staff and other labor and the staff and other labor of Owner and other contractors, and (b) all sewage, electricity and other utility services necessary for completing the Facility for use of its staff and labor, its Vendors' and Subcontractors' staff and other labor and the staff and other labor of Owner, its vendors and other contractors; (c) Facility Site offices as required under Article 3.25; and (d) fully equipped and furnished western style living accommodations for the sole and exclusive use of Owner and its designees, including among other things western style toilet, shower, laundry and kitchen facilities with hot and cold running potable water and including individual and separate accommodations for at least six (6) employees. The cost of all such services are included in the Contract Price. Contractor shall submit plans and Design Documents for such living accommodations to Owner for its prior written approval. Contractor shall be responsible for all utilities and maintenance and cleaning of these living accommodations.

              3.3.5 Alcohol and Drugs. Contractor shall not possess, consume, import, sell, give, barter or otherwise dispose of any alcoholic beverages or drugs (excluding drugs for proper medical purposes and then only in accordance with Applicable Laws or Applicable Permissions) at the Facility Site, or allow or suffer any such possession, consumption, importation, sale, gift, barter or disposal by its Subcontractors, agents, staff or labor and shall at all times assure that the Facility Site is kept free of all such substances.

              3.3.6 Arms and Ammunition. Contractor shall not possess, give, barter or otherwise dispose of, to any person or persons, any arms or ammunition of any kind, or permit or suffer the same as aforesaid and shall at all times assure that the Facility Site is kept free thereof.

              3.3.7 Festivals and Religious Customs. Contractor shall in all dealings with its staff and labor have due regard to all recognized festivals, days of rest, and religious or other customs. Contractor shall take such necessary measures to ensure that no damage is sustained by religious shrines, buildings and trees with religious significance located near the Work.

              3.3.8 Disorderly Conduct. Contractor shall be responsible for the conduct and deeds of its employees concerning the Facility and the consequences thereof. Contractor shall at all times take all reasonable precautions to prevent any unlawful, riotous or disorderly conduct (including, without limitation, the trapping and harassment of wildlife, the possession of traps and the starting of unauthorized fires, unauthorized damage to trees, illegal fishing and land cultivation) by or among its staff and labor and for the preservation of peace and protection of persons and property in the neighborhood of the Work against the same. Contractor shall not interfere with any members of any authorized police force, who shall have legal access at all times to any part of the Work in the execution of their duties.

               3.3.9 Reports of Labor and Contractor's Equipment. Contractor shall immediately upon the mobilization and demobilization of Contractor's Equipment or labor and otherwise, if reasonably requested by Owner, deliver to Owner further reports in detail, in such form and at such intervals as Owner may reasonably request, showing the staff and the numbers of the several classes of labor from time to time employed by
Contractor on the Facility Site and such information requesting Contractor's Equipment as Owner may request.

             3.3.10 Reporting of Accidents. Contractor shall report in writing to Owner (and, to the extent required by Applicable Laws or Applicable Permissions, the appropriate Governmental Authority) details of any accident that is on or about the Facility Site as soon as possible after its occurrence, but in any event not later than twenty-four (24) hours after such accident occurs. In the case of any fatality or serious accident, Contractor shall, in addition, notify Owner (and, to the extent required by Applicable Laws or Applicable Permissions, the appropriate Governmental Authority) immediately by the quickest available means.

            3.3.11   Contractor's Employment.

               (a) Contractor shall provide on the Facility Site in connection with the execution and completion of the Work and the remedying of any defects therein:

                        (i) the persons listed on Exhibit J hereto as key personnel at the Facility Site and may replace such personnel from time to time as Contractor determines is necessary with prior Notice to and acceptance by Owner of any such replacement;

                       (ii) only such technical assistants as are skilled and experienced in their respective callings and such foremen and leading hands as are competent to give proper superintendence of the Work;

                       (iii) such skilled, semi-skilled and unskilled labor as is necessary for the proper and timely fulfilling of Contractor's obligations under this Contract.

               (b) Without limiting the generality of the foregoing, Contractor shall immediately identify and remove from its employment at the Facility Site any person (whether in the charge of Contractor or any Subcontractor) who is found to be in the possession of, under the influence, or who is a user of any dangerous or controlled drug, alcohol or other such substance or any other person who does or whose actions may create any unsafe condition or other situation that may cause damage or harm to any person or property.

               (c) Owner shall have the right to require Contractor to remove forthwith from the Work any person provided by Contractor who, in the opinion of Owner and after Notice in writing describing the basis for dissatisfaction and Contractor's failure to remedy the matter, misconducts himself, or is incompetent or negligent in the proper performance of his duties, or whose presence on the Facility Site is otherwise considered by Owner to be undesirable, and such person shall not be again allowed upon the Work without the consent of Owner. Any person so removed from the Work shall be replaced as soon as possible.

               (d) Contractor shall not recruit his staff and labor from any persons in the service of Owner or Owner's representatives.

              3.3.12     Language  Ability  of  Superintending  Staff.    A
reasonable number of Contractor's superintending staff shall have the ability to speak and write English or Contractor shall have available on the Facility Site at all times a sufficient number of competent
interpreters  to  ensure  the  proper  transmission  of  instructions   and
information.

              3.3.13 Repatriation of Labor. Contractor shall be responsible for the return to the place where they were recruited or to their domicile of all such Persons as Contractor employed or recruited for the purposes of or in connection with this Contract and shall maintain such Persons as are to be so returned in a suitable manner until they shall have left the Facility Site or, in the case of Persons who are not nationals of and have been recruited outside of Nepal, shall have left Nepal.

              3.3.14    Work  Visas  and  Permits.   Contractor  shall   be
responsible for obtaining and maintaining necessary work visas and permits and other approvals required under Applicable Laws.

          3.4 Control of the Work. Subject to the provisions of this Contract, Contractor shall be solely responsible for all construction and engineering means, construction surveying methods, techniques, sequences, procedures, and safety and security programs in connection with the performance of the Work.

          3.5 Payment of Costs. Contractor shall pay for all engineering, labor, construction utilities, supervision, inspection, other costs and Equipment as may be necessary to complete the performance of the Work.

          3.6 Clean-Up. Contractor shall at all times during the Work keep the Facility Site reasonably free from waste and rubbish relating to its Work and shall perform all clean-up work at the Facility Site reasonably requested by Owner. As soon as practicable after the earlier of
(i) the Final Acceptance Date and (ii) an earlier termination of this Contract by Owner in accordance with the provisions of Article 15 hereof, Contractor shall remove all of its Contractor Equipment, materials and Temporary Works from the Facility Site (other than Equipment and materials incorporated in the Facility or necessary or useful to the operation or maintenance of the Facility), and shall complete removal and disposal of all waste and rubbish from and around the Facility Site. Contractor is responsible to pay all costs associated with damage to property, crops and livestock caused by the Contractor, Vendors or Subcontractors during the construction of the Facility. If Contractor fails to comply with the requirements of this Article 3.6, Owner may have such work completed at Contractor's expense.

          3.7 Health and Safety. Contractor shall be responsible for the safety of all persons and property in connection with the Work. Contractor shall initiate and maintain reasonable safety precautions and programs as set forth in Article 3.33 which shall comply with Applicable Laws, and Applicable Permissions, to prevent injury to persons or damage to property on, about, or adjacent to the Facility Site. Due precautions shall be taken by Contractor (i) to provide for the safety of its staff and labor, its Vendors' and Subcontractors' staff and labor and the staff and labor of Owner and its vendors and other contractors at the Facility Site and (ii) to provide that suitable arrangements are made for the prevention of epidemics and for all necessary welfare and hygiene requirements. Such precautions shall include, but not be limited to, the following:

          (a)    Contractor   shall  adhere  to  the  Health   Safety   and
     Environmental Plan submitted and reviewed by Owner in accordance  with
     Article 3.33;

          (b) Contractor shall maintain health and safety records which shall be available for inspection by Owner at any time;

          (c) in collaboration with and subject to the requirements of the local health authorities, Contractor shall ensure that medical staff, first aid equipment and stores, sick bay and suitable ambulance service are available at the camps and housing and on the Facility Site at all times throughout the term of this Contract;

          (d) Contractor shall have on its staff at the Facility Site an experienced Nepali employee to deal with questions regarding the safety and protection against accidents of all staff and labor. This officer shall be qualified for this work and shall have the authority to issue instructions and shall take protective measures to prevent accidents;

          (e) Contractor shall make provisions for evacuating serious accident cases to Kathmandu by the quickest possible means; and

          (f) Contractor shall be responsible, to the extent required by local regulations, for making any arrangements with respect to the burial or cremation of all of Contractor's employees who die while engaged upon the Work. Contractor shall make all reasonable and necessary arrangements for the transport to any place as required for burial/cremation of any of its expatriate employees or members of their families who may die in Nepal.

          3.8   Access.   Contractor shall provide access to  the  Facility
Site and the Work to the Owner, Utility, the Financing Parties and the Independent Engineer and their respective representatives and employees.

          3.9 Emergencies. In the event of any emergency that endangers or could endanger life or property, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as possible, report any such incidents, including Contractor's response thereto, to Owner.

          3.10 Obtaining and Maintaining Applicable Permissions and Approvals. Contractor shall timely obtain and maintain all Applicable Permissions necessary for it to perform the Work unless such a permission is the responsibility of Owner to obtain. Contractor shall deliver to Owner and Financing Parties true and complete copies of such Applicable
Permissions upon receipt thereof and keep Owner fully apprised of Applicable Permissions for which Contractor is responsible under this Contract. Prior to Financial Closing, Contractor shall identify in writing all necessary Applicable Permissions for construction or otherwise required for it to perform the Work. All Applicable Permissions shall be issued in the name of Owner unless otherwise required by Applicable Law or such Applicable Permissions. Owner and Contractor agree to assist and cooperate with the other in obtaining Applicable Permissions necessary for the performance of the Work. Owner shall coordinate with Governmental Authorities on all matters relating to any Applicable Permissions necessary for the import, installation and use of suitable radio communication systems to connect with either the national telecommunications system or directly with any international system, including satellite communication equipment and "walkie-talkies", during the execution of the Work.

          3.11  Laws  and Regulations.  Contractor shall conform  with  all
Applicable   Laws  and  Applicable  Permissions  that  affect   or   govern
Contractor's performance of Work under this Contract.

          3.12 Status Reports. Contractor shall prepare and submit to Owner, the Independent Engineer and their authorized representatives within ten (10) Days after the end of each calendar month, written progress reports, in a form reasonably acceptable to Owner, which reports shall include a description of the status of material and Equipment deliveries and scheduled deliveries, the Subcontractors' activities, engineering and construction progress. Photographs shall also be included documenting the construction progress. Each photograph shall show the date, Contractor's name and description of the view taken, on the back of each photograph.

          3.13 Tax Accounting. During the term of this Contract and continuing for one (1) year after the Final Acceptance Date Contractor shall promptly provide to Owner all accounting records with appropriate and reasonable information necessary in connection with Owner's preparation of tax returns or claims for tax exemptions.

          3.14 Contractor Taxes. Contractor shall be solely responsible for administering and paying for all Contractor Taxes. Contractor shall promptly provide Owner with reports or other evidence reasonably acceptable to Owner showing the payment of such Contractor Taxes. Owner shall promptly provide information and assistance reasonably requested by Contractor to file tax returns or forms, applications for exemption and to contest in good faith any such tax. Contractor shall, at Contractor's sole expense, pay, discharge and cause to be released upon written demand from Owner any Lien caused by Contractor's failure to pay Contractor Taxes with respect to the Work.

          3.15 Contractor's Representative. Contractor shall appoint one individual, with the prior written consent of Owner, who shall be authorized to act on behalf of Contractor and with whom Owner may consult at all reasonable times, and whose instruction, request and decisions in writing will be binding upon Contractor. Contractor shall not remove such representative without Owner's prior written consent.

          3.16 As-Built Drawings and Operation and Maintenance Manuals. Contractor shall deliver to Owner the number of complete sets of operations and maintenance manuals in English and of the As-Built Drawings and Design Documents, as reasonably requested by Owner or otherwise prescribed in the Scope of Work, all on or before Final Acceptance Date. Contractor shall also promptly provide such operating and maintenance information for each major piece of Equipment and system of the Facility as is reasonably requested by Owner's Operator for training, start-up and testing purposes, but in any event no later than thirty (30) Days after such request.

          3.17 Ownership of Drawings, Information, and Other Materials. All Drawings, shop drawings, Design Documents, reports, calculations and other information of any kind furnished to Contractor, or prepared by it, its Subcontractors, its Vendors, or others in connection with the performance of the Work, except financial, accounting and payroll records, are the property of Owner and are furnished to, or held by, Contractor for its use in performing the Work. Contractor shall take all reasonable steps to protect and enforce Owner's ownership of all such information including the filing and attainment of all copyright, licenses, or other trade protection available, to be secured in the name of Owner. All such information shall be returned or delivered to Owner periodically with progression of construction and a final complete set of all thereof concurrently with issuance of the Final Acceptance Certificate or immediately upon termination of Contractor's services under this Contract, whichever occurs first. Contractor and any of its Subcontractors or Vendors, as applicable, may, retain one (1) set of all such documents for their records subject to the confidentiality provisions of this Contract.

          Contractor shall maintain at the Facility Site one copy of all Design Documents, (including detailed Drawings), Change Orders and other modifications in good order and marked to record all changes made during performance of the Work.

          3.18 Spare Parts and Equipment Tools.


             3.18.1 Contractor shall be responsible for obtaining and for the cost of all spare parts and Equipment tools required for start-up and testing of the Facility. No later than June 1, 1997, the Contractor shall, and shall cause its Equipment vendors to, submit to the Owner a list of recommended spare parts including prices, inclusive of spare parts and prices listed in Exhibit L, to be used by Owner for the operation of the Facility. Such prices shall remain valid for any spare parts ordered prior to the Unit Delivery Date of the Second Unit. No later than July 1, 1997, Owner may select and order spare parts, to be used by the Owner for the operation of the Facility, to be furnished by Contractor at the Owner's expense. Contractor shall deliver such spare parts to the Facility Site on a schedule agreed to between the Owner and Contractor, provided that such spare parts shall be delivered prior to the Unit Delivery Date of the Second Unit.

             3.18.2 Notwithstanding 3.18.1 above, Owner may, at its sole option, elect to order and purchase additional spare parts, at the prices quoted in the recommended spare parts list set forth in Article 3.18.1, from the Contractor prior to the Unit Delivery Date of the Second Unit. Such spare parts shall be delivered to the Facility Site on a schedule agreed to between the Owner and the Contractor. Such order and subsequent delivery shall not in any way impact the Final Acceptance Date.

             3.18.3 Contractor may use Owner's operational spare parts in stock in connection with its start-up and testing of the Facility; provided that such spare parts used by Contractor shall be promptly replaced at Contractor's expense. Contractor's spare parts not used by Contractor during start-up and testing shall become the property of Owner at Second Unit Delivery. Owner may use Contractor's spare parts to operate the First Unit or the Second Unit in the event the Owner exercises its right to operate the First Unit or the Second Unit pursuant to Article 8.2.

          3.19 Contractor's Environmental Obligations. Contractor shall, and shall cause its Subcontractors and Vendors to, (i) comply with all Applicable Laws (including Environmental Laws) regarding Hazardous Materials; (ii) comply with the requirements of any Financing Parties with respect to Hazardous Materials; and (iii) comply with the requirements set forth in Article 3.32 and Article 3.33.

             3.19.1 Contractor shall conduct its activities under this Contract, and shall cause each of its Subcontractors and Vendors to conduct its activities, in a manner designed to prevent pollution of the environment or any other prohibited release of any Hazardous Materials by Contractor and its Subcontractors and Vendors.

             3.19.2    Contractor shall not cause or allow the  release  or
disposal of Hazardous Materials at the Facility Site, bring Hazardous Materials to the Facility Site, or transport Hazardous Materials from the Facility Site, except in accordance with the Scope of Work, the Health, Safety and Environmental Plan described in Article 3.33, Applicable Laws and Applicable Permissions regarding Hazardous Materials. Contractor shall cause all Hazardous Materials generated by Contractor or any of its Subcontractors or Vendors at the Facility Site, if any, (i) to be transported only in accordance with Applicable Laws and Applicable Permissions and (ii) to be treated and disposed of only in compliance with Applicable Laws and Applicable Permissions.

             3.19.3 If Contractor or any of its Subcontractors or Vendors releases any Hazardous Material on, at, or from the Facility Site, or becomes aware of any third person who releases Hazardous Material on, at, or from the Facility Site during the Work, Contractor shall immediately notify Owner in writing. If Contractor's Work involves the area where such release occurred, Contractor shall immediately stop any Work affecting the area. Contractor shall, at its sole expense, diligently proceed to take all necessary or desirable remedial action to clean up fully the contamination caused by any such release by the Contractor or any of its Subcontractors or Vendors.

            3.19.4 If Contractor discovers any Hazardous Material stored, released or disposed of at the Facility Site, prior to the date of mobilization, by a person or entity other than Contractor, its Subcontractors and Vendors, Contractor shall immediately notify Owner in writing. If Contractor's Work involves the area where such a discovery was made, Contractor shall immediately stop Work in the affected area to the extent such Work would exacerbate the contamination and Owner shall determine a reasonable course of action. Contractor shall not, and shall prevent its Subcontractors and Vendors from, knowingly or negligently taking any action that may exacerbate any such contamination. Contractor shall cooperate with and assist Owner in making the Facility Site available for taking necessary remedial steps to clean up any such contamination at Owner's request and Contractor's expense. The Contractor shall recommence the Work as soon as practical.

          3.20 Training of Owner's Personnel. During the construction of the Facility, and at least one hundred twenty (120) Days prior to start-up and testing of the Facility in accordance with the terms hereof, Contractor shall provide a training program in operation and maintenance of the Facility for Owner's personnel located at the Facility and the O&M Personnel. The training program provided by Contractor shall (i) include classroom and field training; (ii) include all manuals, Drawings, and other educational materials necessary or desirable for the adequate training of the O&M Personnel; and (iii) establish quality controls to ensure that O&M Personnel are at all times suitably trained and capable of operating and maintaining the Facility during start-up and testing and after each Unit Delivery Date.

          Owner is responsible for providing qualified non-supervisory O&M Personnel who will normally staff the Facility for use by Contractor during the testing and start-up phases of operation of the Facility. Contractor will cooperate with Owner and the supervisory O&M Personnel in all respects, including reasonable scheduling of Operator's non-supervisory staffing requirements for the Facility. Contractor will direct and have complete responsibility for the activities performed by non-supervisory O&M Personnel for start-up and testing activities. Contractor shall not use O&M Personnel for construction activities.

          3.21 Claims and Liens for Labor and Materials. Contractor shall, at Contractor's sole expense, pay and discharge and cause to be released on a written demand from Owner, any Lien in respect to the Facility, this Contract, the Facility Site, or the Equipment created by, through or under Contractor or any Subcontractor or Vendor.

          3.22 Electrical. Contractor shall cooperate with Owner and the constructor of the Utility Interconnection Facilities, including providing information and access to the Facility Site to enable such constructor to complete construction of such facilities as required by Utility. The
Contractor shall be responsible for the connection to the Utility Interconnect Facilities.

          3.23 Construction Power Requirements. Contractor is responsible for the cost, supply and availability of electric power and transmission requirements of the Temporary Works and Facility during construction, start-up and testing of the Facility.
          3.24 Insurance. Contractor shall provide the insurance required by Article 9 hereof.

          3.25 Temporary Office Quarters. Contractor shall provide Owner, Owner's representatives and Financing Parties with reasonably adequate office space, including furniture and western style toilets and fixtures, and hot and cold running potable water at the same time as Contractor creates its site office on the Facility Site. Contractor shall submit plans and Design Documents for such office space to Owner for its prior written approval. Contractor shall be responsible for all utilities and maintenance and cleaning of these Facility Site offices. Contractor shall provide daily lunches and twice daily beverage service for Owner's onsite representatives and O&M Personnel.

          3.26 Performance Guarantee. Upon execution of this Contract, Contractor shall provide Owner with a Performance Guarantee, issued in the form required by Owner and from a financial institution acceptable to Owner and Financing Parties as provided in Exhibit G, in their sole discretion ("Acceptable PG Issuer"), in an amount equal to the product of the Contract Price (to be adjusted if the Contract Price changes) multiplied by 0.25 (the "Performance Guarantee"). During the term of this Contract, Owner shall have the unconditional right to draw upon such Performance Guarantee for damages, compensation or otherwise under Articles 11, 12 and 13, or for the completion of Punch Lists if Contractor has failed to complete such Punch Lists or for any other proper purpose specified in the draft certificate to the Performance Guarantee.

          3.27 Cooperation with Other Contractors. Contractor shall afford all reasonable opportunities for carrying out their work to any other contractors employed by Owner and their workmen, the workmen of Owner, HMGN and Utility, and the workmen of any duly constituted authorities who may be employed in the execution on or near the Facility Site of any work not included in this Contract or of any contract which Owner may enter into in connection with or ancillary to the Work. Reasonable opportunity, for the purposes of this Article, does not include such cooperation with other contractors that would impede the progress of Contractor's completion of the Work. In the event that other contractors or other workmen of HMGN or Utility do not provide reasonable opportunity for the Contractor to perform the Work, Owner shall assist Contractor to mitigate any potential schedule delays.
          3.28 Materials, Equipment, Transportation and Storage. Unless otherwise provided under this Contract, Contractor shall procure and transport to the Facility Site all domestic and foreign materials, Contractor's Equipment and Equipment in an expeditious and orderly manner.

             3.28.1 Contractor shall, at its own risk and expense, transport all the materials and Equipment to the Facility Site required for it to perform the Work by the mode of transport which Contractor judges most suitable under all circumstances.

             3.28.2 Prior to Financial Closing, Contractor shall provide Owner with a list of all foreign Equipment, materials and Contractor's Equipment expected to be imported to Nepal and any additional information or assistance requested by Owner to claim an exemption or reduction in applicable duties, tariffs, tolls or other taxes. Contractor shall promptly notify Owner of any changes to the information described above and assist Owner in making any modified or new exemption claims. Upon dispatch of each shipment of foreign Equipment materials and Contractor's Equipment, Contractor shall notify Owner in writing of the description of foreign Equipment, materials and Contractor's Equipment, the point and means of dispatch and the estimated time and point of arrival in Nepal, if applicable, and at the Facility Site. Contractor shall furnish Owner with relevant shipping documents to be agreed upon between the Parties.

             3.28.3 Contractor shall be responsible for obtaining, if necessary, approvals from the competent authorities for transportation of the foreign Equipment, materials and Contractor's Equipment to the Facility Site. Owner shall use reasonable efforts in a timely and expeditious manner to assist Contractor and Contractor shall indemnify and hold harmless Owner from and against any claim for damage to roads, bridges or any other damages caused by the transportation of materials to the Facility Site. This indemnity shall survive any termination of this Contract.

             3.28.4 Contractor shall, at its own expense, handle all foreign Equipment materials and Contractor's Equipment at the point(s) of import, and any formalities for customs clearance, provided that if Applicable Laws or Applicable Permissions require any application or act to be made by or on behalf of Owner, Contractor shall prepare and submit to Owner, for its approval, each such application.

          3.29 Facility Site Conditions.


             3.29.1 Contractor shall have the sole responsibility for Facility Site conditions and of satisfying itself concerning the nature and location of Work and the general and local conditions, and particularly, but without limitation, with respect to the following: those affecting transportation, disposal, handling and storage of materials; availability and quality of labor; availability and condition of roads; climatic conditions and seasons; river hydrology and the river as a whole (including, without limitation, the occurrence and effect of any flood); topography, ground surface, and seismic conditions; nature and quantity of surface and subsurface materials to be encountered; Temporary Works, Contractor's Equipment, Equipment and facilities needed preliminary to and during performance of this Contract; and all other matters which can in any way affect performance of this Contract, or the cost associated with such performance.

               Owner shall make available to Contractor prior to execution of this Contract such data on hydrological and subsurface conditions as have been obtained by or on behalf of Owner from investigations undertaken relevant to the Work but Contractor shall be responsible for its own interpretation thereof. Contractor shall be deemed to have inspected and examined the Facility Site and its surroundings (including in particular the environmental conditions of the Facility Site) and information available in connection therewith, as well as all available drawings and designs relating to the Facility, and to have satisfied itself, before executing this Contract, as to: (a) the completeness of Scope of Work set forth in Exhibit I, (b) the form and nature of the Facility Site, including the subsurface conditions, (c) the hydrological and climatic conditions at the Facility Site, (d) the extent and nature of work and materials necessary for the execution and completion of the Work and the remedying of any defects therein, and (e) the means of access to the Facility Site and the accommodations the Contractor may require, and, in general, shall be deemed to have obtained all necessary information as to risks, contingencies and all other circumstances that may influence or affect this Contract.

               All available data on hydrological and subsurface conditions that have been provided by Owner to Contractor are for information only, and Owner does not warrant or guarantee the accuracy or adequacy of the data. Contractor agrees that it shall bear all costs and expenses, and shall be solely responsible for the costs and expenses of all delays in completing the Facility arising from the events and conditions described in paragraphs (a) through (e) of this Article 3.29.1. The failure of Contractor to acquaint itself with the aforementioned applicable conditions will not relieve it from the responsibility for properly estimating either the difficulties, the time required, or the costs of timely and successfully performing the Contract. Contractor shall be solely responsible for all hydrological and subsurface conditions and for any change thereto or unforeseen conditions thereof, either known or unknown. In addition, if any work, equipment, supplies, materials, services or any other item necessary to complete the Facility in accordance with the Design Documents is not included in this Contract, Contractor shall bear all costs and expenses and shall be solely responsible for the costs and expenses of all delays, including without limitation, payment for Schedule Liquidated Damages in completing the Facility that may result from the performance, procurement or supply of such work, Equipment, supplies, materials, services or other items, and Contractor shall either perform, procure or supply such work, Equipment, supplies, materials, services or other item itself or, upon demand of Owner, advance the funds necessary for another contractor to do the same.

              3.29.2 Contractor shall be solely responsible for interpretation of data or information set forth in any technical reports or information provided by Owner. Contractor shall be deemed to have conducted its own research and collected its own data and have solely relied upon Contractor's verification of the data and research provided by Owner.

             3.29.3 Contractor shall provide, and shall ensure that each Subcontractor provides, proper and ample protection from damage or loss to the Facility, the Facility Site, materials, Equipment, and tools (whether on or off the Facility Site) during its performance of the Work. In the event that any such items are damaged or destroyed prior to Final
Acceptance Date, Contractor shall, at no expense to Owner, rebuild, restore, or replace the Facility, or such Equipment or items, subject to the approval of the Owner and Financing Parties (if necessary), without any basis for a Change under this Contract. Where ingress and egress to and from the Facility Site requires the traverse of public or private lands, Contractor shall limit the movement of its crews and equipment and of all Subcontractors so as to cause as little damage as possible to crops or other property and shall use its best efforts to avoid marring such lands. All fences and walls or other such structures which must be opened or moved during construction of the Facility shall be replaced by Contractor, and proper precautions shall be taken by Contractor to prevent the escape or injury to all livestock or other inhabitants. Contractor shall not be reimbursed for costs associated with loss of or damage to crops, livestock or other property, whether on or off the Facility Site or rights-of-way thereto, caused by or arising in connection with Contractor's performance hereunder.

             3.29.4 Interference with Traffic and Adjoining Properties. All operations necessary for the execution and completion of the Work and the remedying of any defects therein shall be carried on so as not to interfere unnecessarily or improperly with: (a) the convenience of the public, (b) the access to and use and occupation of public or private roads, bridges, or footpaths to properties whether in the possession of Owner or of any other person, or (c) traditional farming, grazing or fishing practices.

               Contractor shall ascertain the location of all bridges, walking trails, watercourses, irrigation channels, sewers, drains, water pipes, electricity and telecommunication cables and other services and structures which may be encountered during the execution of the Work. As soon as any such service or structure is encountered on, over, under, in or through the Facility Site during the performance of this Contract, Contractor shall make a record of the location and a description of such service or structure and shall provide a copy thereof to Owner as soon as practicable. Contractor shall temporarily support or divert and subsequently reinstate all such services and structures, as necessary.

               Contractor shall do all things necessary or expedient to protect any and all parallel converging and intersecting electric lines and poles, telephone lines and poles, highways, waterways, railroads, sewer lines, natural gas pipelines, drainage ditches, culverts and any and all property of others from damage as a result of its performance of the Work. In the event that any such property is damaged or destroyed in the course of the performance of the Work Contractor shall, at its own expense, rebuild, restore or replace such damaged or destroyed property, without any basis for a Change under this Contract.

          3.30 Royalties and License Fees. Contractor shall pay all required royalties and license fees and shall procure, as required, the appropriate proprietary rights, licenses, agreements and permissions for Equipment, materials, methods, processes and systems incorporated into the Facility. In performing the Work, Contractor shall not incorporate into the Facility any Equipment, materials, methods, processes or systems which involve the use of any confidential information, intellectual property or proprietary rights, which Owner does not have the right to use or which may result in claims or suits against Owner or Contractor arising out of claims of infringement of any domestic or foreign patent rights, copyrights or other proprietary rights or applications for any such rights, or use of confidential information.

          3.31 Further Assurances. Contractor shall execute and deliver all further instruments and documents, and take all further action, including but not limited to execution and delivery of all documents reasonably required by any Financing Parties, or assisting Owner in filing a Notice of completion with the appropriate Governmental Authorities, that may be necessary or that Owner may reasonably request in order to enable Contractor to complete performance of the Work or to effectuate the purposes or intent of this Contract.

          3.32 Compliance  with  Statutes, Regulations,  and  Environmental
               Laws.


              3.32.1 The Contractor shall conform in all respects, including by the giving of all Notices and the paying of all fees, with:
(a) any Applicable Law (including all applicable Environmental Laws from time to time in effect during the term of this Contract), Applicable Permissions or any regulation or by-law of any local or other duly constituted authority, (b) the rules and regulations of all public bodies and companies whose property or rights are affected or may be affected in any way by the Work, and Contractor shall keep the Owner indemnified against all penalties and liability of every kind for any breach or violation of any such Applicable Laws or Applicable Permissions and (c) otherwise protect the environment on and off the Facility Site and to avoid damage or nuisance to persons, or to property of the public or others resulting from pollution, noise or other causes arising as a consequence of methods of construction or operation. Except as expressly provided elsewhere in this Contract, Owner or its representatives shall be responsible for communicating with Governmental Authorities in connection with the execution of the Work.

            3.32.2   Religious and Archaeological Resources.

               (a) Should any archaeological sites, places, monuments or areas be identified by Contractor during the performance of this Contract which might be affected by such performance, such sites shall be left untouched and protected by fencing. Any type of archaeological site or site of religious or cultural significance shall be brought to the attention of Owner as soon as practicable, and Owner shall issue further instructions on protection and preservation measures.

               (b) All fossils, coins, articles of value or antiquity and structures and other remains or things of geological or archaeological interest discovered on the Facility Site shall, as between Owner and Contractor, be deemed to be the absolute property of Owner. Contractor shall take reasonable precautions to prevent its workmen or any other Persons from removing or damaging any such article or thing and shall, immediately upon discovery thereof and before removal, acquaint Owner with such discovery and carry out Owner's instructions for dealing with the same.

            3.32.3   Wildlife.

               (a) Owner shall have the power to disallow any working practice or activity of Contractor or to direct that such practice or activity be modified if Owner is advised by the relevant Governmental Authorities in accordance with Applicable Laws or Applicable Permissions, and, in particular, HMGN's Department of National Parks and Wildlife Conservation, that the practice or activity in issue will be harmful to wildlife or wildlife habitat.

               (b) The purchasing of any wildlife products shall be banned, and Contractor shall ensure that any and all violators (limited to the work force of Contractor associated with the Facility) are dealt with in accordance with Applicable Laws or Applicable Permissions.

               (c) Contractor shall educate staff and laborers regarding the status of endangered or otherwise protected species identified by Owner and post appropriate Notices. Harassment or damage of any kind of these species will be considered disorderly conduct and may be grounds for dismissal.

            3.32.4   Nonrenewable Resources.

               (a) Contractor shall ensure that all cooking, water heating and space heating in camp is carried out using fuels other than wood, provided that wood may be used where Contractor can satisfy Owner in advance that the quantity required (i) is surplus to the requirements of the local community, (ii) is easily renewed on a sustainable basis in accordance with a sustainable management plan approved by HMGN and (iii) will not cause price inflation in the areas of, or adjacent to, the Facility Site. Any wood so used must be harvested legally and, where the harvesting is in excess of the permits obtained by Owner, Contractor shall provide Owner with copies of the relevant HMGN Ministry of Forests and Soil Conservation permits.

               (b) In the case of timber and bamboo not cut from the area occupied by the Facility or grown in Contractor's nurseries, such materials shall only be obtained from sources outside the Facility Site, except with the approval of Owner where it can be demonstrated that the quantity required (i) is surplus to the requirements of the local community, (ii) is easily renewed on a sustainable basis in accordance with a management plan approved by HMGN and (iii) will not cause price inflation in the areas of, or adjacent to, the Facility Site. Contractor shall satisfy Owner that purchased timber has been felled legally and, where the harvesting is in excess of the permits obtained by Owner, shall provide Owner with copies of the relevant HMGN Ministry of Forest and Soil Conservation permits.

               (c)   When firewood and timber is obtained from outside  the
area   encompassing  the  Facility,  Contractor  shall  supply  Owner  with documents certifying its origins and legal harvesting.

             3.32.5 Fire Prevention. Contractor shall control the usage of fires for any purpose in the vicinity of the Work and shall agree upon the appropriateness of any such fires with Owner. Any areas of vegetation damaged by fire which are considered by Owner to have been initiated by Contractor's staff or labor shall be replanted and otherwise restored by Contractor, at Contractor's expense. Contractor shall take all precautions necessary to minimize the risk of fire at the Facility Site by: (i)
instruction of staff and labor in fire prevention control; and (ii) the provision of appropriate fire-fighting equipment as approved by Owner.

            3.32.6   Explosives.

               (a) Contractor shall at all times maintain full liaison with all Governmental Authorities and public or private bodies which are (or are likely to be) concerned with or affected by any blasting operations which might be performed by Contractor. Prior to performing any blasting operations, Contractor shall inform such persons well in advance and obtain any permits required by any of them to conduct such activity.

               (b) Contractor shall be responsible for providing up-to-date "beginning-to-end" documentation of all explosives which are brought to the Facility Site at any time. Contractor shall be responsible for disposal of unused explosives from the Facility Site consistent with Applicable Law. Contractor shall provide copies of such documentation to the Owner at Final Acceptance and shall maintain such records from the Notice to Proceed until the expiration of two (2) years following the Final Acceptance Date.

               (c) Contractor shall schedule all blasting activities which are to occur outdoors during daylight hours. Contractor may perform blasting in underground excavations at any time. Contractor shall remove all unused explosives from the Facility Site upon completion of the Work.

               (d) Contractor shall ensure that any soil deposited from blasting where a misfire has occurred is placed in an area which is not accessible to the public. Remaining drill holes shall be thoroughly flushed out with water prior to recommencement of drilling operations.

             3.32.7 Avoidance of Damage to Roads and Bridges. Contractor shall use every reasonable means to prevent any of the roads or bridges connecting with or on the routes to the Facility Site from being damaged or injured by any traffic of Contractor or any of its Subcontractors or Vendors and, in particular, shall select routes, choose and use vehicles, and restrict and distribute loads so that any such extraordinary traffic as will inevitably arise from the moving of materials, Contractor's Equipment, Equipment or Temporary Works from and to the Facility Site shall be limited, as far as reasonably possible, and so that no unnecessary damage or injury may be occasioned to such roads and bridges. Contractor is also responsible for repairing all roads and bridges damaged during construction by Contractor other than ordinary wear and tear that result from normal traffic and shall indemnify and hold harmless Owner and HMGN for any such damage.

             3.32.8 Transport of Contractor's Equipment, Equipment or Temporary Works. Contractor shall be responsible for and shall pay the cost of strengthening any bridges or altering or improving any bridge or road connecting with or on the routes to the Facility Site to facilitate the movement of materials, Contractor's Equipment, Equipment or Temporary Works.

             3.32.9 Transport of Materials. If, any damage occurs to any road or bridge connecting with or on the routes to the Facility Site arising from the transport of materials, Contractor's Equipment, Equipment or Temporary Works Contractor shall notify Owner as soon as Contractor becomes aware of such damage or as soon as he receives any claim from the authority entitled to make such claim. Owner shall not be liable for any costs, charges or expenses in respect or in relation to any such claim. If Owner shall be obligated to pay any sums in respect of any such claim, then the amount shall be recoverable from Contractor by Owner and may be deducted by Owner from any monies due or to become due to Contractor and Owner shall notify Contractor accordingly. If Owner shall negotiate the settlement of any such claim, Owner shall notify Contractor thereof and consult with Contractor before such settlement is agreed.

            3.32.10 Waterborne Traffic. Where the nature of the Work is such as to require the use by Contractor of waterborne transport, the foregoing provisions of this Article 3.32.10 shall be construed as though "road" included a lock, dock, sea wall or other structure related to a waterway and "vehicle" included craft, and shall have effect accordingly.

            3.32.11 Temporary Roads. The temporary roads, tracks and bridges required to bring Contractor's heavy construction and power equipment to the Facility Site and otherwise necessary for the execution of the Work shall be planned and designed by Contractor and subject to prior approval of HMGN. In determining the layout, engineering standards, materials, construction and maintenance practices for such temporary roads, tracks and bridges, Contractor shall comply with current best practices in Nepal on these matters and shall avoid areas of environmental sensitivity and shall be subject to Applicable Laws and Applicable Permissions. Environmental clearances which are required where environmental surveys have not been completed shall be the responsibility of Contractor. Contractor shall maintain the Facility Site roads throughout the construction period and restore the land prior to Final Acceptance. Maintenance shall include revegetation and slope stabilization consistent with the requirements of Exhibit C. Such restoration shall include the dismantling and disposal by Contractor of all such temporary roads, tracks and bridges in accordance with the Electricity Act 2049 of Nepal and with the environmental conditions provided in the Project License or other Applicable Laws or Applicable Permissions.

            3.32.12 Quarry and Dumping Areas. Contractor shall be responsible for furnishing fill material or disposal of spoil. Only assigned or approved quarries and borrow areas shall be exploited by Contractor. Material deposit, spoil and dumping areas shall be subject to prior approval by Owner. Contractor shall, upon the reasonable request of Owner, share certain of these areas with, or, with respect to areas built on or adjacent to filled dump Facility Sites, make available to, other contractors.

            3.32.13   Fuel Storage.  The locations and methods for  storing
fuel  or  the  like  at  the Facility Site shall  be  agreed  upon  between
Contractor and Owner. The location, facilities, safety measures and environmental and pollution control in connection with such storage shall comply with all Applicable Laws and Applicable Permissions.

            3.32.14 Conflicts. In the event of objections being made by the current occupiers or users of land to be used for the Facility, or any other community-related issues which affect the conduct of the Facility and its relationship to the community, being raised, Contractor shall immediately report the circumstances to Owner.

          3.33 Health, Safety and Environmental Plan.

              3.33.1    Contractor  shall  prepare  a  Health,  Safety  and
Environmental Plan no later than sixty (60) Days following the Notice to Proceed for all construction work to be performed at the Facility Site. The Health, Safety and Environmental Plan shall include (a) health, first aid and certain levels of emergency procedures, (b) a waste management plan in accordance with Article 3.33.2, (c) an industrial hazards plan in accordance with Article 3.33.2, (d) an environmental protection and management plan, including, without limitation, a sediment and erosion control plan, (e) a revegetation plan and (f) the description, location and drawings of construction facilities and temporary camps. The Health, Safety and Environmental Plan shall be consistent with all Applicable Laws and Applicable Permissions and shall be submitted to Owner for review and comments. Contractor shall either promptly make changes to the Health, Safety and Environmental Plan suggested by Owner or negotiate and resolve in good faith with Owner such changes.

            3.33.2   Waste Treatment and Disposal and Industrial Hazards.

               (a) Contractor shall prepare a waste management plan for incorporation into the Health, Safety and Environmental Plan, which shall
(i) detail the controlled usage and treatment of all toxic materials and wastes, sanitary waste and solid waste used or produced at the Facility Site or in relation to the Work and (ii) outline a management structure for carrying out the specific provisions of such plan.

               (b) Toxic Waste and Industrial Hazards: Contractor shall abide by all safety standards related to the handling of toxic materials and wastes. Contractor shall also ensure that storage and/or disposal of toxic materials or wastes does not occur near groundwater or surface water. All waste oil and grease resulting from construction activities shall be collected and disposed of in a pre-agreed upon location, in a manner that prevents contamination to soil, ground water, and surface water, and incinerated if possible. Vehicle maintenance shall be conducted in safe areas away from watercourses and oil or fluid runoff shall be collected in grease traps. Toxic waste storage containers shall be well-labeled in English and Nepali. Treatment and disposal of toxic wastes shall be conducted on the Facility Site in a previously approved area, unless and until HMGN develops alternative sites or guidelines. If no such guidelines are established, the location of toxic materials shall be recorded, and Contractor shall notify the relevant Governmental Authorities of their location. No toxic materials such as petrochemicals shall be allowed in the latrines.

               (c) Sanitary Waste: Contractor shall construct gravity drainage systems that discharge into septic tanks. Where latrines are used, they shall be located in areas isolated from surface water and ground water. Special attention shall be given to protecting water supplies. Contractor shall plug and fill all latrine pits, sumps and trenches when these are no longer required. The latrine areas shall be kept clean.

               (d) Solid Waste: Contractor shall select and operate a solid waste disposal site. The site shall avoid environmentally sensitive areas or areas that could potentially pollute water supplies. Runoff of the site shall be curtailed. Untreated or uncontained toxic materials shall be handled according to the guidelines established by the relevant Governmental Authorities. At the discretion of Owner, the site may become a permanent waste facility for the permanent structures or may be required to be reclaimed and revegetated to quasi-original condition.

            3.33.3   Reports to be Submitted.

               (a) Contractor shall, within thirty (30) Days from the Notice to Proceed, submit to Owner for its approval a program, in such form and detail as Owner shall reasonably prescribe, for the execution of the Work. Contractor shall, whenever reasonably requested by Owner, also provide in writing for its information a general description of the arrangements and methods which Contractor proposes to adopt for the execution of the Work. In addition to the initial program and pursuant to
Article 3.12, detailed monthly programs and progress reports shall be submitted to Owner within ten (10) Days after the end of each month. Such monthly programs and progress reports shall detail all foreseeable Work to be carried out by Contractor in that month and reports of Work carried out in the previous month.

               (b) Contractor shall provide to Owner concise monthly and annual environmental reports and any other reports required by Owner, Utility, Financing Parties, Applicable Laws or Applicable Permissions. Such reports shall be prepared in accordance with the requirements of Owner (and the other persons requiring such reports) and shall address compliance with all environmental and monitoring requirements set forth in this Contract. Such reports shall also outline any environmental problems and recommend solutions thereto. All such reports will focus on problem areas and measures taken to correct problems. The annual reports shall include more extensive environmental data.

               (c) Contractor shall report immediately, but in no event later than within twenty-four (24) hours to Owner the discovery of any work-related fish kill, toxic spill or take of a threatened or endangered
species.   Illegal harvest of fish, wildlife or forest resources  shall  be reported in the monthly reports referred to in Article 3.34.3.

               (d) Contractor shall furnish a Facility Procedures Manual within thirty (30) Days after Notice to Proceed for review and approval by Owner.

               (e)  No later than (30) Days from the Notice to Proceed, the
Contractor may submit to Owner any alternative designs that are substantially in conformance with the Scope of Work. Such alternative designs must improve the performance or reliability of the Facility and may reduce the Contractor's cost of constructing the Facility. Subject to review by the Owner and Owner's Engineer, the Owner, at its sole option, may either within thirty (30) Days of receipt of any proposed alternative design, (i) give Contractor written notification of rejection of the proposed alternative design, or (ii) initiate the procedures to issue a Change Order pursuant to Article 6.1 allowing the Contractor to adopt the alternative design, provided that adoption of any such design will not relieve the Contractor of its obligations and responsibility to furnish a Facility that is completed in accordance with the Scope of Work, and in no case shall the adoption of such alternative design adversely affect the schedule for First Unit Delivery, Second Unit Delivery and Final Acceptance or result in an increase in the Contract Price. Any cost savings realized as a result of the adoption of such alternative designs shall be shared between the Contractor and the Owner in a proportion equal to thirty-seven and one half of one percent (37.5%) to Owner and sixty-two and one half of one percent (62.5%) to Contractor.

             3.33.4 Flood Warning System. The Contractor shall assist Owner, at no additional cost to Owner, in obtaining permissions, permits, and visas from appropriate government agencies of the People's Republic of China, for Owner's investigation, surveying and testing of glacier lakes in the People's Republic of China that may affect the design, construction and operation of the Facility. The Contractor shall assist Owner in obtaining permits, bilateral government treaties and access to the glacier lakes from appropriate government agencies in the People's Republic of China for its design and installation of the warning system. The design and construction of the warning system is not in the Scope of Work as of the Effective Date.

            3.33.5 Contractor Not Relieved of Duties or Responsibilities. Neither (a) the submission to and approval by Owner of programs and progress reports and the provision of general descriptions pursuant to Article 3.33.3(a), nor (b) the provision of environmental reports pursuant to
Article 3.33.3(b) shall relieve Contractor of any of its duties or responsibilities under this Contract.


                                 ARTICLE 4

                         OWNER'S RESPONSIBILITIES

          4.1 Payment. Owner shall timely pay all sums required to be paid by Owner to Contractor pursuant to the terms of this Contract. Upon Owner's issuance of Notice to Proceed, Contractor shall be entitled to submit a Milestone Achievement Certificate pursuant to Article 7 for the mobilization payment in an amount equal to ten percent (10%) of the Contract Price as identified in Exhibit E-2.

          4.2 Access to Facility Site. So long as Contractor is not in default under this Contract, Owner shall provide Contractor with free and clear access to the Facility Site until the Final Acceptance Date; provided, however, and subject to the rights of Owner on account of a default by Contractor under this Contract, that Owner shall grant Contractor reasonable access to recover Contractor's Equipment used to complete the Work and to perform warranty services as described in Article
11. Owner shall cause the removal of occupiers or users of the land prior to Contractor accessing the Facility Site. Owner shall be responsible for resolving disputes with the previous land owners or users regarding the purchase of the land for the Facility Site.

          4.3 Land for Temporary Works. Owner shall provide areas of land necessary to complete the Work, including those areas of work activities, for offices, accommodation and messing facilities, areas for temporary access roads, for the extension to the right-of-way and for some other Temporary Works, but in any event Owner shall not be required to obtain any land not presently set forth in the description of the Facility Site. Contractor shall be responsible for developing access for the transmission line construction and Owner shall assist Contractor in developing such access for the transmission line construction.

          4.4 Owner's Representative. Owner shall appoint one individual who shall be authorized to act on behalf of Owner either to approve, reject or otherwise facilitate the orderly execution of the Work, and with whom Contractor may consult at all reasonable times, and whose instructions, requests, and decisions in writing will be binding upon Owner as to all matters pertaining to this Contract and the performance of the Parties under this Contract. Owner may substitute a different Owner's representative upon prior Notice to Contractor.

          4.5 Insurance. Owner shall provide and maintain the insurances described in Article 9.1 of this Contract

          4.6 Owner Taxes. Owner shall be solely responsible for, administering and paying all Owner Taxes. Owner shall promptly provide Contractor with reports or other evidence reasonably acceptable to Contractor showing the payment of such Owner Taxes. Owner shall promptly provide information and assistance reasonably requested by Contractor to file tax returns or forms, applications for exemption and contest in good faith any such tax.

          4.7 Project Licenses. Owner shall obtain the Project Licenses necessary for the Facility prior to the Notice to Proceed.

          4.8   Other  Applicable  Licenses and Permissions.   Pursuant  to
Article 3.10, Owner agrees to assist Contractor in obtaining Contractor's Applicable Permissions necessary for the performance of the Work, but in no event does this Article 4.8 relieve Contractor of its obligations to obtain all Applicable Permissions.

                                 ARTICLE 5

                 CONSTRUCTION SCHEDULE AND AVAILABLE FUNDS

          5.1 Commencement of Work. Contractor shall commence performance of the Work under this Contract within thirty (30) Days of receiving the Notice to Proceed and diligently proceed with such Work to completion in accordance with the terms of this Contract. Owner shall provide Notice to Proceed on or before February 1, 1997, otherwise, Contractor shall be entitled to request a Change pursuant to Article 6.1, or as the Parties may otherwise mutually agree. Subsequent to the Effective Date and prior to Notice to Proceed, Contractor agrees to provide all Work necessary, in Contractor's judgment, to assure that the Final Acceptance Date is met according to the Construction Schedule attached hereto as Exhibit A. All Work performed by Contractor prior to Notice to Proceed shall be performed at Contractor's sole risk and expense unless the Parties otherwise agree.

          5.2  Construction Schedule.

              5.2.1 Contractor shall perform the Work in compliance with the Construction Schedule (attached hereto as Exhibit A and as may be subsequently amended in accordance with the terms of this Contract), including completing the Work required by the Critical Dates, Guaranteed Unit Delivery Dates and required Final Acceptance Date. Contractor shall provide the reports required in Article 3, and provide any further information as Owner, the Financing Parties or the Independent Engineer may reasonably request to verify actual progress and forecast future progress. Contractor shall promptly notify Owner, Financing Parties and the Independent Engineer in writing of any occurrence that Contractor has reason to believe will adversely affect the Construction Schedule or other required dates. Contractor will specify in said Notice the corrective action planned by Contractor to recover schedule.

              5.2.2   Without limiting the obligations of Contractor  under
Section 5.1 or 5.2.1 Contractor shall, commencing within twenty (20) Days after the Notice to Proceed, unless otherwise required by Owner, submit to Owner and the Independent Engineer for its review, any revisions to the Construction Schedule that provide for the orderly, practicable and expeditious completion of the Work in accordance with the requirements of this Contract. Within twenty (20) Days of Owner's and the Independent Engineer's receipt of such a proposed revised Construction Schedule, unless otherwise specified, Owner will either approve such Construction Schedule or return it to Contractor for revision. If not approved by Owner, Owner shall submit reasons for objection and Contractor will submit a revised Construction Schedule for review. The Construction Schedule shall be presented in such reasonable detail as Owner and the Independent Engineer may require and shall address all elements of the Work. If at any time during the Work, Contractor's actual progress appears to Owner or the Independent Engineer to be inadequate to meet the requirements of this Contract, Owner may notify Contractor of such imminent or actual noncompliance. Contractor will thereupon submit a recovery plan for approval and take such steps as may be necessary to improve its progress. Such Notice will not relieve Contractor from its obligation to achieve the quality of Work and rate of progress required hereby.

              5.2.3 Upon the failure of Contractor to achieve any of the milestones set forth below by the date set forth opposite thereof (each a "Critical Date"), Owner may notify Contractor in writing to show cause why Contractor should not be held in default under Article 15 hereof for failure to achieve any one of the milestones by the date set forth. Within three (3) Days of receipt of such Notice to show cause, Contractor shall deliver to Owner Contractor's plan of recovery which shall reasonably demonstrate what steps Contractor shall take to achieve such milestone within fifteen (15) Days of the date of receipt by Contractor of Owner's Notice to show cause. If, however, the Work necessary to achieve such milestone cannot, with all best efforts by Contractor, be achieved within such fifteen (15) Day period, Contractor's plan of recovery shall reasonably demonstrate what special steps Contractor plans to take to assure the earliest possible achievement of such milestone and recovery of schedule (not to exceed ninety (90) Days). Upon approval by Owner of Contractor's plan of recovery, Contractor shall commence the special steps agreed upon immediately and shall pursue such steps to completion. In the event Owner and Contractor are unable to agree on the special steps to be taken in the recovery plan, Owner, in its sole discretion, may terminate Contractor's employment and this Contract pursuant to Article 15.1.2(b) and may assert such remedies as are set forth in Article 15.1. In no event will the Contractor's failure to complete one or more milestones by the Critical Date for such milestone impact any other Critical Date. Notwithstanding anything in this Article 5, Contractor's failure to achieve the Unit Delivery Date of the First Unit or the Unit Delivery Date of the Second Unit by the Critical Date for such milestone shall not relieve Contractor of its obligation to pay Schedule Liquidated Damages in accordance with Article 12.3.

               Milestones                            Critical Dates

Start Mobilization                                         3/1/97
Health, Safety and Environmental Plan Complete         60 days after
                                                     Notice to Proceed
Owner's Office and Residence Complete                     5/31/97
Right Bank Stabilization                                  6/25/97
All Major Equipment Ordered                                7/1/97
Headworks Foundation Cutoff Wall 50% Complete            10/15/97
Powerhouse Excavation Complete                           12/31/97
Draft Tubes Delivered to the Site                          3/1/98
Surge Shaft Complete                                       3/1/98
Headrace Tunnel Excavation 50% Complete                   5/31/98
Stage 1 Headworks Concrete Complete                        7/1/98
Powerhouse Roof Complete                                   3/1/99
All Transmission Towers Erected                            4/1/99
All Major Equipment On Site                                6/1/99
Headrace Tunnel Complete                                   6/1/99
Operators Village Complete                                 6/1/99
Transmission Line Complete                                6/30/99
Penstock Complete                                          7/1/99
Stage 2 Headworks Concrete Complete                        7/1/99
Unit Delivery Date of First Unit                         10/15/99
Unit Delivery Date of Second Unit                        12/15/99


          5.3 Available Funds. Owner represents and covenants that, as of the date of the Financial Closing, there will be sufficient funds allocated to Owner from the Financing Parties to pay the Contract Price and to complete construction of the Facility in accordance with the Construction Schedule and that Contractor will be promptly notified by Owner of any material change in the availability of sufficient funds and Owner's ability to make such full and timely payments. Owner shall not issue Notice to Proceed until Financial Closing, unless the Parties otherwise agree.

                                 ARTICLE 6

                               CHANGE ORDERS

          6.1   Request  for  Change Orders.  Owner, (or  in  the  case  of
Contractor solely due to the occurrence of a Force Majeure Event, identification of any archaeological or religious sites, as set forth in
Article 3.32.2 or breach by Owner of its obligations hereunder), where the Contract Price, Construction Schedule or warranty obligations or any other obligations of Contractor hereunder are materially adversely affected may submit a written request to the other Party to alter, add to or deduct from, or otherwise change the Scope of Work or this Contract, without invalidating this Contract. If such Change would have the effect of increasing or decreasing the Contract Price, accelerating or postponing any Guaranteed Unit Delivery Date, any Critical Date, or the required Final
Acceptance Date hereunder, modifying Contractor's warranty obligations under this Contract, or requiring modification of Contractor warranties in
Article 11 hereof (or any other provision hereunder) equitable adjustment may be made to the Contract Price, such dates, or warranty or other provisions, as the case may be. In addition, Contractor shall provide Owner with Notice, as soon as possible but in no event more than four (4) Days after any knowledge of Contractor of any Force Majeure Event or Owner breach that Contractor believes will involve a variance in the cost of the Work, the Contract Price, the Construction Schedule or any other provision in this Contract, which Notice shall include a request for a Change Order setting forth the proposed changes; provided, however, that in the event Contractor has not completed its evaluation of the impact of such Force Majeure Event or breach at the time of such Notice, Contractor shall reserve the right to claim a Change or Changes in such Notice and shall provide a request for a Change or Changes setting forth the proposed changes within seven (7) Days after such Notice. All such Changes in the Scope of Work shall be authorized only by Change Order and shall be performed under all applicable conditions of this Contract. The Work, the Contract Price, the Critical Dates, Guaranteed Unit Delivery Dates, the date of Performance Tests, and the Final Acceptance Date may be changed by Change Order only. All Change Orders must be reviewed and approved by Owner, and to the extent required by the Project Licenses, HMGN, prior to effectiveness of each Change Order.

              6.1.1 Owner may at any time, by Notice to Contractor, request a Change to require among other things, Contractor's compliance with any Change in Law (as described in Article 6.3) or other Force Majeure Event (as described in Article 6.2). Contractor shall make a written response to any requested Change within ten (10) Days after receiving it or, if it fails to do so, shall be deemed to have accepted the proposed Change unconditionally and without additional consideration or schedule change or any other modification, in which event such Change shall be deemed to become part of this Contract. If Contractor believes that giving effect to such Change will increase or decrease its cost of performing the Work, shorten or lengthen the time needed for completion of the Work, or require modification of its warranties in Article 11 or require a modification of any other provisions of this Contract, its response to the Change request shall set forth the Change or Changes that Contractor deems necessary and its justification for such Changes together with any necessary alterations or amendments to this Contract. If Contractor does not provide a written response to Owner specifying the effect of such Changes as to cost, time and warranty or other obligations of Work within ten (10) Days of Owner's Notice under this Article 6.1.1, then Contractor waives any claims or offsets against Owner as a result of the Change Order, provided, however, that notwithstanding the foregoing, if such Changes as to cost, time, warranty or other obligations of the Work cannot be determined within the ten (10) Day period, and Contractor submits Notice within such ten (10) Day period that the Changes will have an effect on costs, time or warranty obligations and provides the expected date (which shall be as soon as reasonably practicable) for cost, time or warranty effect response, Contractor shall not be deemed to have waived such claims or offsets. If Owner accepts the Change(s) (together with any necessary alterations or amendments to this Contract) proposed by Contractor, or if the Parties agree upon a modification of such proposed Change(s), the Parties shall then sign a Change Order setting forth the agreed upon Change in the Work and agreed upon amendments to this Contract, and such Change Order shall operate as an amendment to this Contract. If there occurs a Change of Law or other Force Majeure Event that has a material impact on the Work, each Party shall bargain reasonably and in good-faith for the execution of a mutually acceptable Change Order.

              6.1.2 Contractor, due solely to a Force Majeure Event, breach by Owner, or identification of any archaeological or religious site, as set forth in Article 3.32.2 that materially affects cost, schedule or other obligations of Contractor under this Contract may, by Notice (given within the time limits required by this Contract) to Owner, propose Changes in the Work and if such proposed Changes are agreed to by Owner, they shall be set forth in a Change Order signed by the Parties. If Contractor believes that such Change Order will increase or decrease its cost of performing the Work, delay or accelerate the time needed for completion of the Work, or require modification of its warranties in Article 11 hereof or require a modification of any other provisions of this Contract, it shall set forth its justification for such Changes and the effect of such Changes. If Contractor does not provide a Notice to Owner specifying the effect of such Changes as to cost, time and warranty obligations of Work within seven (7) Days of proposing a Change Order under this Article 6.1.2, then Contractor waives any claims or offsets against Owner as a result of the Change Order.

              6.1.3 Any Contractor response to a Change Order proposed by Owner under Article 6.1.1 requiring a change to the Contract Price and any Contractor proposed Change Order under Article 6.1.2 requiring a change to the Contract Price shall be accompanied by a proposed all-inclusive final lump sum cost to Owner. In the event that the Parties are unable to reach a mutually acceptable agreement on an all-inclusive final lump sum cost to Owner, Contractor shall perform the Change Order and shall be paid an amount equal to Contractor's actual and reasonable cost plus twelve percent (12%) of such cost to the extent acceptable to Owner, as consideration for the Change Order.

              6.1.4 A Change Order initiated by either Party may have the effect of either increasing or decreasing the Contract Price. Any Contract Price increase or decrease resulting from a Change Order taking effect under this Article 6.1.4 shall become an addition or deletion to the Milestone Payment or payments to which it properly belongs. In the event that Owner and Contractor are unable to reach agreement on Change Orders under this Contract as proposed by either Owner or Contractor, at the direction of the Owner, Owner's proposed Changes shall become effective, Contractor shall continue to perform the Work in accordance with Owner's Changes, and the Parties will resolve such Changes in accordance with
Article 17 of this Contract. In the event that Owner does not approve of any Change Order request by Contractor, the Work proposed by such Change Order shall not be undertaken and any dispute relating thereto shall be resolved pursuant to Article 17.

          6.2  Force Majeure Event.

               6.2.1 Force Majeure Event shall mean any event or circumstance or combination of events or circumstance that materially and adversely affects either Party in the performance of its obligations in accordance with the terms of this Contract, but only if and to the extent that such events and circumstances are not within the reasonable control of the affected Party. Without limitation to the generality of the foregoing, Force Majeure Event shall include the following events and circumstances:

               (a)    lightning,   drought,  fire,   earthquake,   volcanic
eruption, landslide, Flood, storm, cyclone, typhoon, or tornado;

               (b)  chemical contamination or naturally occurring explosion;

               (c)  epidemic, quarantine or plague;

               (d)  air crash, shipwreck or train wrecks;

               (e) delays of transportation resulting from accidents or closure of transportation routes;

               (f) acts of war (whether declared or undeclared), invasion, armed conflict or acts of foreign enemy, blockade, embargo (including without limitation, unavailability or shortage of fuel or materials), revolution, riot, insurrection, civil commotion, acts of terrorism or sabotage in Nepal;

               (g)  any Change in Laws;

               (h)     expropriation,    requisition,    confiscation    or
nationalization in Nepal; or

               (i) any event or circumstance of a nature analogous to any of the foregoing.

          A Force Majeure Event does not include delay of Subcontractors or Vendors and any such delay caused by Subcontractors or Vendors will not excuse the Contractor from timely performance in accordance with the Contract.

             6.2.2   Notification Obligations.

               (a) The Party claiming a Force Majeure Event shall give Notice to the other Party describing such Force Majeure Event as soon as reasonably practicable, but not later than four (4) Days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event. Such Notice shall include (i) the date of commencement of the Force Majeure Event, (ii) the estimated duration and
(iii)   the  expected  probable  impact  on  performance  of  such  Party's obligations, to the extent known as of the date of the Notice. Notwithstanding the above, if the Force Majeure Event results in a breakdown of communications rendering it not reasonably practicable to give Notice within the applicable time limit specified herein, then the Party claiming a Force Majeure Event shall give such Notice as soon as reasonably practicable after the reinstatement of communications, but not later than four (4) Days after such reinstatement.

               (b) The Party claiming a Force Majeure Event shall give Notice to the other Party of (i) the cessation of the relevant Force Majeure Event or (ii) the cessation of the effects of such Force Majeure Event on the enjoyment by such Party of its rights or the performance by it of its obligations under this Contract as soon as practicable after becoming aware of either of sub-Articles (i) and (ii) above; but in any event no later than four (4) Days after such event occurs.

              6.2.3 Duty to Mitigate. The Parties shall use their best efforts to mitigate and minimize any delays or costs caused by the effects of any Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measures to remove the Force Majeure Event.

              6.2.4   Excused Performance.  Pursuant to and consistent with
Article  6,  the  events described in Article 6.2.1 shall constitute  Force
Majeure Events, and to the extent provided in this Article 6.2.4, the affected Party shall not be liable for any failures or delays in complying with its performance obligations pursuant to this Contract. To the extent that such failure or delay has been caused, or contributed to, by one or more Force Majeure Events, the period allowed for the performance by such Party of its obligations hereunder and the Guaranteed Unit Delivery Dates, and required Final Acceptance Date shall be extended on the condition that:

               (a) the non-performing Party gives the other Party Notice describing the particulars of the Force Majeure Event in accordance with
Article 6.2.2 and continue to furnish regular reports with respect thereto during the continuation of the Force Majeure Event;

               (b) the suspension of performance and extension of such dates is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

               (c) when the non-performing Party is able to resume performance of its obligations under this Contract, it shall give the other Party Notice to that effect as required by Article 6.2.2; and

               (d) the non-performing Party uses its reasonable efforts to remedy its inability to perform;

               (e) in no event shall a Force Majeure Event excuse the obligations of a Party that are required to be completely performed prior to the occurrence of a Force Majeure Event.

          6.3 Change in Law. If, after the Effective Date, any Change in Law occurs, then such Change in Law may be treated as a Change Order if such Change in Law meets the requirements in Article 6.1.1 hereof. If the Parties are unable to agree on the result of the Change in Law, then the dispute shall be resolved in accordance with Article 17 hereof, but Contractor shall continue its Work, taking into account such Change in Law, until such dispute is resolved.

          6.4 Disputes. If a dispute arises between Owner and Contractor that would impede the progress of Work in an amount equal to or less than fifty thousand ($50,000) Dollars, including any effect to the Construction Schedule by reason of a Force Majeure Event, such dispute shall be resolved by a decision of the Owner's Engineer. If the Parties agree to the decision of the Owner's Engineer, such decision shall be binding on the Parties, otherwise, the Parties may appeal such decision pursuant to Article 17. The Work shall continue to be performed as directed by the Owner's Engineer during any appeal of a decision of the Owner's Engineer under Article 17.

                                 ARTICLE 7

                  CONTRACT PRICE; PAYMENTS TO CONTRACTOR


          7.1 Contract Price. Contractor shall, at its own expense, perform the Work, all on a turnkey firm fixed price basis equal to $ 46,340,000.00 (the "Contract Price") inclusive of the physical hydraulic model, in accordance with the Contractor's Critical Date Schedule set forth in Article 5.2.3, the Scope of Work and other requirements of Contractor set forth in this Contract, all as may be modified or amended by Change Order, under Article 6.

          7.2 Payment for Work. In any month whereby the Contractor achieves any milestone, Contractor may submit to Owner, on or about the first (1st) Day of the month following the achievement of such milestone(s), but in no event later than the seventh (7th) Day thereof, a Request for Payment for approval for those milestones achieved.

              7.2.1 Subject to the provisions of this Article 7, the Contract Price shall be payable in accordance with the Milestone Payment Schedule, and after the Contractor's project manager has delivered to Owner's representative a Milestone Achievement Certificate.

              7.2.2    Within thirty (30) Days (except in the case  of  the
Request for Payment for mobilization, as set forth in Article 4.1 which shall be within fifteen (15) Days of such Request for Payment), after its receipt of a Request for Payment on or before the 7th Day of the month for all milestones certified in the month represented by the Request for Payment, Owner shall pay to Contractor the amount that remains after the deduction from the Milestone Payment requested of (i) any portion thereof that Owner disputes as not being due and owing, (ii) any overpayment made by Owner for any previous period, (iii) any past-due Contract Price adjustment amount due Owner hereunder plus interest thereon at the Reference Rate from the due date thereof, (iv) Contractor Tax and (v) Retainage, provided that Contractor has delivered any Lien waivers requested by Owner in accordance with Article 7.5.2. The payment made by Owner shall be accompanied by a Notice to Contractor specifying the amount of each deduction and setting forth the reason(s) why the deduction is justified. Failure or forbearance on the part of Owner in withholding any amounts due under a Milestone Payment shall not be construed as accepting or acquiescing to any disputed claims. If any such amount deducted from the requested amount is subsequently determined, by agreement of the Parties or by arbitration pursuant to Article 17, to have been unjustifiably so deducted, Contractor shall be entitled to payment of such amount, plus interest thereon, at the Reference Rate from the date that such amount should have been paid until the date of such payment, in a Request for Payment submitted by Contractor to Owner after the determination or, if final payment thereunder has been previously made, then in a written demand. Pending the resolution of any disputed Milestone Payment, Contractor shall continue performance of the Work.

             7.2.3 The making of any Milestone Payment by Owner shall not constitute an admission by Owner that the Work covered by such payment (or any Work previously performed) is satisfactory or timely performed, and Owner shall have the same right to challenge the satisfactoriness and timeliness of such Work as if Owner had not made such payment. If, after any such payment has been made, it is subsequently determined by agreement of the Parties or by arbitration pursuant to Article 17 that Contractor was not entitled to all or a portion of any such payment, Contractor shall refund all or a portion of such payment to Owner with interest thereon at the Reference Rate from the date that Contractor received such payment to the date of refund.

              7.2.4 Notwithstanding any other provision to the contrary contained herein, Owner shall have no obligation to make payments due to Contractor at any time when Contractor is in material breach of this Contract, including, without limitation, at any time that Contractor fails to comply with any Environmental Laws or other Applicable Laws or Applicable Permissions. Owner shall release payments withheld pursuant to this Article 7.2.4 at such time that Contractor cures all material breaches.

              7.2.5 Owner shall have the unconditional right to draw upon Retainage and the Performance Guarantee for (i) damages, (ii) compensation,
(iii) the completion of Punch Lists or warranty repairs if Contractor has failed to complete such Punch Lists or warranty repairs, (iv) assessment of liquidated damages or penalties, or (v) any other reason set forth in this Contract. Within ten (10) Days prior to the Final Acceptance Date, the Contractor shall submit a Warranty Performance Guarantee in an amount equal to five percent (5%) of the Contract Price. Within thirty (30) Days of the Final Acceptance Date, the Owner shall return all remaining Retainage and Performance Guarantee described in Article 3.26. The Warranty Performance Guarantee shall be valid for a period of two (2) years and thirty (30) Days after the Final Acceptance Date, except as may be extended under Article
11.1.1. Owner shall have the unconditional right to draw on the Warranty Performance Guarantee for any repairs or replacements necessary to operate the Facility at the performance levels achieved at the Second Unit Delivery.

          7.3  Financing of Facility


             7.3.1 This Contract shall be the document referred to in the Financing Documents as the agreement between the Owner and Contractor for the Work.

              7.3.2 The Financing Documents will require that so long as Owner is not in default under the Financing Documents and Contractor is not in default under this Contract, and provided that all other conditions precedent in the Financing Documents have been satisfied, the Financing Parties shall, under the terms of the Financing Documents, disburse funds for the purpose of Owner making the payments called for by this Contract, except for those payments that are disputed in accordance with this Contract.

              7.3.3 Contractor shall promptly execute any additional documentation as may be mutually agreed upon in form and substance, reasonably requested by Financing Parties, including, but not limited to, the EPC Contractor's and Financing Parties' Acknowledgement and Consent, evidencing Contractor's consent to assignment of this Contract as security to Financing Parties or otherwise upon the occurrence of events specified in such documents and any reasonable modifications to this Contract.

          7.4    Contractor's  Payment  Account.       Each  payment   made
pursuant to this Article shall be paid directly to Contractor. Such payment shall be wire-transferred to an account or accounts designated in writing by Contractor in accordance with Article 7.2.

          7.5  Financing Parties' Requirements and Lien Waivers


             7.5.1   Contractor acknowledges that Owner will borrow certain
funds from Financing Parties for the construction of the Facility and that, as a condition to making loans to Owner, Financing Parties may from time to time require amendments to this Contract and certain documents from Contractor and its Subcontractors and Vendors. In that connection, Contractor agrees to furnish to Financing Parties such written information, certificates, copies of invoices and such receipts, Lien waivers (upon payment), affidavits and other like documents as Financing Parties may reasonably request. Contractor shall negotiate in good faith, amendments to this Contract reasonably requested by Financing Parties. Upon Financing Parties and Owner memorializing their legal rights and obligations to each other in the final Financing Documents, Contractor shall, on Financing Parties' request, state in writing as a condition precedent to financing, whether or not it is satisfied with Owner's performance to that date.

              7.5.2 As a condition precedent to the making of any payment under this Contract, Owner may require that Contractor and each of its Substantial Subcontractors and Substantial Vendors supply Owner with a Waiver of Lien Certificate, substantially in the form as Exhibit H attached hereto, stating that all previous amounts due to Contractor and its Subcontractors and Vendors have been paid. Contractor shall obtain similar certificates simultaneously with the payment to a Substantial Subcontractor or Substantial Vendor and submit the same upon request of Financing Parties.

              7.5.3 Contractor hereby subordinates any Liens or security interests to which it may be entitled by law or under the provisions of this Contract to any Lien or security interest granted in favor of Financing Parties. In addition, Contractor shall submit proof satisfactory to Owner that it has included in each subcontract entered into by it with a Substantial Subcontractor or Substantial Vendor a requirement that any Lien or security interest to which such Substantial Subcontractor or Substantial Vendor may be entitled thereunder or by law shall be subordinate and inferior to any Lien and security interest granted in favor of Financing Parties.

              7.5.4 In the event of Owner's default under this Contract, Financing Parties shall have the right within not more than two hundred and seventy (270) Days following Owner's failure to cure any such default (including any cure period provided therefor) to cure Owner's default and, in such event, Contractor's duties and obligations under this Contract shall be unaffected. Contractor further agrees to perform its obligations under this Contract for the benefit of Financing Parties in the event of Owner's default under this Contract or under the Financing Documents, provided that Financing Parties (or their assignee) shall have cured all defaults of Owner's obligations under this Contract which Financing Parties are reasonably capable of curing and shall have paid all amounts then due and required to be paid by the Financing Parties as set out in a direct agreement, the Acknowledgement and Consent, between the Financing Parties and Contractor, including costs to cure.

                                 ARTICLE 8

              TITLE, CARE, CUSTODY, CONTROL AND RISK OF LOSS

          8.1 Clear Title. Contractor warrants and guarantees that legal title to and the ownership of the Work including, without limitation, all intellectual property (i.e. patents, licenses, methods, processes, trade secrets, know how, etc.), Design Documents, As-Built Drawings, specifications, operation and maintenance manuals and spare parts required by Owner in connection with the construction and operation and maintenance of the Facility shall pass to Owner, free and clear of any and all Liens at the Unit Delivery Date of each Unit. Unless and to the extent otherwise elected by Owner in its sole discretion following payment therefor, all materials, supplies and Equipment furnished by Contractor for incorporation into the Facility shall become the property of Owner at Unit Delivery Date of each Unit.

          8.2 Care, Custody and Control. Owner, at its option and sole discretion, shall be granted full control of all Equipment necessary to operate First Unit and Second Unit as of the Date of Owner's payment for such Equipment or such later date as such documents are delivered in accordance with the requirements of thiseach Unit as of the date of Owner's payment for the Equipment necessary to operate such Unit, whether or not such Equipment has been accepted as provided in Article 10, title Contract (but not later than the Unit Delivery Date of each Unit), except for those Liens that may be created by the actions of Owner.has passed to Owner as provided in Article 8.1 (except for those Liens that may be created by actions of Owner) or risk of loss has passed to Owner as provided in
Article 8.3, provided however, Owner will be deemed to have paid for such Equipment notwithstanding any deductions made by Owner pursuant to Article
7. Notwithstanding the foregoing, Contractor acknowledges that Owner intends to exercise the right to operate the Facility commencing on the First Unit Delivery to satisfy Owner's obligations under Section 2.1 of the Power Purchase Agreement and agrees that all revenue received from operation of the Facility will accrue for the benefit of Owner.

          8.3 Risk of Loss. From initial mobilization by Contractor under this Contract to the Final Acceptance Date, Contractor shall assume the risk of loss for the Facility including: (a) any Equipment whether on the Facility Site or in storage offsite, (b) all other Work completed at the Facility Site, and (c) all Work in progress. All Equipment in storage but not yet incorporated into the Facility shall be stored in secured areas. Contractor shall bear the responsibility of preserving, safeguarding, and maintaining such Equipment and any such other completed Work (including spare parts provided by Owner). If any loss, damage, theft or destruction occurs at the Facility Site prior to the Final Acceptance Date for which
Contractor so assumed the risk of loss, Contractor shall, at its cost, promptly repair or replace the property subject thereto. Following the transfer of care, custody and control from the Contractor to the Owner pursuant to Article 8.2 and the Owner receives clear title as stated above in Article 8.1, risk of loss for the Facility shall pass to Owner (excluding Temporary Works, Contractor's Equipment and other items to be removed by Contractor, which shall remain the responsibility of Contractor).

                                 ARTICLE 9

                                 INSURANCE

          9.1 Owner's Insurances. Without limiting Contractor's obligations, responsibilities and liabilities under this Contract, Owner shall procure and maintain at Owner's expense for the benefit of and in the joint names of Owner, Contractor and its Subcontractors and such other persons as Owner may elect, the following insurances:

             9.1.1 Insurance of Works. "Contractors All Risks" insurance for the full current replacement value of the Works covering loss of or damage to the Works, (including the supplied Equipment after Contractor has taken delivery of the same but excluding Contractor's Equipment) from whatsoever cause arising (including, without limitation, strikes, riots, civil commotion, terrorist act and volcanic eruption, earthquake) and faulty design coverage and in such manner that Owner and Contractor are covered for the period up to the issue of the Final Acceptance Certificate and are also covered during any defects liability period for loss or damage arising from a cause occurring prior to the issue of the Final Acceptance Certificate or occasioned by Contractor in complying with his obligations under Article 3 hereof.

             9.1.2 Third Party Insurance. Third Party insurance covering the legal liability of the parties for accidental death or injury to persons or accidental loss of or damage to property arising out of the execution of the Works on the Site or in connection with the Contract. Such insurance shall remain in force from the date of the signature of the Contract or Notice to Proceed until issue of Owner's Final Acceptance Certificate and be for an indemnity of no less than $30,000,000 in respect of any one occurrence.

             9.1.3 Marine Cargo Insurance. Marine Cargo insurance on the basis of Institute Cargo Clauses (A) including war, strike, riots and civil commotion and terrorist act covering loss of or damage to all materials and equipment for the Works while in transit and shipment from outside Nepal until delivery to Facility Site and while in storage anywhere in the world prior to shipment. The sum insured under such Marine Cargo insurance shall be for not less than the full replacement value of the Facility shipped including freight and insurance. For the purposes of this Article transit/shipment shall be deemed to include any form of transportation including sea, air and land.

          9.2 Contractor's Insurances. Without limiting Contractor's obligations, responsibilities and liabilities under Article 3 hereof Contractor shall effect and maintain at its own expense for the benefit of and in the joint names of Owner, Contractor and Subcontractor and such other persons as Owner may elect, the following insurances:

             9.2.1 Contractor's Equipment. Insurance against all loss or damage from whatsoever cause arising in respect of Contractor's Equipment brought into or destined for the Facility Site for use in the execution of the Works to the full replacement value of such equipment.

              9.2.2 Insurance Against Accidents to Laborers. Contractor shall insure its liability as defined in this Contract during the whole time that any persons are employed by it onsite in connection with the Works.

              9.2.3    Motor Insurances.  Contractor shall at all  material
times keep in force the following additional insurance in as far as they may be applicable. Policies of motor insurance in respect of all mechanically propelled vehicles used on public highways or in any circumstances such as to be liable for compulsory motor insurance in accordance with the Laws of Nepal.

              9.2.4 Contractor's Other Insurance. In addition to the insurances referred to above, Contractor shall maintain policies of insurance to the satisfaction of and in the format approved by Owner to be maintained for such periods as Owner may require, to indemnify Contractor against loss or damage to the Facility and to the Works in the course of manufacturing offsite.

          All insurance referred hereto as regarding exposures in Nepal shall be endorsed to the effect that Owner and the Financing Parties shall be included as named insured thereon and fully indemnify them in respect of claims that may be made against them arising out of the Works.

          9.3  Other Specific Terms.


              9.3.1 Indemnity to Owner. All insurances referred to in this Article as being kept in force by Contractor shall be endorsed to the effect that Owner and such other persons as Owner may specify in writing shall be included as named insured thereon and shall fully indemnify Contractor in respect of claims that may be made against Contractor arising out of the execution of the Works or in connection with the Contract.

               Each insurance policy shall provide, either in its printed text or by endorsement, that it shall be primary with respect to the interest of Owner and Contractor and that any other insurance maintained by Owner and/or Contractor is in excess of, and not contributory to, the insurance provided in this Article 9 in all instances regardless of any like insurance coverage that Owner, Financing Parties and Contractor may own. Companies or persons providing insurance under this Contract shall be authorized to issue insurance in Nepal.

               All policies of Contractor shall include a waiver of any rights of subrogation of the insurers against Owner, Financing Parties or the Utility.

              9.3.2 Subcontractor's Insurance. Before permitting any of its Subcontractors to perform any work at the Facility Site, Contractor shall obtain a certificate of insurance from each such Subcontractor evidencing that such Subcontractor has obtained the insurance required of Subcontractors as reasonably required by Contractor and in the case of Substantial Subcontractors, as reasonably approved by Owner.

               All policies of Subcontractors shall include a waiver of any right of subrogation of the insurers thereunder against Owner, Financing Parties, the Utility and Contractor, and any right of the insurers to set-off or counterclaim, offset or any other deduction, whether by attachment or otherwise, in respect of any liability or any such Person insured under this policy.

              9.3.3 Inspection of Contractor's Insurance Policies. In respect of all insurances stated in this Article to be provided by Contractor, Contractor shall from time to time when so required by Owner produce the policy and the receipts for the premiums or other satisfactory evidence of insurance coverage.

             9.3.4 Remedy on Failure to Insure. If Contractor shall fail to effect and keep in force the insurances referred to in this Article, Owner may effect and keep in force any such insurance and pay such premium or premiums as may be necessary for that purpose and recover from Contractor whether by way of deduction or otherwise the cost of effecting such insurance or insurances.

              9.3.5 Insurance Claims Procedure. Contractor and Owner shall both comply in all respects with the claims procedure to be agreed between Owner and the insurers.

              9.3.6   Management of Insurance Policies.  Except as directed
by Owner, Contractor shall be responsible for managing and administering all insurance policies required to be effected under this Article 9 including the filing of all claims and the taking of all necessary and proper steps to collect any proceeds on behalf of the relevant insured party. Contractor shall at all times keep Owner informed of the filing and progress of any claim. If Contractor shall fail to perform these responsibilities, Owner may take such action as it thinks fit in the circumstances. Where Contractor collects proceeds on behalf of other parties, it shall ensure that these are paid directly from the insurers to the relevant party and, in the event that it receives any such proceeds, it shall, unless otherwise directed by Owner, pay them to such party forthwith and in the meantime hold the same on trust for the recipient.

          9.4 Contractor's Obligations. The insurances referred to in sub-Articles 9.1.1, 9.1.2 and 9.1.3 shall be effected with insurers of Owner's choosing and Owner shall provide Contractor with a copy of the terms and
conditions  hereof.   Contractor shall cooperate with  Owner  in  effecting
these insurances and shall provide all information, drawings and other information that it may reasonably require. Contractor shall with all due diligence comply with the conditions of the policies and all reasonable requirements of the insurers in connection with the settlement of claims, the recovery of losses and the prevention of accidents and shall bear at its own cost the consequences of any failure to do so. Contractor shall
bear  the   cost of all excesses, exclusions or limitations applying  under the said policies (in so far as Contractor is liable for the relevant loss or damage under the provisions of this Contract) whether in respect of claims made against Contractor and/or Owner or against any party with whom Owner may be associated in connection with the Works.

          9.5 No Liability Limit. Nothing in this Article 9 shall be deemed to limit Contractor's liability under this Contract to the insurance coverages required by this Article 9.

                                ARTICLE 10

                    SYNCHRONIZATION, PERFORMANCE TESTS
                           AND FINAL ACCEPTANCE

          10.1 Notice. Contractor shall provide Owner, Financing Parties and the Independent Engineer with at least forty-five (45) Days advance Notice of the initial testing of the Facility that involves delivering energy to the Utility. Contractor shall deliver another Notice within ten
(10) Days prior to the actual commencement of Performance Tests. Contractor shall provide Owner, Utility, Financing Parties and the Independent Engineer with at least forty-five (45) Days advance Notice prior to the start of the Performance Tests and the commencement of any other test performed by or on behalf of Contractor pursuant to this Contract. Owner, Utility, Financing Parties and the Independent Engineer shall have the option to witness any such tests. Contractor shall promptly notify each of the parties described above of any change in the schedule of Performance Tests and may not conduct any test unless Owner, Utility, Financing Parties and the Independent Engineer receive at least ten (10) Days advance Notice of the actual date of commencement of such test. Contractor shall provide Owner, Financing Parties and the Independent Engineer at least one hundred forty (140) Days prior Notice of the Scheduled Synchronization Date for each Unit. Such Notice shall include a start-up and test schedule for the Facility and copies of all manufacturers' specifications, schedules of protection schemes, and protection relay settings. Contractor shall promptly give Owner, Financing Parties and the Independent Engineer Notice of any expected change in the Synchronization Date for any Unit or other information contained in the one hundred forty (140) Day Notice described above (or any modifications thereto). All test procedures and initial start-up procedures conducted by Contractor shall be in accordance with the Scope of Work, this Contract, Performance Testing Procedures, Performance Testing Guidelines, applicable manufacturers' instructions and warranty requirements, Applicable Laws and Applicable Permissions, Prudent Utility Practices and any and all applicable rules and procedures described herein nd as otherwise agreed to by Owner, Financing Parties and Contractor.

          10.2 Performance Tests. All Performance Tests shall be performed on the Facility in accordance with the requirements set forth in the Scope of Work, Performance Testing Guidelines, Performance Testing Procedures and this Contract and without limiting the scope thereof, shall generally be designed to determine, among other things, whether the Facility meets the Guaranteed Performance Levels in Article 13 and Minimum Performance Levels as defined below in Article 10.5. Contractor agrees that it shall complete all Performance Tests on the Facility before Unit Delivery Date of the Second Unit shall occur.

          10.3 Owner's, Utility's and Financing Parties' Right To Be Present During Tests. Owner, Utility, Financing Parties and the Independent Engineer and their respective authorized representatives shall have the right to inspect the Work and to be present during all testing conducted pursuant to Article 10 of this Contract. Contractor shall provide the Notices of all tests to be conducted as required under this Contract (including Article 10.1) to Owner, Utility and Financing Parties. Contractor shall arrange, at Owner's cost, for Owner's representatives and Independent Engineer to witness the factory tests of the major components of the Units at the manufacturer's facility.

          10.4 Performance Testing Procedures. The Contractor will be required to provide to the Owner, Financing Parties and the Independent
Engineer ninety (90) days prior to any Performance Test, for review and acceptance by Owner, a detailed Performance Testing Procedure, conforming to the requirements specified in the Scope of Work and the Performance Testing Guidelines in Exhibit F, which will include but not be limited to:
(a) description of the test procedures; (b) list of all data to be collected; (c) instrumentation and location for taking all data points; (d) correction procedures to account for low water conditions; (e) procedures to complete tests under low water conditions, (f) instrument and test accuracies; and (g) sample calculations. The Performance Tests shall be performed in accordance with the Performance Testing Procedures. In the case of the Performance Testing Procedures for the Second Unit, the following special conditions apply:

             10.4.1 The Contractor shall consult with the Owner to establish operating procedures for the coordinated operation of both Units and use of available stream flow during testing; provided that such procedures will insure that Owner has a preferential right to use stream flow availability to operate the First Unite after the First Unit Delivery, if the operation of the First Unit is required to meet the requirements of the Power Purchase Agreement. Such procedures will be developed as part of the Performance Testing Procedures for the Facility and the operating procedures to be developed by the Owner and NEA in accordance with the Power Purchase Agreement.

             10.4.2 The Performance Tests shall include simultaneous full gate operation of both Units to demonstrate the ability of the Units, during such simultaneous full gate operation, to meet Minimum Output as specified in Article 10.5.1 or Guaranteed Output as specified in
Article 13.1.2. The electrical output demonstrated during such simultaneous fullgate operation shall be used to determine the Minimum Output and Guarantee Output for the Second Unit.

             10.4.3 The duration of the simultaneous operation portion of the test shall be established as set forth in the Performance Testing Procedures contemplated in Article 10.4 and shall be based on stream flow availability and the extent to which water storage above the headworks, in the desanding basin, and in the tunnel, can be used for generation, without influencing the validity of such Performance Test; provided that the test is made and the measurements are taken under conditions that permit an accurate determination of the actual electrical output at the rated net head.

          10.5 Minimum Performance Levels. The Minimum Performance Levels for the Facility are as follows:

             10.5.1 "Minimum Output" means an electrical output not less than 18,750 kW per Unit as measured by the permanent meter (accurately functioning) installed at the high voltage side of the main power transformer of the Facility, with both Units operating simultaneously at full gate at the rated net head in accordance with Article 10.4.3, after deduction of Parasitic Load;

             10.5.2 "Minimum Desanding Basin Trapping Efficiency" means a removal of eighty-five percent (85%) of the particles not passing through a
0.3 mm sieve and above, and ninety-nine percent (99%) of the particles not passing through a 0.5 mm sieve, with the design accumulation of sediment in the desanding basin as measured at the outlet of the desanding basin;

             10.5.3 "Allowable Headworks Seepage Loss" means a seepage of two hundred (200) liters per second through the dam, spillway, and desanding basin structures and foundation, exclusive of gate seal leakage, when the headwater level is at El 1434, and the river flow is less than the full gate discharge of both Units operating simultaneously; and

             10.5.4 "Maximum Conductor Resistance" means a transmission line conductor resistance of 0.1227 ohms per kilometer at fifty (50) degrees centigrade.

             10.5.5 all other technical specifications and requirements as set forth in this Contract.

          10.6 Failure to Meet Minimum Performance Levels.

             10.6.1 For any failed or incomplete Performance Test as demonstrated by the inability to achieve the Minimum Performance Level, as set forth in Article 10.5, Contractor shall correct the defect in the Works, at the Contractor's expense, and the failed or incomplete Performance Test shall be repeated. Such correction of defects and retesting may be performed prior to the earlier of April 30, 2000 or

               (a) with respect to the Minimum Desanding Basin Trapping Efficiency, First Unit Delivery; or

               (b) with respect to the Allowable Headworks Seepage Loss, Second Unit Delivery; or

               (c) with respect to the Maximum Conductor Resistance, First Unit Delivery; or

               (d) with respect to either Unit, the Unit Delivery Date for each Unit, provided, however, that if any Minimum Performance Levels are not achieved, or if the Works otherwise fail to conform to the technical specifications and requirements, as set forth in this Contract, by April 30, 2000, such failure shall constitute a default of the Contractor pursuant to Article 15; and provided further after the Guaranteed Unit Delivery Date for either Unit the Contractor shall pay Schedule Liquidated Damages as specified in Articles 12.3.

             10.6.2 In the event there is insufficient water flow to complete any Performance Test as stated in Article 10.4, Contractor shall remain at Facility and complete such Performance Tests at such time as water flow is sufficient to complete such Performance Test. The Contractor shall not be entitled to achieve Second Unit Delivery until both Units have been operated simultaneously at full gate as part of a Performance Test for the Second Unit as described in Article 10.4.3.

          10.7 Failure to Meet Guaranteed Performance Levels.

             10.7.1 If at or after the Guaranteed Unit Delivery Date for either Unit, the results of the Performance Tests conducted for either Unit demonstrate that such Unit meets or exceeds all Minimum Performance Levels, as required for First Unit Delivery or Second Unit Delivery, but fails to meet the Guaranteed Performance Levels, the Contractor, at the Contractor's expense, shall pay Schedule Liquidated Damages as specified in Article 12.3 and:

               (a) correct the defect in the Works at the Contractor's expense as set forth in Article 10.6 above and repeat the Performance Test, or

               (b)  pay the Performance Liquidated Damages as specified  in
Article 13.1.2.

          10.8 Notice of Unit Delivery Dates. Once Contractor has completed the Performance Tests for a given Unit and has performed all of the requirements in accordance with Article 10.2 hereof, provided the Minimum Performance Levels are met or exceeded and the Unit is capable of being operated safely in accordance with this Contract, Contractor may submit to Owner and to the Independent Engineer a Notice so stating and specifying the date (which may not be more than thirty (30) Days prior to the date of such Notice) that in the Contractor's opinion Unit Delivery Date for the applicable Unit was achieved. The Performance Test Report shall be made a part of, and be submitted with, such Notice.

          10.9  Owner's  Acceptance of Unit Delivery Date.  Within  fifteen
(15) Days following receipt by Owner of such Notice of Unit Delivery Date with respect to any Unit, Owner shall notify Contractor in writing whether Owner and the Independent Engineer have concluded that Contractor has fulfilled the requirements of this Contract sufficient to successfully achieve such Unit Delivery Date. If Owner and Independent Engineer determine that Contractor has not fulfilled the requirements for Unit Delivery Date of such Unit, Owner shall so notify Contractor, specifying in reasonable detail the manner in which the requirements for the Unit Delivery Date have not been met. Contractor shall promptly act to correct such deficiencies so as to achieve Unit Delivery Date by the Guaranteed Unit Delivery Date. If Contractor fails to achieve such Unit Delivery Date of either Unit by the Guaranteed Unit Delivery Date, Contractor shall pay Schedule Liquidated Damages. Following any such remedial action, Contractor may deliver to Owner a new Unit Delivery Date Notice conforming to the requirements of this Article 10.9, and the provisions of this
Article 10.9 shall apply with respect to such new Unit Delivery Date Notice in the same manner as they applied with respect to the original Unit Delivery Date Notice. The foregoing procedure shall be repeated as often as necessary, as long as Contractor is accruing, and paying when due, Schedule Liquidated Damages, until the earlier of: (i) Owner and Independent Engineer no longer reject Contractor's Unit Delivery Date Notice and provide their own Notice to Contractor that the Unit Delivery Date has occurred, and (ii) April 30, 2000.

          10.10 Notice of Final Acceptance. Once Contractor has completed all of the requirements for Final Acceptance, Contractor shall submit a proposed Final Acceptance Certificate to Owner. A team consisting of representatives of Owner, Financing Parties, Independent Engineer and Contractor shall as soon as practicable make a final inspection of the Facility and determine whether the Facility meets all requirements of this Contract. Within fifteen (15) Days following such final inspection, Owner, with the consent of Financing Parties and Independent Engineer, shall notify Contractor in writing whether Contractor has fulfilled the requirements of this Contract to reach Final Acceptance. If Owner and
Independent Engineer determine in good faith that, notwithstanding Contractor's delivery of the Final Acceptance Certificate, the Contractor has not fulfilled the requirements for Final Acceptance for the Facility, then Owner shall deliver its Notice to such effect to Contractor describing in reasonable detail the deficiencies noted and corrective action recommended. Contractor shall promptly act to correct any such deficiencies. The procedure set forth in this Article 10.10 shall be repeated as necessary until Owner accepts the Final Acceptance Certificate and provides its own Notice to Contractor that the Final Acceptance Date has occurred, provided however, if Contractor has not completed the requirements for Final Acceptance by April 30, 2000, Owner may, upon Notice to Contractor, complete any remaining items on the Punch List and charge all expenses incurred by Owner to complete such Punch List items.

                                ARTICLE 11

                         WARRANTIES AND GUARANTEES

          11.1 Materials and Workmanship.

             11.1.1    Contractor warrants to Owner that all Equipment  and
other items furnished under this Contract by Contractor, either directly or indirectly, shall be new and of good quality, and together with the Facility, shall be free from defects and deficiencies in design, engineering, materials, construction and workmanship and shall conform to the terms of this Contract, including without limitation, the design set forth in the Scope of Work, Performance Test Guidelines and the Guaranteed Performance Levels. With respect to the guarantee of the performance levels, in the event the Performance Tests demonstrate that the Unit fails to meet the Guaranteed Performance Levels as set forth in Article 13.1.2, but Contractor declares a Unit Delivery Date for such Unit that meets or exceeds the Minimum Performance Levels as required for First Unit Delivery or Second Unit Delivery, as the case may be, and pays Performance Liquidated Damages in accordance with Article 13, Contractor warrants such performance levels, but in any event not less than the Minimum Performance Levels. Contractor agrees, as soon as reasonably possible after receipt of Notice from Owner specifying any defects or deficiencies with respect to the Equipment and Facility, to promptly correct or cause to be corrected, any Work performed under this Contract that, at any time for a period of two (2) years after the Final Acceptance Date, proves to be improper or defective with regard to the Scope of Work in design, material or workmanship; provided, however, that if any item of Equipment (or part thereof) or other specific item of the Work is repaired or replaced during the applicable warranty period, the warranty on such specific item (but not the Equipment, if any, of which such item is a part) shall extend for an additional one year from the completion of such repair or replacement if longer than the time period described above. Contractor shall bear all costs and expenses associated with correcting any warranted Work, including, without limitation, necessary disassembly, transportation, reassembly and retesting, as well as reworking, repair or replacement of such Work, and disassembly and reassembly of adjacent Work when necessary to give access to improper, defective or non-conforming Work, together with all reasonable attorneys' fees, engineering fees, and other costs and expenses incurred by Owner in enforcing the provisions of this Article 11.

               In addition, Contractor shall cause the Vendor of any turbine which is included in a Unit to provide a pitting and erosion guarantee in accordance with IEC 609, as may be modified in the Scope of Work. The pitting and erosion guarantee shall be valid for a period of 16,000 operating hours from the Final Acceptance Date, (but not to exceed four (4) years from the Final Acceptance Date) provided that each turbine is operated in accordance with the limits of the pitting and erosion guarantee contained in the Scope of Work. Contractor accepts all responsibility for all design parameters utilized in the engineering and design hereunder.

             11.1.2 If a particular item is repaired, replaced or renewed one time and becomes defective again during the applicable warranty period, then Contractor agrees that unless Contractor can demonstrate to Owner's and to Independent Engineer's reasonable satisfaction that there is not an unreasonable risk of the reoccurrence of such problem, Contractor will undertake a technical analysis of the problem and clear the "root cause" to Owner's and Independent Engineer's reasonable satisfaction.

          11.2 Engineering and Design. Contractor warrants and guarantees that it shall perform or have performed all of the construction surveying, engineering and design services as of the Final Acceptance Date with respect to the Facility in accordance with the requirements of this Contract, Design Documents and Drawings, plans and specifications for the Facility (including the As-Built Drawings provided under Article 3.17 hereof), and that, when complete, the Equipment and Facility will be free of all defects and deficiencies and will be operational in compliance with this Contract, Prudent Utility Practices, the Power Purchase Agreement, the Scope of Work, Applicable Permissions and all Applicable Laws in effect as of the Final Acceptance Date. Contractor warrants that, as of the Final Acceptance Date, no design or other service provided under this Contract shall infringe on any patent, copyright or constitute a misappropriation of any trade secret. Except to the extent any Force Majeure Event or Owner breach results in a change in the Scope of Work or this Contract and is payable by Owner pursuant to Article 15.3, Contractor shall at its own expense promptly correct any errors and omissions and resulting deficiencies in the Facility as soon as reasonably possible after receipt of Notice from Owner specifying such deficiencies.

          11.3 Vendors and Subcontractors. Except as otherwise provided herein, Contractor shall, for the protection of Contractor and Owner, obtain from the Vendors and Subcontractors such guarantees and warranties with respect to Work performed and Equipment used and installed under this Contract as are reasonably obtainable, which guarantees and warranties shall equal or exceed those named in Article 11.1 or Article 11.2 above and shall be made available and assignable to Owner to the full extent of the terms thereof. Contractor shall notify Owner of the availability of additional warranty or extended guarantee protection and of the cost thereof, and Owner shall have the right to require Contractor to secure such additional warranty or guarantee protection pursuant to a Change Order issued in accordance with the provisions of Article 6 above. Upon the earlier of the Final Acceptance Date or termination of this Contract, Contractor shall deliver to Owner copies of all relevant contracts providing for the guarantees and warranties.

          11.4 Assignment of Warranties. Contractor shall provide Owner with, and hereby assigns to Owner effective at the expiration of the warranty provided by Contractor (or at such earlier date as Owner may request), all warranties and/or guarantees relating to the Work or the Equipment that Contractor receives from any and all of the Vendors and Subcontractors.

          11.5   Limitations.   The  express  warranties   and   guarantees
contained herein shall be subject to the following terms and conditions:

             11.5.1 The term "defective" or "deficient" shall not be construed to include damage caused exclusively by Owner's misuse, negligence or failure to follow Prudent Utility Practice in the operation and maintenance of the Facility.

             11.5.2    Repair,  adjustment,  modifications  or  replacement
provided for herein and reimbursement to Owner for costs, charges and expense incurred (but not revenue lost) due to the occurrence of a warranty claim event and, when applicable, the supply of corrected technical information and recommendations shall constitute fulfillment of all warranty liabilities of Contractor to Owner under this Article 11 for the Facility.

             11.5.3 In the event, unless mutually agreed to the contrary, Owner observes a defective occurrence in relation to any Equipment, which Owner believes is covered by the warranty set forth in this Article 11, Owner shall promptly, and within the warranty period set forth herein, notify Contractor of the occurrence believed to be defective in order that Contractor or its representative may have an opportunity to observe, as provided above, test and examine the Equipment or part of such Equipment believed to be defective. Contractor or its representative shall cause the repair, allotment, modification or replacement which Contractor or its representative believe is required; provided, however, upon receiving such Notice, if Contractor and Owner mutually agree to the amount of the total costs of such necessary repair, adjustment, modification or replacement, including Owner's costs, charges and expenses attributed thereto as identified above, Contractor may, on Owner's request, immediately consent to Owner making such repairs, adjustments, modification or replacement at Contractor's expense.

             11.5.4 In the event of any emergency and, in the reasonable judgment of Owner, the delay that would result from giving formal Notice to Contractor would cause serious loss or damage which could be prevented or mitigated by immediate action, any action including correction of defects and deficiencies may be done by Owner or a third party chosen by Owner, without giving prior Notice to Contractor, and the cost of correction shall be confirmed and be paid by Contractor in the case of a defect or deficiency. In the event such action is taken by Owner, Contractor shall be promptly notified, and shall assist whenever and wherever possible in making the necessary correction. If the Parties determine that the defect is caused by Owner's negligence, Owner shall pay Contractor's actual travel costs associated with the inspection.

            11.5.5 In the event that it is necessary (in order to fulfill Contractor's warranty obligations under Article 11 or otherwise) to dismantle piping, ducts, machinery, Equipment or other Work furnished or performed by Contractor in order to obtain access to the Work, to correct a defect or deficiency, the cost of all such dismantling and reassembly shall be borne by Contractor.

          11.6 Remedies of Owner for Breach of Warranties. If Contractor fails to diligently commence, continue or complete the making good of such materials or workmanship in a manner fulfilling its obligations under Articles 11.1, 11.2, 11.3, 11.4 and 11.5 hereof within a reasonable period of time after written request of Owner to perform such obligations, then Owner may correct such defective workmanship in accordance with this Contract, and Contractor shall be liable (either by direct charge or set-
off) for all reasonable costs, charges, and expenses incurred by Owner in connection with such repair or replacement and shall within fifteen (15) Days after request therefor pay to Owner an amount equal to such costs, charges, and expenses, upon receipt of invoices certified by Owner, and each Day thereafter as such amounts accrue from the due date, interest shall accrue thereon at two percent (2%) per annum above the Reference Rate, until paid. It is further expressly understood that the warranties contained herein shall not limit or waive Contractor's other obligations under this Contract.

          11.7 Quality of Materials and Workmanship. The Contractor, Subcontractors and Vendors shall be required to have in place an approved Quality Control and Assistance Program. The program and all documentation provided to the Owner should be made available for review by the Owner's inspectors. Contractor shall provide such assistance, labor, electricity, fuels, stores, apparatus and instruments as are normally required for examining, measuring and testing any materials and shall supply samples of materials, before incorporation in the Work, for such testing for required compliance herewith.

          11.8  Cost  of  Samples.   All  samples  shall  be  supplied   by
Contractor at its own cost if the supply thereof is clearly intended by or provided for in this Contract.

          11.9 Cost of Tests. The cost of making any test of the Facility and Equipment and workmanship shall be borne by Contractor.

          11.10 Inspection of Operations. Owner, and any Person authorized by Owner, shall at all reasonable times have access to the Facility Site and to all workshops and places where Equipment or material is being manufactured, fabricated or prepared for the Work, and Contractor shall afford every facility for and every assistance in obtaining the right to such access. Owner shall pay its own expenses related to these visits. Contractor understands that the Financing Parties, Independent Engineer and Utility shall have the right, from time to time, to have access to the Facility Site to inspect and observe the materials, subject to not less than twenty-four (24) hours advance Notice to Contractor and Owner. Contractor shall maintain at the Facility Site a complete set of drawings and technical specifications, which shall be made available to the representatives of Utility and Financing Parties upon request by Owner.

          11.11 Inspection and Testing. Owner or its designees shall be entitled, during manufacture, fabrication or preparation, to inspect and test the Equipment or materials, systems and subsystems to be supplied under this Contract. If the materials are being manufactured, fabricated or prepared or systems or subsystems are assembled in workshops or places other than those of Contractor, Contractor shall obtain permission from its Subcontractors and Vendors for the Owner, Financing Parties, Independent Engineer and Utility (as specified in Article 11.10) and their designees to carry out such inspection and testing in those workshops or places. Such inspection or testing shall not release Contractor from any obligation under this Contract. Owner shall bear its own costs of any additional inspections and tests performed at the request of Owner which exceed the requirements of the Scope of Work or the Contract.

          11.12 Dates for Inspection and Testing. Contractor shall agree with Owner on the time and place for the inspection or testing of any Equipment or materials as provided in the Performance Testing Guidelines in Exhibit F and the Scope of Work. Except as set forth in Article 11.10,
Owner and the Independent Engineer shall give Contractor not less than seventy-two (72) hours Notice of its intention to carry out the inspection or to attend the test. If Owner and the Independent Engineer, or their respective duly authorized representative, does not attend on the date agreed, the tests shall be rescheduled for seventy-two (72) hours from the originally scheduled time and a Notice thereof with a request to attend the rescheduled tests shall be sent to Owner and the Independent Engineer. If Owner and the Independent Engineer, or their respective duly authorized representative, does not attend the rescheduled tests, Contractor may proceed with the tests, which shall be deemed to have been made in the presence of Owner and the Independent Engineer. Notwithstanding that any such delay may have an adverse effect upon Contractor, Contractor shall not be entitled to any increase in the Contract Price or time for completion in respect of such delay. Contractor shall forthwith forward to Owner and the Independent Engineer duly certified copies of the test readings. If Owner and the Independent Engineer have not attended the tests, Owner or the Independent Engineer, as the case may be, shall accept the said readings as accurate (except in cases of fraud or intentional falsification of test readings).

          11.13 Rejection. If, at the time and place agreed in accordance with Article 11.12, the Equipment or materials are not ready for inspection or testing or if the inspection or testing referred to in
Article 11.11 demonstrates that the materials are defective or otherwise not in accordance with this Contract, Owner may reject the materials and shall notify Contractor thereof immediately. The Notice shall state Owner's objections with reasons. Contractor shall then promptly make good the defect or ensure that rejected materials comply with this Contract. If Owner so requests, the tests of rejected materials shall be made or repeated under the same terms and conditions. All costs incurred by Owner by the repetition of the tests shall be recoverable from Contractor by Owner and may be deducted from any moneys due or to become due to Contractor.

          11.14      Independent Inspection.  Owner may delegate inspection
and  testing  of  materials to an independent inspector.   Notice  of  such
appointment shall be given by Owner, as the case may be, to Contractor.

          11.15 Examination of Work Before Covering Up. No part of the Work shall be covered up or put out of view without the approval of Owner, and the Contractor shall afford full opportunity for Owner to examine and measure any such part of the Work which is about to be covered up or put out of view and to examine foundations before any part of the Work is placed thereon. Contractor shall give Notice to Owner whenever any such part of the Work or the foundations is or are, respectively, ready or about to be ready for examination and Owner shall, without unreasonable delay, unless he considers it unnecessary and advises Contractor accordingly, attend for the purpose of examining and measuring such part of the Work or of examining such foundations.

          11.16 Uncovering and Making Openings. If Contractor has failed to provide Notice to Owner and failed to allow Owner the opportunity to examine and measure the Work pursuant to Article 11.15, Contractor shall uncover any part of the Work or make openings in or through the same as Owner may instruct and Contractor shall reinstate and make good such part. All costs associated with uncovering any part of the Work or making openings in or through the same, and with restoration of the Work, shall be borne by Contractor.

          11.17 Removal of Improper Work or Materials. Owner shall have authority to issue instructions from time to time at the sole expense of the Contractor for: (a) the removal from the Facility Site, within such time or times as may be specified in the instruction, of any Equipment or materials which are not in accordance with this Contract, (b) the substitution of proper and suitable Equipment or materials, and (c) the removal and proper re-execution, notwithstanding any previous test thereof or interim payment therefore, of any Work which, in respect of: (i) Equipment, materials or workmanship or (ii) design by Contractor or for which it is responsible, is not in accordance with this Contract.

          11.18 Default of Contractor in Compliance. In case of default on the part of Contractor in carrying out any instruction given under this Contract within the time specified therein or, if none, within a reasonable time, Owner shall be entitled to employ and pay other persons to carry out the same and all costs incidental thereto shall be recoverable from Contractor by Owner, and may be deducted by Owner from any moneys due or to become due to Contractor.

          11.19 Right to Operate Unsatisfactory Equipment. Owner shall have the right to operate all Equipment, subject to Article 11.5.1, as soon as and as long as it is in operating condition, whether or not such Equipment has been accepted. Such operation by Owner shall not lessen or impair any express or implied warranties of Contractor concerning such Equipment. All repairs or alterations required to be made by Contractor shall be made at such times as directed by Owner and in such a manner as will cause the minimum interruption in the use of the Equipment by Owner. Operation of Equipment pursuant to this Article 11.19 shall not relieve Contractor of its responsibility to furnish all Equipment in complete accordance with this Contract.

                                ARTICLE 12

                           COMPLETION GUARANTEE

          12.1 Guarantee of Timely Completion. Contractor warrants and guarantees that (1) the First Unit Delivery shall occur on or before the Guaranteed Unit Delivery Date of the First Unit, or October 15, 1999, and
(2) the Second Unit Delivery shall occur on or before the Guaranteed Unit Delivery Date of the Second Unit, or December 15, 1999, but in no event shall such date be before September 1, 1999.

          12.2 Bonus for Early Unit Delivery.

             12.2.1 Bonus for Early Delivery of First Unit. In the event that the Unit Delivery Date of the First Unit occurs prior to October 15, 1999, but not earlier than September 1, 1999, Owner shall pay Contractor a bonus equal to Three Thousand, Five Hundred Dollars ($3,500) per Day for each Day that the Delivery Date of the First Unit occurs prior October 15, 1999, which bonus shall increase to Five Thousand Dollars ($5,000) per Day for each Day that the Delivery Date of the First Unit occurs prior to September 30, 1999. No bonus shall be paid for any Day prior to September 1, 1999 and this provision shall not be modified by any Force Majeure Event.

            12.2.2 Bonus for Early Delivery of Second Unit. In the event that the Unit Delivery Date of the Second Unit occurs prior to December 15, 1999, but not earlier than September 1, 1999, Owner shall pay Contractor a bonus equal to Ten Thousand Dollars ($10,000) per Day for each Day that the Delivery Date of the Second Unit occurs prior December 15, 1999, which bonus shall increase to Twelve Thousand, Five hundred Dollars ($12,500) per Day for each Day that the Delivery Date of the Second Unit occurs prior to November 15, 1999. No bonus shall be paid for any Day prior to September 1, 1999 and this provision shall not be modified by any Force Majeure Event.

          12.3 Delay in Unit Delivery Date. If the Unit Delivery Date of the first Unit and second Unit are not achieved on each respective
Guaranteed Unit Delivery Date, in addition to the liability imposed pursuant to Article 18, Contractor shall be obligated to pay liquidated damages equal to the following amounts:

             12.3.1 If the Unit Delivery Date of the First Unit does not occur on or before the Guaranteed Unit Delivery Date of the First Unit, Contractor shall pay to Owner Twenty Thousand Dollars ($20,000) for each Day that the Unit Delivery Date of the First Unit is delayed beyond the Guaranteed Unit Delivery Date of the First Unit, up to and including November 14, 1999, and shall pay to Owner Twenty-Five Thousand Dollars ($25,000) for each Day that the Unit Delivery Date of the First Unit is delayed from November 15, 1999 up to and including December 15, 1999.

             12.3.2 If the Unit Delivery Date of the Second Unit does not occur on or before the Guaranteed Unit Delivery Date of the Second Unit, or December 15, 1999, Contractor shall pay to Owner Forty Thousand Dollars ($40,000) for each Day that the Unit Delivery Date of the Second Unit is delayed beyond the Guaranteed Unit Delivery Date of the Second Unit, up to and including February 28, 2000. For any such delay after February 28, 2000, Contractor shall pay to Owner Forty-Five Thousand Dollars ($45,000) for each Day that the Unit Delivery Date of the Second Unit is delayed beyond February 28, 2000 up to and including the termination date of this Contract pursuant to the last paragraph of this Article 12, or until the maximum limit on Schedule Liquidated Damages is reached, whichever occurs first.

            12.3.3 The maximum limit on Schedule Liquidated Damages shall be equal to twenty-five percent (25%) of the Contract Price, as may be adjusted by Change Orders.

             12.3.4 In the event that the Unit Delivery Date for the Second Unit does not occur on or before April 30, 2000, although Contractor has paid Schedule Liquidated Damages or Performance Liquidated Damages, in addition to the liability of Contractor due to indemnification and third party claims set forth in Article 16 and 18.2 and Schedule Liquidated Damages, Owner may terminate Contractor's employment and this Contract pursuant to Article 15.1.2(b) and upon such termination, Contractor shall pay an amount up to thirty-five percent (35%) of the total Contract Price, and Owner may, at its sole option, draw on the Performance Guarantee and withhold the retainage and may assert such remedies as are set forth in
Article 15.1.

                                ARTICLE 13

                      LIQUIDATED DAMAGES FOR FAILURE
                 TO ACHIEVE GUARANTEED PERFORMANCE LEVELS

          13.1  Guarantee.   Contractor warrants and  guarantees  that  the
Facility shall meet or exceed the Guaranteed Performance Levels.

             13.1.1 Contractor's compliance with the guarantees set forth in Article 13.1 or the degree of its failure to comply with any such guarantee, shall be determined on the basis of the Performance Tests in
Article 10 and the results of such tests, as confirmed by the Owner's Engineer and Independent Engineer, shall be conclusive for such purpose.

             13.1.2    If  the results of the applicable Performance  Tests
establish that the turbines, generators or transformers, have failed to achieve the Guaranteed Performance Levels as specified, then the results of such tests will be a basis for Performance Liquidated Damages. The Performance Liquidated Damages per Unit for failure to meet the Guaranteed Performance Levels will be computed as follows:

               (a) Six Thousand Dollars ($6,000) for each kW by which the full gate unit power output at rated net head with both Units operating simultaneously is less than the Guaranteed Output, but is greater than or equal to a Minimum Output per Unit;

               (b) One Hundred Forty Thousand Dollars ($140,000) for each one-tenth of one percent (0.1%) that the turbine efficiency as tested for the installed turbines is less than the guaranteed turbine efficiency of ninety-two and one-half of one percent (92.5%) while operating at the full gate output under the rated net head as described in the Scope of Work;

               (c) One Hundred Forty Thousand Dollars ($140,000) for each one-tenth of one percent (0.1%) that the generator efficiency as tested for the installed generators is less than the guaranteed generator efficiency of ninety-seven and twenty-five one hundredths of one percent (97.25%) at rated kVA, rated power factor, rated speed, and rated voltage as described in the Scope of Work;

               (d) One Hundred Forty Thousand Dollars ($140,000) for each one-tenth of one percent (0.1%) that the main power transformer efficiency as tested for the installed main power transformers is less than the guaranteed main power transformer efficiency of ninety-nine and three-tenths of one percent (99.3%) at rated kVA, rated voltage, rated frequency and unity power factor inclusive of auxiliary loads as described in the Scope of Work; and

               The maximum limit on Performance Liquidated Damages shall be equal to thirty-five percent (35%) of the Contract Price (less any amounts paid as Schedule Liquidated Damages under Article 12) as adjusted by Change Orders.

          13.2 Achievement of Minimum Performance Levels. If, for either Unit, such Unit has completed applicable Performance Tests and the results demonstrate that thePerformance Level, Unit fails to meet the Guaranteed Performance Levels as set forth in Article 13, but all requirements for First Unit Delivery or Second Unit Delivery have been met, Contractor shall be able to declare Unit Delivery Date for sucha Unit by electing to pay Performance Liquidated Damages in accordance with this Article 13. The Parties have agreed that Owner's actual damages, in the event of a failure to achieve the Guaranteed Performance Levels, would be extremely difficult or impractical to determine.

             13.2.1 Prolonged Delay. If the Unit Delivery Dates for both Units shall not have occurred by April 30, 2000 and, although Contractor shall have paid Performance Liquidated Damages and Schedule Liquidated Damages, in addition to the liability of Contractor due to indemnification and third party claims set forth in Article 16 and 18.2, Owner may terminate Contractor's employment and this Contract pursuant to Article 15.1.2(b) and upon such termination, Contractor shall pay an amount up to thirty-five percent (35%) of the total Contract Price and Owner may, at its sole option, draw on the Performance Guarantee and withhold the retainage and may assert such remedies as are set forth in Article 15.1.

          13.3 Payment of Bonuses and Liquidated Damages. Contractor shall pay any liquidated damages pursuant to Article 12 and this Article 13, and Owner shall pay any bonuses for an early Unit Delivery Date for the First Unit and Second Unit under Article 12.2, within fifteen (15) Days after the date on which such bonuses or damages are earned or assessed, respectively, together with interest thereon at the Reference Rate plus two percent (2%) from the due date until paid, provided that Owner and Contractor may agree to aggregate and permit payment of outstanding liquidated damages and bonuses until the last business day of every second week. Owner in its sole discretion may, but is not obligated to, elect to collect Schedule Liquidated Damages or Performance Liquidated Damages or any other amounts due under this Contract by drawing on the Performance Guarantee. In the event Owner elects to draw on the Performance Guarantee to collect Schedule Liquidated Damages or Performance Liquidated Damages, Contractor shall immediately upon each such drawdown take any and all actions necessary or appropriate to increase the Performance Guarantee by the amount received by Owner upon such drawdown and shall deliver to Owner all documents evidencing such increase. Thereafter, Contractor shall maintain the Performance Guarantee in an amount equal to the product of the Contract Price (as adjusted if the Contract Price changes) multiplied by 0.25.

          13.4 Schedule Liquidated Damages and Performance Liquidated Damages. Contractor's obligation to pay Schedule Liquidated Damages and Performance Liquidated Damages when and as provided in Article 12 and this
Article 13, respectively, and any other amounts due under this Contract is an absolute and unconditional obligation and shall not be released, discharged, diminished, or in any way affected by (i) any default by Owner in the performance or observance of any of its obligations hereunder, or
(ii) the assignment by Owner of this Contract to the Financing Parties or any other Person, (iii) any other circumstances, happening, condition or event. Contractor shall pay such liquidated damages without deduction, set-off, reduction or counterclaim.

         13.5 Adjustment of Performance Liquidated Damages. In accordance with Article 10.4.2, the Performance Test for the Second Unit shall include simultaneous full gate operation of both Units to demonstrate the ability of both Units to meet or exceed Minimum Output as specified in Article
10.5.1 or the Guaranteed Output as specified in Article 13.1.2. The Parties agree that the results of the test will be used to compute an adjustment of the Performance Liquidated Damages for failure to meet
Guaranteed Output assessed as a condition of First Unit Delivery and to determine whether Owner may require Contractor to correct defects in the First Unit to permit such Unit to satisfy Minimum Output.

             13.5.1 If (x) the electrical output of the First Unit as measured during the Performance Test for the First Unit, and adjusted as necessary to the anticipated conditions corresponding to simultaneous full gate operation of two Units at the rated net head after deduction of Parasitic Load, is less than (y) the electrical output of the First Unit, as measured during the simultaneous full gate operation of both Units required as part of the Performance Test for the Second Unit, and adjusted as necessary to the conditions corresponding to rated net head after deduction of Parasitic Load, then:

               (a) If both (x) and (y) are greater than or equal to the Guaranteed Output, then no adjustment of Performance Liquidated Damages assessed as a condition of First Unit Delivery are applicable; or

               (b) If (x) is greater than or equal to the Minimum Output and less than Guaranteed Output, and (y) is greater than or equal to Guaranteed Output, the Contractor is entitled to a refund of Performance Liquidated Damages assessed as a condition of First Unit Delivery in an amount equivalent to Six Thousand Dollars ($6,000) for each kW by which the Guaranteed Output exceeds (x), but in no event shall the amount refunded to the Contractor exceed the amount paid by the Contractor and received by Owner for such Performance Liquidated Damages; or

               (c) If both (x) and (y) are greater than or equal to Minimum Output and less than Guaranteed Output, then the Contractor is entitled to a refund of Performance Liquidated Damages assessed as a condition of First Unit Delivery in an amount equivalent to Six Thousand Dollars ($6,000) for each kW by which (y) exceeds (x), but in no event shall the amount refunded to the Contractor exceed the amount paid by the Contractor and received by Owner for such Performance Liquidated Damages.

             13.5.2 If (x) the electrical output of the First Unit as measured during the Performance Test for the First Unit, and adjusted as necessary to the anticipated conditions corresponding to simultaneous full gate operation of two Units at the rated net head after deduction of Parasitic Load, is greater than (y) the electrical output of the First Unit, as measured during the simultaneous full gate operation of both Units required as part of the Performance Test for the Second Unit, and adjusted as necessary to the conditions corresponding to rated net head after deduction of Parasitic Load, then:

               (a) If both (x) and (y) are greater than or equal to the Guaranteed Output, then no adjustment of Performance Liquidated Damages assessed as a condition of First Unit Delivery are applicable; or

               (b) If (y) is greater than or equal to the Minimum Output and less than Guaranteed Output, and (x) is greater than or equal to Guaranteed Output, the Contractor shall pay Performance Liquidated Damages (in addition to any other Performance Liquidated Damages that may have been paid) in an amount equivalent to Six Thousand Dollars ($6,000) for each kW by which (y) is less than the Guaranteed Output; or

               (c) If both (x) and (y) are greater than or equal to Minimum Output and less than Guaranteed Output, the Contractor shall pay Performance Liquidated Damages (in addition to any other Performance Liquidated Damages that may have been paid) in an amount equivalent to Six Thousand Dollars ($6,000) for each kW by which (x) exceeds (y); or

               (d) If (y) is less than the Minimum Output, the Owner may in its sole discretion, require the Contractor to correct the defect in the Works, and repeat the Performance Test for the Second Unit, and pay Schedule Liquidated Damages as set forth in Article 12 until the date upon which the defects in the First Unit are corrected to the satisfaction of the Owner and Performance Tests, including the simultaneous full gate operation of both Units, are performed and the results demonstrate that the First Unit has achieved the Minimum Output for such Unit. The failure of the Contractor to satisfy the conditions in the immediately preceding sentence by April 30, 2000 shall constitute a default under this Contract and shall entitle Owner to terminate Contractor's employment and this Contract pursuant to Article 15.1.2(b) and assert such remedies as are set forth in Article 15.1.5. The delivery of the Second Unit shall not occur until the Performance Test for the Second Unit demonstrates that both Units can meet or exceed Minimum Output.

                                ARTICLE 14

                CONTRACTOR'S REPRESENTATIONS AND WARRANTIES

          14.1 Representations and Warranties. Contractor represents and warrants that:

            14.1.1 Corporate Standing and Authorization. Contractor is a corporation duly organized, validly existing, and in good standing under the laws of the People's Republic of China and shall be duly authorized and qualified to conduct business in Nepal not later than seven (7) Days prior to Financial Closing; and the execution, delivery, and performance of this Contract have been duly authorized by all requisite corporate action and will not violate any provision of any governmental rule, regulation, or ordinance, its charter or by-laws, or any indenture, contract, agreement, or instrument to which it is a party or by which it or its property may be bound or effected and this Contract is intended to and shall be enforceable in accordance with its terms.

             14.1.2 No Violation of Law. Contractor is not in violation of any Applicable Law or Applicable Permission which violations, individually or in the aggregate, would affect its performance of its obligations under this Contract.

            14.1.3 Licenses. Contractor is or shall be the holder of all HMGN and local and other governmental consents, licenses, permissions, and other authorizations and Applicable Permissions required to operate and conduct its business now and as contemplated by this Contract as of the date of Notice to Proceed.

             14.1.4 Litigation. Contractor is not a party to any legal, administrative, arbitration, investigatorial (to the best of its knowledge), or other proceeding or controversy pending, or to the best of its knowledge, threatened, that could adversely affect its ability to perform under this Contract.

             14.1.5 Qualifications. Contractor has (a) examined this Contract, together with all Exhibits attached hereto, thoroughly and become familiar with all their respective terms and provisions; (b) by itself and through its Subcontractors and Vendors, the full experience and proper qualifications to perform the Work and to construct the Facility in accordance with the Scope of Work therefore; (c) visited and examined the Facility Site and is fully familiar with such Facility Site and based on such visit and examination has no reason to believe that Contractor will be unable to complete the Work in accordance with this Contract; and (d) to the best of its knowledge, reviewed all other documents and information necessary and available to Contractor in order to ascertain the nature, location, and scope of the Work, the character and accessibility of the Facility Site, the existence of obstacles to construction, the availability of facilities and utilities, the location and character of existing or adjacent work or structures.

            14.1.6 Access Rights. Access rights granted to Contractor to the Facility Site are adequate for the performance of the Work and operation of the Facility.

          14.2 Standards of Conduct. Contractor represents and warrants that neither Contractor nor any of its directors, employees or agents has made or offered, or caused to be made or offered, any payment, loan or gift of money or anything of value directly or indirectly to (i) any official or employee of any government, or any agency or instrumentality thereof; (ii) any political party or official thereof or any candidate for political office; or (iii) any other person, under circumstances in which the Contractor, its directors, employees or agents know, or have reason to know, that all or any portion of such money or thing of value will be offered or given, directly or indirectly, to any person named in items (i) and (ii) above to influence a decision or to gain any advantage for the Contractor or their respective directors, employees or agents in connection with any transaction relating to this Agreement which could result in a violation of the Foreign Corrupt Practices of Act of 1977, as amended, or any other law, regulation, order, decree, or directive having the force of law and relating to bribery, kick-backs, or similar business practices.

          The Contractor shall not, and shall cause its directors, employees and agents to not, make or offer, or cause to be made or offered, any payment, loan or gift of money or anything of value directly or indirectly to (i) any official or employee of any government, or any agency or instrumentality thereof; (ii) any political party or official thereof or any candidate for political office; or (iii) any other person, under circumstances in which the Contractor, its directors, employees or agents know, or have reason to know, that all or any portion of such money or thing of value will be offered or given, directly or indirectly, to any person named in items (i) and (ii) above to influence a decision or to gain any advantage for the Contractor or their respective directors, employees or agents in connection with any transaction relating to this Agreement which could result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other law, regulation, order, decree, or directive having the force of law and relating to bribery, kick-backs, or similar business practices.

          14.3 Sovereign Immunity.


            14.3.1 Contractor hereby represents and warrants to Owner and the Financing Parties as follows:

               (a) the execution, delivery and performance by Contractor of this Contract constitutes private and commercial acts rather than public or governmental acts; and

               (b) in the event that any proceedings are brought against Contractor or any of its properties or assets in any jurisdiction in connection with this Contract or in connection with any of the transactions contemplated hereby, neither Contractor nor any of its properties or assets would be entitled to immunity from such proceedings; and

               (c) neither Contractor nor any of its properties or assets now has or in the future would have any claim of immunity from any in any jurisdiction in connection with any such proceedings.

             14.3.2 Contractor hereby irrevocably and unconditionally waives any right it has or in the future would have to claim immunity from any proceedings brought against it or any of its properties or assets.

             14.3.3 Contractor hereby irrevocably and unconditionally consents generally in respect of the enforcement of any judgment against it in any court, arbitration or other legal proceeding in any jurisdiction to the giving of any relief or the issue of any process in connection with such proceedings, including, without limitation, the attachment prior to entry of judgment, the attachment in aid of execution of judgment and the execution of judgment against or in respect of any of its properties or assets.

                                ARTICLE 15

                          DEFAULT AND TERMINATION

          15.1 Default by Contractor.

            15.1.1   Termination for Contractor's Inability to Perform.  If
(a) Contractor consents to the appointment of or taking possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its property, or fails or admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors; (b) Contractor files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief by voluntary petition, answer or consent, under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of corporations, or providing for an agreement, composition, extension, or adjustment with its creditors; (c) a substantial part of Contractor's property is subject to the appointment of a receiver, trustee, liquidator, or custodian by court order and such order shall remain in effect for more than thirty (30) Days; or Contractor is adjudged bankrupt or insolvent, has any property sequestered by court order and such order shall remain in effect for more than thirty (30) Days, or has filed against it a petition under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall not be dismissed within thirty
(30) Days of such filing; then Owner may request assurances satisfactory to Owner of Contractor's future performance in accordance with the terms and conditions of this Contract, including strict compliance with the Construction Schedule. If Contractor fails to provide such assurances within ten (10) Days of a request therefor, Owner may without prejudice to any other of its rights or remedies under this Contract, terminate Contractor's employment and this Contract.

            15.1.2   Termination for Contractor's Failure to Perform.

               (a) Except as provided in Article 15.1.2 (b), Iin the event Contractor fails to perform any of its obligations, covenants or agreements or breaches any representation or warranty, and except for a failure to achieve the Unit Delivery Date for the Second Unit on or before April 30, 2000 which shall not permit Contractor to cure, theand Contractor fails to correct such breach within fifteen (15) Days after Notice of such condition from Owner, or if not capable of being corrected within such fifteen (15) Day period, to commence to correct such condition within such fifteen (15) Days after receipt of Notice of such conditionbreach from Owner and to thereafter diligently prosecute such corrective action to completion (in a time period not to exceed ninety (90) Days) in a manner satisfactory to Owner in its sole discretion, Owner may, without prejudice to any other right or remedy under this Contract, terminate Contractor's employment and this Contract.

               (b) In the event Contractor (i) fails to achieve the Unit Delivery Date for the Second Unit on or before April 30, 2000, (ii) fails to achieve a milestone in the time period permitted under Contractor's recovery plan approved by the Owner in accordance with Article 5.2.3, or
(iii) the Contractor does not provide special steps to be taken in the recovery plan provided pursuant to Article 5.2.3, acceptable to Owner, Owner may, without providing Contractor with a period to cure, and without prejudice to any other right or remedy under this Contract, terminate Contractor's employment and this Contract.

             15.1.3 Owner's Rights. In the event that Owner elects to terminate Contractor's employment pursuant to Article 15.1.1 or 15.1.2 hereof, Contractor shall provide Owner with the right to continue to use any and all patented and/or proprietary information Owner deems necessary to complete the Facility, including, but not limited to, the Detailed Design. Furthermore, Owner shall have the right to take possession of, and use without compensation, all of Contractor's Equipment located at the Facility Site on the date of such termination for the purpose of completing the Work and may employ any other person, firm or corporation to finish the Work by whatever method that Owner may deem expedient. Owner may make such expenditures as in Owner's sole judgment will best accomplish the timely completion of the Facility under the provisions of Article 7 or otherwise. Contractor shall not be entitled to receive any further payments under this Contract except for payments for Work performed prior to such termination, but such payment shall only be made after completion of the Facility and to the extent that the cost to complete does not exceed the Contract Price. However, Contractor shall nonetheless continue to be bound by such provisions of this Contract that survive such date.

             15.1.4 General Obligations. If Owner elects to terminate Contractor's employment pursuant to Article 15.1.1 or 15.1.2 hereof, Contractor shall, at Owner's request and at Contractor's expense, perform the following services relative to the Work so affected: (a) assist Owner in preparing an inventory of all Equipment in use or in storage at the Facility Site; (b) assign to Owner or its nominee all subcontracts and warranties and other contractual agreements as may be designated by Owner, which assignment shall occur automatically upon Notice from Owner to Contractor; provided, however, that Contractor shall execute such documents as may be reasonably requested by Owner to evidence such assignment; and
(c) remove from the Facility Site all such Contractor's Equipment and rubbish and Hazardous Materials as Owner may request.

             15.1.5 Termination Payment Obligations. (a) If Owner terminates Contractor's employment pursuant to Article 15.1.1 or 15.1.2 hereof (i) Owner shall invoice Contractor monthly for all amounts due under the Financing Documents for the immediately preceding month until the Final Acceptance Date (as if Contractor were still employed under this Contract) and for all expenses reasonably incurred by Owner to engage a substitute contractor to complete the Work, including, without limitation, additional overhead and legal and other professional expenses; and (ii) upon engagement of a substitute contractor, the Owner shall calculate the amount by which (aa) the cost to complete the Work (based on the contract price offered by the substitute contractor) plus the amounts paid by the Owner to the Contractor pursuant to this Contract, exceeds (bb) the Contract Price, as adjusted pursuant to Change Orders (the "Deficiency Amount") and, upon completion of such calculations, invoice Contractor for such Deficiency Amount.

                      (b) Contractor shall be liable for, and shall pay to Owner, the amounts included in the invoices delivered to Contractor pursuant to subsection (a) of this Article 15.1.5 within ten (10) Days following receipt of such invoices. Contractor shall pay interest at the Reference Rate plus two percent (2%) on any such amount which is not paid within ten (10) Days following such demand, until such amount is paid in full.

                      (c) In the event that Contractor has paid the Deficiency Amount and (i) such Deficiency Amount is less than (ii) (A) the actual costs to complete the Work (together with amounts paid by Owner to Contractor pursuant to this Contract) minus (B) the Contract Price, as adjusted pursuant to Change Orders, then the Contractor shall, within ten
(10) days after receipt of an invoice from Owner delivered after the Final Acceptance Date (as if Contractor were still employed under this Contract), pay to Owner the difference between (ii) and (i).

                      (d) In the event that Contractor has paid the Deficiency Amount and (i) such Deficiency Amount is more than (ii) (A) the actual costs to complete the Work (together with amounts paid by Owner to the Contractor pursuant to this Contract) minus (B) the Contract Price, as adjusted pursuant to Change Orders, then Owner shall, within ten (10) days after the Final Acceptance Date (as if Contractor were still employed under this Contract), pay to Contractor the difference between (i) and (ii).

             15.1.6 Indemnification. If any event or condition or act or omission specified in this Article occurs, Contractor agrees to indemnify and hold Owner and the Financing Parties harmless from any and all claims, obligations and liabilities, including judgments, expenses, costs, fines, and/or penalties of whatever nature arising from or related to any such event or condition, except to the extent resulting from Owner's negligence or willful misconduct.

          15.2 Suspension or Termination for Convenience.

             15.2.1 Suspension for Owner's Convenience. Owner may, by Notice to Contractor, suspend at any time the performance of all or any portion of Work. Upon receipt of such Notice, Contractor shall, unless the Notice requires otherwise: (a) immediately discontinue the Work on the date and to the extent specified in the Notice; (b) place no further orders or subcontracts for material, services or facilities with respect to suspended Work other than to the extent required in the Notice; (c) promptly make every reasonable effort, with the concurrence of Owner to obtain suspension with terms satisfactory to Owner of all orders, subcontracts, and rental agreements to the extent they relate to performance of suspended Work; (d) continue to protect and maintain the Work performed, including those portions on which Work has been suspended; and (e) take any other reasonable steps to minimize costs associated with such suspension. As full compensation for any suspension under this Article 15.2, Contractor will be reimbursed by Owner for the following costs, reasonably incurred, without duplication of any item, to the extent that such costs directly result from such suspension of the Work and to the extent that they do not reflect reimbursement for Contractor's, Vendors' or Subcontractors' anticipated profit from other Work: (a) a standby charge, sufficient to compensate Contractor for keeping, to the extent required in the suspension Notice, its organization and Contractor's Equipment committed to the Work on a standby basis; (b) all reasonable costs associated with demobilization and remobilization of Contractor's facility, forces, and Contractor's Equipment; and (c) an equitable amount to reimburse Contractor for the cost of receiving, maintaining and protecting that portion of Work upon which performance has been suspended. Upon delivery of Notice by Owner to Contractor to resume suspended Work, Contractor shall immediately resume performance under this Contract to the extent required in the Notice. If Contractor intends to assert a claim for equitable adjustment under this clause, it must, within twenty (20) Days after receipt of Notice to resume Work, submit to Owner a written statement setting forth the schedule impact and monetary extent of such claim in sufficient detail to permit thorough analysis and adjustment pursuant to Article 6. Contractor shall permit access by Owner to pertinent records for purposes of documenting such claims. In the event that Owner suspends the performance of any portion of the Work pursuant to Article 15.2.1 hereof, the Guaranteed Unit Delivery Dates and Critical Dates shall be extended for the number of Days' delay caused by the suspension. No adjustment shall be made for any suspension to the extent that performance would have been suspended, delayed or interrupted by Contractor for noncompliance with the requirements of this Contract. Suspension of the Work under this Contract may be accomplished only by the Notice described in this Article 15.2.

             15.2.2    Termination  for  Owner's  Convenience.   Owner  may
terminate this Contract at any time for its convenience. This Contract may be terminated under this Article 15.2.2 by giving Contractor Notice of termination. Upon receiving any such Notice of termination, Contractor shall stop performing the Work and shall cancel as quickly as possible all orders placed by it with Subcontractors and Vendors and shall use all reasonable efforts to minimize cancellation charges. Contractor shall be entitled to receive a termination payment (the "Termination Payment") equal to the sum of (i) that portion of the Contract Price that is applicable to Work completed up to the date of termination that has not previously been paid to Contractor, (ii) the costs reasonably incurred by Contractor in withdrawing its equipment and personnel from the Facility Site and in otherwise demobilizing, and (iii) the costs reasonably incurred by Contractor in terminating contracts with Subcontractors, Vendors and suppliers pertaining to the Work (excluding fees of any affiliates of Contractor). Representatives of Owner and Contractor shall determine the Contract Price amount referred to in clause (i) above in accordance with the Milestone Payment Schedule in Exhibit E, and Contractor shall document the costs claimed under clauses (ii) and (iii) above to Owner's satisfaction and shall supply Owner copies of the Subcontractor, Vendor and supplier invoices covering amounts claimed under clause (iii) above. Contractor shall submit an invoice to Owner for the Termination Payment with the supporting information and documents referred to above, and Owner shall pay such invoice within thirty (30) Days after its receipt of same unless it disputes certain elements thereof, in which event only the undisputed portion of the Termination Payment need be made within such thirty (30) Day period and the dispute over the remainder of the claimed Termination Payment may be submitted to arbitration pursuant to Article 17.

          15.3 Termination by Contractor.

             15.3.1 Upon Notice to Owner, Contractor may terminate this Contract if Financial Closing has not occurred by April 30, 1997.

             15.3.2 If Owner fails to make a timely payment of amounts due to Contractor under this Contract, which failure continues for a period of ninety (90) Days after Notice of such non-payment, Contractor may terminate this Contract, provided, however, that the failure to make such payment is not during a period in which the payment is being disputed in good faith. Notwithstanding the Financing Parties' rights of assignment under this Contract, if it is determined through the Arbitration procedures set forth in Article 17 that Contractor is entitled to recover the amounts not timely paid, which is the cause for Contractor's termination under this Article 15.3.2, Owner shall be liable to pay such amount as determined according to the procedures set forth in this Contract.

             15.3.3 If after one hundred and fifty (150) Days of Owner's Notice to Contractor to suspend performance of the Work pursuant to Article
15.2.1 above, Owner has not given Contractor a Notice to resume the Work, Contractor may give Notice to Owner of its intent to terminate this Contract. The Contract shall terminate on the thirtieth (30) Day after Contractor's Notice, unless the Parties mutually agree otherwise. If Contractor terminates this Contract under the Article 15.3.3, Contractor shall pay its costs of termination, including, but not limited to, demobilization costs.

          15.4 Termination Due To Owner's Force Majeure Event. If a Force Majeure Event has occurred, which effects the Owner as described in Article 6.2.1, and continues for a period of three hundred and sixty-five (365) Days, then, notwithstanding that the Contractor may by reason thereof have been granted an extension of required dates, either Party shall be entitled to serve upon the other Party a thirty (30) Day prior Notice to terminate this Contract. If at the expiry of the period of thirty (30) Days a Force Majeure Event shall still continue, this Contract shall terminate. If this Contract is terminated under this Article 15.4, the Contractor shall be paid the value of the Work completed up to the date of termination in accordance with Article 7. Each Party shall pay its own costs of termination pursuant to this Article 15.4.

                                ARTICLE 16

                                INDEMNITIES

          16.1 Contractor's Indemnification. Contractor agrees to defend shall indemnify and hold harmless Owner, Owner's Engineer, the Utility, Owner's contractors, and Financing Parties, their respective affiliates and their respective employees, agents, partners, officers, and directors ("Owner Indemnitees"), from and against all damages, losses, liabilities, fines, penalties and related costs and expenses (including court costs and reasonable attorneys' fees) ("Losses") arising out of claims of third parties which directly or indirectly arise out of or result from any performance or failure to perform any obligation or comply with Applicable Laws or Applicable Permissions that are the responsibility of Contractor hereunder, any Lien, charge or security interest pursuant to Article 3.21, any claims regarding intellectual property, any breach by Contractor of its obligations hereunder, any negligent act or negligent omission or intentional misconduct, during the performance of the Work or any curative action under any warranty following performance of the Work, by Contractor or any Subcontractor or Vendor or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable.
Contractor's indemnity is for the exclusive benefit of the Owner Indemnitees and in no event shall inure to the benefit of any other party.

            16.1.1 Contractor shall indemnify and hold harmless Owner and HMGN for any Losses arising out of damage to allexisting roads, bridges or any other damage caused by the transportation of Contractor's Equipment, Equipment, materials and supplies to the Facility Site pursuant to Article
3.28 and Articles  3.32.7, 3.32.8, and 3.32.9.

          16.2 Owner's Indemnification. Owner hereby agrees toshall indemnify, defend and hold harmless Contractor, its officers, directors, agents, servants and employees ("Contractor Indemnitees") from any claims, suits, damages, and costs directly resulting from any performance or failure to perform by Owner of its obligations hereunder, any breach by Owner of its obligations hereunder, the negligence or willful misconduct by Owner which materially and adversely affects this Contract with the understanding that Owner shall be entitled to control and direct the defense of any such claim or litigation. Owner's indemnity is for the exclusive benefit of the Contractor and in no event shall it inure to the benefit of any other party.

          16.3 Contractor Taxes. Contractor shall defend, indemnify and hold harmless Owner Indemnitees from and against all Losses arising out of claims by any governmental or taxing authority claiming taxes based on income of Contractor or any of its Subcontractors or Vendors or any of their respective agents or employees with respect to any payment for the Work made to or earned by Contractor or any of its Subcontractors or any of their respective agents or employees under this Contract or for any other Contractor Taxes.

          16.4  Owner  Taxes.   Owner  shall  defend,  indemnify  and  hold
harmless Contractor from and against all claims by any governmental or taxing authority claiming Owner Taxes.

          16.5 Proprietary Rights.

             16.5.1 Contractor shall defend, indemnify and hold harmless Owner Indemnitees against all claims, damages, losses, liabilities, and expenses (including court costs and reasonable attorneys' fees) arising from Losses arising out of any claim or legal action by a third party for unauthorized disclosure or use of any trade secrets, proprietary rights, or intellectual property rights, or of patent, copyright or trademark infringement arising from Contractor's performance (or that of its Subcontractors or Vendors) under this Contract and/or asserted against an Indemnitee that either (a) concerns any of the Work or Equipment or other items provided by Contractor or any Subcontractor or Vendor under this Contract; or (b) is based upon the performance of the Work by the Contractor or any Subcontractor or Vendor, including the use of any tools, implements or construction by Contractor or any Subcontractor or Vendor; or
(c) is based upon the design or construction of any item or Unit specified by Contractor under this Contract or the operation of any such item or Unit in accordance with directions provided by Contractor.

             16.5.2 If Owner is prevented from completing the Facility or any part thereof, or from the use, operation, or enjoyment of the Facility or any part thereof as a result of such claim or legal action or any litigation based on a claim for which Contractor is obligated to indemnify as set forth above, Contractor shall promptlyarrange to have such prevention removed., at the request of Owner, take all actions necessary to remove such impediment.

             16.5.3 Owner's acceptance of Contractor's Design Documents and/or Contractor's selections of Equipment shall not be construed to relieve Contractor of any obligation under this Article 16.

          16.6 Notice of Claim.

             16.6.1 Notice by Owner Indemnitee. An Owner Indemnitee claiming indemnification under this Article 16An Indemnitee shall, within fourteen (14) Days of the receipt of Notice of the commencement of any legal action or of any claims against such Owner Indemnitee in respect of which indemnification will be sought, under this Article 16, provide Notice to notify Contractor in writing thereof. Failure of the Owner Indemnitee to give such Notice will not reduce the liability of the other party providing such indemnity ("Indemnitor") unless and to the extent Indemnitor can demonstrate that it is precluded from defending such claim or litigation as a result of the failure of theContractor.

              16.6.2    Notice  by  Contractor  Indemnitee.   A  Contractor
Indemnitee claiming indemnification under this Article 16 shall, within fourteen (14) Days of the receipt of the Notice of the commencement of any legal action or of any claims against such Contractor Indemnitee in respect of which indemnification will be sought under this Article 16, provide Notice to Owner in writing thereof. Failure of the Contractor Indemnitee to give such Notice to indemnitorwill reduce the liability of the Owner to the extent Owner can demonstrate that it is prejudiced in its right to defend such claim or litigation as a result of the failure or delay of the Contractor Indemnitee to give such Notice to Owner. In any case, the failureso notify to provide such Notice shall not relieve Indemnitor Owner from any liability that it may have to such Contractor Indemnitee otherwise than under the indemnity agreements contained in this Article 16. In case any such claim or legal action shall be made or brought against an Indemnitee and such Indemnitee shall notify Owner who shall assume the defense thereof, Owner shall have the right to assume the defense of any legal action or claims against a Contractor Indemnitee in respect of which indemnification will be sought under this Article 16, without any reservation of rights and after Notice from Indemnitor to such Indemnitee of an by such Contractor Indemnitee, by providing Notice to such Contractor Indemnitee of Owner's election to assume the defense thereof. and approval by the Indemnitee of such counsel, and Indemnitor. Such Contractor Indemnitee shall have the right to approve Owner's selection of such counsel which approval shall not be unreasonably withheld. After such
Notice,  Owner will not be liable to such Contractor Indemnitee under  this
Article 16 for any legal fees or expensessubsequently incurred by such Contractor Indemnitee in connection with the defense thereof. . No
Indemnitee shall settle any indemnified claim over which Indemnitor Contractor Indemnitee shall not settle any claim or legal action over such Contractor Indemnitee in respect of which indemnification under this
Article 16 will be sought unless Owner has been afforded the opportunity to assume the defense,without Indemnitor's reasonable approval. Indemnitor Owner has elected not to assume such defense, and Owner has given its prior written approval of such settlement. Owner shall control the settlement of all claims over which it has assumed the defense; provided, however, that Indemnitor Owner shall not conclude any settlementwhich shall not be unreasonably withheld or destroyed without the prior approval of the
Indemnitee. The such Contractor Indemnitee which approval shall not be unreasonably withheld. Contractor Indemnitee shall provide reasonable assistance to Indemnitor, at Indemnitor'sOwner, at Owner's expense, in connection with such legal action or claim. Notwithstanding anything to the contrary in this Article 16, the Contractor Indemnitee shall have the right, at its expense, to retain counsel to monitor and consult with Indemnitor'sOwner's counsel in connection with any such legal action or claim; provided, however, if counsel for IndemnitorOwner has an actual conflict with the interests of the Contractor Indemnitee, the Contractor Indemnitee may retain separate counsel at IndemnitorOwner's expense.

                                ARTICLE 17

                          SETTLEMENT OF DISPUTES

          17.1 Amicable Settlement. Where Notice of intention to commence arbitration has been given in accordance with Article 19.5, the Parties shall attempt to settle such dispute amicably before the commencement of arbitration. Provided that, unless the Parties otherwise agree, arbitration may be commenced on or after the thirtieth (30th) Day after the Day on which Notice of intention to commence arbitration of such dispute was given, even if no attempt at amicable settlement thereof has been made.

          17.2 Arbitration.

             17.2.1   Except for disputes to be resolved in accordance with
Article 6.4 and Article 17.3, and Owner's injunctive relief in accordance with Article 19.11, any dispute between the Owner and the Contractor regarding this Contract in respect of which amicable settlement has not been reached or which has not been resolved by Expert determination pursuant to Article 17.3, shall be finally and exclusively settled by arbitration irrespective of the magnitude thereof, the amount in dispute or whether such dispute would otherwise be considered justifiable or ripe for resolution by any court or arbitral tribunal. Subject to Article 6.4 which obligates the Contractor to proceed with the Work as instructed by Owner's Engineer pending resolution in accordance with Article 17.2, this Contract and the rights and obligations of the Parties shall remain in full force and effect pending the award in such arbitration proceeding, which award shall determine whether and when termination of this Contract, if relevant, shall become effective; provided, however, that nothing in this Article
17.2 shall affect Owner's rights to terminate this Contract for convenience under Article 15.2.2.

            17.2.2 Each arbitration shall be conducted in accordance with the Rules of Arbitration as in effect on the Effective Date, except as such Rules of Arbitration conflict with the provisions of this Article 17.2, in which event the provisions of this Article 17.2 shall prevail. Each arbitral tribunal shall consist of three arbitrators. Each Party shall appoint one arbitrator for each arbitration, and the third arbitrator shall be appointed by the Secretary General of the Permanent Court of Arbitration at The Hague. In the event a Party fails to appoint an arbitrator, the other Party may request that the Secretary General of the Permanent Court of Arbitration at The Hague appoint such arbitrator. No arbitrator shall be a present employee or agent of, or consultant or counsel to, either Party to this Contract or any affiliate of either Party. Each arbitration shall be conducted in Stockholm, Sweden and the Parties agree to exclude any right to application to any court or tribunal of competent jurisdiction in connection with any question of law, or otherwise arising in the course of any arbitration. The language to be used and all written documents provided in each arbitration shall be English.

             17.2.3 Any decision or award of an arbitral tribunal appointed pursuant to this Article 17 shall be final and binding upon the Parties. The Parties waive to the extent permitted by law any rights to appeal or any review of such award by any court or tribunal of competent jurisdiction. The Parties agree that any arbitration award may be enforced by any court having competent jurisdiction thereof. Notwithstanding the generality of the immediately preceding sentence, each of the Parties consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property to any court in the the State of New York and Singapore. The Parties expressly submit to the jurisdiction of any such court. All arbitration awards shall be payable in Dollars. Interest at the Reference Rate plus two percent (2%) shall be due and payable to the Party in receipt of an arbitration award from the date the amount in dispute was first due until the date of payment.

              17.2.4 No determination, approvals, certifications or instructions given by Contractor under this Contract shall disqualify Contractor from being called as a witness and giving evidence before the arbitrator(s) on any matter whatsoever relevant to the dispute.

             17.2.5 Arbitration may be commenced prior to or after completion of the Work, provided that the obligations of Owner and Contractor shall not be altered by reason of the arbitration being conducted during the progress of the Work. Performance of this Contract shall continue during the course of any references to, and conduct of, an arbitration proceeding under this Article 17.

          17.3 Expert Determination.

            17.3.1 If at any time after the Parties have tried to resolve a dispute pursuant to Article 6.4 or the Parties have mutually agreed to rely on an Expert determination for any question, dispute or difference that may arise between Owner and Contractor under this Contract, either Party shall as soon as is reasonably practicable give to the other Notice of such question, dispute or difference specifying its nature and the point at issue, and such question, dispute or difference shall be referred to the Expert for decision.

             17.3.2 Each Party shall nominate an Expert for the relevant dispute and the Parties shall mutually agree on one of the Experts. In the event that the Parties fail to agree on the selection of the Expert, then the nominated Experts shall select and agree upon a third party Expert to resolve the dispute at issue, which selection shall be binding on the Parties.

             17.3.3 The Expert shall decide matters as an expert, and not as an arbitrator, and arbitration procedures and law for the time being in force shall not apply. The Expert will attempt resolve any dispute referred to it as expeditiously as possible and in any event within fourteen (14) Days. The Parties shall be bound by and comply with such decision and such decision of the Expert may not be referred to arbitration under Article 17.2.

            17.3.4 The Parties will afford to the Expert every assistance in deciding any matters referred to him and will provide him with all information he may reasonably request. The Expert shall be entitled to call for such evidence and arguments from the Parties and any Person as he shall, in his absolute discretion, see fit in the course of making his determination. The Parties agree to use all reasonable endeavors to ensure that the Expert makes his decision within fourteen (14) Days of his being appointed. The Expert shall determine the apportionment of his fees and expenses in so acting as between the Parties as he sees fit.

            17.3.5 Performance of this Contract shall continue during the course of any references to, and determinations by, the Expert.

                                ARTICLE 18

                                 LIABILITY

          18.1 Consequential Damages. Except for damages resulting from the gross negligence or intentional misconduct of a Party, neither Party shall be liable to the other Party or any of its Subcontractors, Vendors or agents for consequential loss or damage, including but not limited to loss of use or loss of revenue or profit, and each Party hereby releases the other Party and its Subcontractors, Vendors and agents from any such liability (except as described above). Liquidated damages provided in this Contract have been agreed upon and fixed because of the difficulty of ascertaining the exact amounts of damages that may be sustained by Owner and shall be applicable and not affected by this Article 18.

          18.2 Aggregate Liability of Contractor. Except for express limits of liability herein and excluding indemnification obligations hereunder for liabilities, expenses or damages resulting from claims of third parties (where no limit of liability shall apply), the aggregate limit of liability of Contractor under this Contract shall be one hundred percent (100%) of the Contract Price.

                                ARTICLE 19

                         MISCELLANEOUS PROVISIONS

          19.1 Entire Contract. This Contract contains the entire understanding of the Parties with respect to the subject matter hereof and reflects the prior agreements and commitments with respect thereto, including, without limitation, the Contract for the Engineering, Procurement and Construction between Owner and Contractor dated October 8, 1996. There are no other oral understandings, terms or conditions except as expressly stated herein, and neither Party has relied upon any representation, express or implied, not contained in this Contract.

          19.2 Amendments. No change, amendment or modification of this Contract shall be valid or binding upon the Parties hereto unless such change, amendment, or modification shall be in writing and duly executed by both Parties hereto, to the extent required, and consented to by Financing Parties.

          19.3 Joint Effort. Preparation of this Contract has been a joint effort of the Parties, and the resulting document shall be construed as fairly as practicable in accordance with its terms.

          19.4 Captions. The captions contained in this Contract are for convenience and reference only and in no way define, describe, extend or limit or modify this Contract or the intent of any provision contained herein.

          19.5  Notice.   Any  notice,  request, demand,  offer,  approval,
Change Order, consent or other written instrument (each a "Notice") required or permitted to be given pursuant to this Contract shall be in writing signed by the Party giving such Notice and shall be hand-delivered or sent by overnight delivery with evidence of delivery, telex or by telecopy, with electronic confirmation of receipt, to the other Party at such address as set forth below.

            19.5.1   If delivered to Owner:
                     Bhote Koshi Power Company Pvt. Ltd.
                     KHA 1-960
                     Kalimati, Tahachal
                     Kathmandu, Nepal
                     Telecopy: 977-1-270027
                     Telephone: 977-1-270027
               with copies to:
                     Bhote Koshi Power Company Pvt. Ltd.
                     c/o Panda Energy International, Inc.
                     4100 Spring Valley Road
                     Suite 1001
                     Dallas, Texas, USA  75244
                     Telecopy:  (972) 980-6815
                     Telephone:  (972) 980-7159

            19.5.2   If delivered to Contractor:
                     China Gezhouba Construction Group Corporation No. 10 Qinbo Road, Yichang
                     Hubei
                     People's Republic of China
                     Attn:  Cao Junhua, Director of International
                     Engineering Department
                     Telecopy: 0717-644-7953 or 0717-675-2116
                     Telephone: 0717-675-2116

             19.5.3 If delivered to Financing Parties, the address set forth in the EPC Contractor's and Financing Parties' Acknowledgment and Consent.

             19.5.4 If delivered to Independent Engineer, the address set forth in the EPC Contractor's and Financing Parties' Acknowledgment and Consent.

     Each Party shall have the right to change the place to which Notice shall be sent or delivered by similar Notice sent in like manner to the other Party. The effective date of Notice issued pursuant to this Contract shall be as of the receipt of such Notice.

          19.6  Severability.   The  invalidity of  one  or  more  phrases,
sentences, clauses or Articles contained in this Contract shall not affect the validity of any remaining portion of the Contract.

          19.7 Assignment by Owner and Contractor.


             19.7.1 Except as provided in Article 19.7.2, the rights and obligations of the Parties under this Contract may not be assigned or delegated by either Party except upon the express written consent of the other Party.

             19.7.2 For the purpose of Owner securing financing to construct and operate the Facility (i) Owner may, without the consent of Contractor, assign or create security over Owner's rights, obligations and interest under this Contract; and (ii) Contractor agrees to sign and seal in good faith and on a fair and equitable basis an "Acknowledgement and Consent" or similar documents with the Financing Parties prior to Financial Closing.

            19.7.3 This Contract shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

          19.8 No Waiver. Any failure of any Party to enforce any of the provisions of this Contract or to require compliance with any of its terms at any time during the pendency of this Contract shall in no way affect the validity of this Contract, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision.

          19.9 Applicable Law. The project to develop, construct, finance, own and operate the Facility is expected to involve a large group of international  organizations and is expected to obtain  financing  from  an international consortium of lending institutions. In light of the foregoing, and in order to obtain the benefits of a well settled and well organized body of law for such Facility and the various agreements to be entered into in connection therewith, the Parties agree that this Contract shall be governed by and construed in accordance with, the laws of Singapore (without regard to principles of conflict of laws that would require the application of a law of another jurisdiction).

          19.10 Exhibits. All Exhibits referenced in this Contract shall be incorporated into this Contract by such reference and shall be deemed to be an integral part of this Contract; provided, however, in the event of any inconsistency, Articles 1 through 19 shall prevail over any Exhibit, and in the event of any inconsistency among the Exhibits, the Scope of Work shall prevail, but for the conditions in the Project License.

          19.11 Confidential Information. Contractor agrees to hold in confidence for a period of five (5) years from the date of first disclosure or for such other period as the Parties may from time to time agree in writing, and except as may be necessary to perform the services under this Contract, any information supplied to Contractor by Owner and designated in writing as confidential. Contractor further agrees to require its Subcontractors, Vendors, and employees to enter into appropriate nondisclosure agreements relative to such confidential information as may be communicated to them by Contractor. The provisions of this Article
19.11 shall not apply to information within any one of the following categories or any combination thereof: (a) information that was in the public domain prior to Contractor's receipt thereof from Owner or that subsequently becomes part of the public domain by publication or otherwise except by Contractor's wrongful act; (b) information that Contractor can show was lawfully in its possession prior to receipt thereof from Owner through no breach of any confidentiality obligation; or (c) information received by Contractor from a third party having no obligation of secrecy with respect thereto. Contractor shall not publish information regarding the Facility and shall not permit or accompany any third party not connected with construction of the Facility onto the Facility Site without the express written permission of Owner. Owner may seek and obtain injunctive or equitable relief against Contractor for any breach of this
Article 19.11. Owner agrees to hold in confidence information that the Parties mutually agree and designate in writing to be confidential.

          19.12 Obligations. Nothing contained in this Contract shall be construed as constituting a joint venture or partnership between Contractor and Owner.

          19.13 Time of the Essence. Time is of the essence in the performance by each Party of its obligations under this Contract.

          19.14 Language. The language of this Contract shall be the English language and all documents, Notices and other communications shall be in the English language. In the event of a dispute, the English version of this Contract shall control.

          19.15 Currency. This is a Dollar denominated Contract. All payments hereunder shall be made in Dollars and no adjustments for the
Contract Price shall be made due to changes in any exchange rate. The Contractor shall be solely responsible for paying its employees, Subcontractors, Vendors and representatives and for obtaining Nepalese Rupees or other currencies, as necessary to make such payments. The unavailability of any currency to Contractor shall not be a Force Majeure Event hereunder.

          19.16 Survival. Articles 11, 12, 16, 17, 18 and 19 herein above shall survive Final Acceptance and termination of this Contract and each shall remain in full force and effect.

          IN WITNESS WHEREOF, the Parties have hereto set their hands and seals as of this 19th day of December, 1996.



OWNER:                              CONTRACTOR:

BHOTE KOSHI POWER COMPANY           CHINA GEZHOUBA
PRIVATE LIMITED                     CONSTRUCTION GROUP
                                    CORPORATION FOR WATER RESOURCES
                                    AND HYDROPOWER

By:                                 By:
Name: Ralph T. Killian                 Name: Zhang Chong Jiu
Title: Vice President                  Title: Chief Economist







        CONTRACT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION
              OF THE UPPER BHOTE KOSHI HYDROELECTRIC PROJECT

                             List of Exhibits

   Exhibit    Description                                 Page

      A       Construction Schedule                       A-1
      B       Form of Request for Payment                 B-1
      C       Facility Site Description                   C-1
      D       Form of Final Acceptance Certificate        D-1
     E-1      Form of Milestone Achievement              E-1-1
              Certificate
     E-2      Milestone Payment Schedule                 E-2-1
      F       Performance Testing Guidelines              F-1
      G       Form of Performance Guarantee               G-1
      H       Form of Waiver of Liens Certificate         H-1
      I       Scope of Work                               I-1
      J       Contractor's Key Personnel                  J-1
      K       Project Licenses                            K-1
      L       Optional Spare Parts                        L-1



                                 EXHIBIT A
                           CONSTRUCTION SCHEDULE

                      [Bar Chart of Construction Schedule]


                                 EXHIBIT B
                        FORM OF REQUEST FOR PAYMENT
                            REQUEST FOR PAYMENT

Address to Owner



Project: Engineering, Procurement and Construction     Contract Date:
of the Upper Bhote Koshi Hydroelectric Project


Payment is requested for the achievement of the following milestone(s):

Milestone Description                       Percent of Contract Portion
(List milestones achieved since             List percent for each milestone
 last Request for Payment)


     1.   Percent Earned This Period             ___________ %
     2.   Percent Earned in Prior Periods        ___________ %
     3.   Total Earned to Date                   ___________ %
     4.   Contract Amount                      $ ___________
     5.   Total Earned Amount to Date          $ ___________
     6.   Less 10% Retainage                   $(___________)
     7.   Less 5% the Contractor Tax           $(___________)
     8.   Amount After Deductions              $ ___________
     9.   Less Previous Requests for Payment   $(___________)
          (Net)
     10.  Amount due this Payment              $ ___________

The undersigned certifies that the Work covered by this Request for Payment was completed in accordance with this Contract and current payment shown here is now due.

Contractor:
China  Gezhouba  Construction  Group Corporation  for  Water  Resources  and
Hydropower

By:
Title:
Dated:



                                 EXHIBIT C
                         FACILITY SITE DESCRIPTION

The Facility Site is defined in the accompanying contract. The purpose of this Exhibit is to present a description of the land to be occupied by the Facility. The following Drawings are attached to define the land to be occupied by the headworks, tunnel and penstock, powerhouse, and operators village portion of the Facility:

          5646 L 600     Project Boundary Map - Headworks Area
          5656 L 601     Project Boundary Map - Powerhouse Area
          5646 L 602     Project Boundary Map - Khokundol Area
          5646-L-601     Project Boundary Map - Headworks Area
          5646-L-602     Project Boundary Map - Khokundol Area
          5646-L-603     Project Boundary Map - Powerhouse Area

The following Drawings define the land to be occupied by the transmission line, and are included in Exhibit I to the Contract.

     5646-T-110 Transmission Line Plan and Profile Drawing 5646-T-111 Transmission Line Plan and Profile Drawing 5646-T-112 Transmission Line Plan and Profile Drawing 5646-T-113 Transmission Line Plan and Profile Drawing 5646-T-114 Transmission Line Plan and Profile Drawing 5646-T-115 Transmission Line Plan and Profile Drawing 5646-T-116 Transmission Line Plan and Profile Drawing 5646-T-117 Transmission Line Plan and Profile Drawing 5646-T-118 Transmission Line Plan and Profile Drawing





                                 EXHIBIT D
                   FORM OF FINAL ACCEPTANCE CERTIFICATE

      Reference is made to that certain Contract for the Engineering, Procurement and Construction dated October, ____ 1996 (as the same may been amended, hereinafter called the "Contract") entered by China Gezhouba Construction Group Corporation for Water Resources and Hydropower (hereinafter called the "Contractor") and Bhote Koshi Power Company Private Limited (hereinafter called the "Owner"). All terms defined in the Contract shall have the same meanings when used in this Final Acceptance Certificate.

1.   Contractor hereby certifies and represents that:

     a.  The Facility is complete, operable and capable of generating  ____  kW
     (net) of electrical power on a reliable and safe basis;

     b. All Work has been performed and completed in accordance with the requirements of the Contract; and

     c.  The   Performance  Tests  have  been  conducted  and   documented  in
     accordance with the requirements set forth in the Contract.

2. The total amount(s) remaining to be paid to Contractor under the Contract or otherwise with regard to Work, notwithstanding any amounts in
      dispute between the Parties, is (are):  [            ]

3.    Upon receipt of the amount described in paragraph 2 above, Contractor
      shall   promptly  pay  all  retention  under  the  contracts   with   its
      Subcontractors and Vendors and provide Owner with such releases of claims, waivers of Liens and other documents as may be reasonably requested by Owner to evidence such payment and the release and discharge of any and all claims and Liens.

4. Except only those obligations of Owner which the Contract provides shall survive Final Acceptance Date or termination of the Contract, effective upon Contractor's receipt of the amount specified in paragraph 2 above, Contractor hereby unconditionally releases and discharges Owner and its property from all claims, Liens and obligations of every nature arising out of or in connection with the Contract or any Work performed, costs incurred or items furnished in connection with the Contract.

5. Contractor shall defend, indemnify and hold harmless Owner from and against all claims, liabilities, damages, costs and expenses (including, but not limited to reasonable attorney's fees) in any manner directly or indirectly arising out of or in connection with any claim or Lien arising through Contractor.

6. Contractor's warranties, guarantees and indemnities arising under the Contract or in connection with any Work, which provide that they shall survive the Final Acceptance Date or termination of the Contract shall survive the execution and delivery of this Final Acceptance Certificate as provided in the Contract.

Contractor:

CHINA GEZHOUBA CONSTRUCTION CORPORATION
       FOR WATER RESOURCES AND HYDROPOWER

By:
Title:
Dated:



                                EXHIBIT E-1
                 FORM OF MILESTONE ACHIEVEMENT CERTIFICATE

                  UPPER BHOTE KOSHI HYDROELECTRIC PROJECT
                     MILESTONE ACHIEVEMENT CERTIFICATE

                                                       DATE _______________



To:       Rhett Hurless, Project Manager
          Bhote Koshi Power Company Private Limited (BKPC)

From:     Site Project Manager
          China Gezhouba Construction Group Corporation for Water Resources and Hydropower (CGGC)

Subject:  Contract for Engineering, Procurement and Construction
          Upper Bhote Koshi Hydroelectric Project
          Milestone Number ________________




This  is  to  certify  that  the  following  milestone  was  completed   on
____________________.

     Milestone Number:   _________________________
     Milestone Description:   ____________________



SIGNED:   ________________________           DATE: _______________
          CGGC SITE MANAGER

SIGNED:   ________________________           DATE: _______________
          BKPC SITE REPRESENTATIVE

SIGNED:   ________________________           DATE: _______________
          OWNER'S ENGINEER




                                EXHIBIT E-2
                        MILESTONE PAYMENT SCHEDULE


Each milestone shall be deemed complete when each activity describing each milestone listed below is completed to the satisfaction of the Owner and in accordance with the Scope of Work.


                                                                   Percent
Milestone                                                             of
No.                  Milestone Description                         Contract
                                                                   Portion

1           Mobilization  payment  upon  receipt  of  Notice  to
            Proceed                                                  10.00
2           Health, Safety and Environmental Plan submitted  and
            approved  by  Owner,  Owner's office  and  residence      0.39
            furnished  and  complete, and mobilization  complete
            and   in   complaince   with  Health,   Safety   and
            Environmental Plan and environmental laws
3           Project  engineering  design  and  desanding   basin      1.67
            physical   model  and  testing  complete;    project
            design report, construction drawings, and report  on
            desanding basin physical model testing delivered  to
            Owner
4           River crossing No.  1 complete                            0.15
5           River crossing No.  2 complete                            0.91
6           Construction  roads for access along the  left  bank      1.99
            at  the  headworks,  adit A, adit  B,  penstock  and
            surge shaft complete
7           Construction  roads  for switchyard  and  powerhouse      0.78
            construction area complete
8           Left  bank  and right bank stabilization,  headworks      4.22
            foundation cutoff wall complete
9           Stage   1  headworks  cofferdam,  desanding   basin,      3.13
            bypass,   headrace   tunnel  portal   and   spillway
            excavation complete
10          Stage  1  headworks  tower crane erected,  desanding      5.04
            basin,  bypass, headrace tunnel portal and  spillway
            foundation concrete complete
11          Stage  1 headworks desanding basin, bypass, headrace      6.75
            tunnel  portal  and spillway concrete,  and  grouted
            riprap and backfilling complete
12          Stage  1 headworks desanding basin, bypass, headrace      2.87
            tunnel   portal   and  spillway  gate   installation
            complete;   tower   crane  and   cofferdam   removal
            complete
13          Stage 2 headworks cofferdam complete                      1.77
14          Stage  2  headworks foundation excavation,  concrete      5.20
            placement and grouted riprap placement complete
15          Stage  2 headworks tower crane and cofferdam removal      0.44
            complete
16          Adit  A  and B excavation and rock support complete,      0.68
            headrace  tunnel excavation and support  from  surge
            shaft to downstream outlet complete
17          Milestone   16,  plus  825  m  of  headrace   tunnel      2.47
            excavation and rock support complete
18          Milestone   17,  plus  825  m  of  headrace   tunnel      2.47
            excavation and rock support complete
19          Milestone   18,  plus  825  m  of  headrace   tunnel      2.47
            excavation and rock support complete
20          Headrace   tunnel   excavation  and   rock   support      2.47
            complete
21          1100 m of headrace tunnel lining complete                 2.52
22          Milestone  21 plus 1100 m of headrace tunnel  lining      2.52
            complete
23          Headrace tunnel lining complete                           2.60
24          Grouting  and  drain holes complete  in  1600  m  of      0.39
            headrace tunnel
25          Grouting   and  drainholes  complete   in   headrace      0.39
            tunnel, and adit A and B plugged and complete
26          Surge   shaft  and  vent  tunnel  excavation,   rock      0.57
            support and concrete complete
27          Orders  placed  for  penstock  steel  and  hardware,      3.61
            First  Unit,  Second  Unit and all  other  permanent
            equipment
28          Penstock  steel and hardware delivered to the  site;      1.88
            and   Contractor  penstock  construction   operation
            ready to proceed
29          Penstock  tunnel  section,  including  steel  liner,      0.31
            concrete encasement and grouting, complete
30          Exposed  section  of  penstock  complete,  including      1.57
            provisions  for  drainage,  restoration  of   public
            roadway,  and  completion  of  penstock  and  tunnel
            leakage test.
31          Powerhouse   cofferdam   in   place   and   tailrace      0.91
            excavation complete
32          Tailrace   concrete  placement,  gate  installation,      0.78
            backfill and cofferdam removal complete
33          Powerhouse foundation excavation complete                 0.88
34          Placement  of  first stage concrete  (maximum  flood      1.13
            protection level) and embedded parts complete
35          Powerhouse  second  stage concrete,  superstructure,      1.11
            roof  and  architectural work complete,  backfilling
            around powerhouse and slope protection complete
36          Operators village and maintenance facility  building      1.86
            foundations,   concrete  framing,  exterior   walls,
            roof,   all   subfloors   completed;    water    and
            electrical    services   "roughed-in";   underground
            utilities   installed;  perimeter  security   walls,
            initial  road  grading  and  base  course  complete;
            water and sewer equipment ordered and shipped
37          Operators village and maintenance facility  complete      1.86
            and accepted by Owner
38          Transmission towers delivered to the Facility Site        0.83
39          Survey   and   subsurface  testing  of   all   tower      1.00
            locations, foundations for each tower complete
40          All  towers  erected  and  hardware  and  conductors      0.99
            installed, inspected and tested, complete
41          Delivery  of  First Unit and auxiliary equipment  to      6.89
            the Facility Site
42          Delivery of Second Unit to the Facility Site              2.04
43          Powerhouse   bridge  crane  and  draft   tube   gate      1.69
            hoisting equipment installed, complete
44          Achievement   of  First  Unit  Delivery   Date,   in      0.91
            accordance with the requirements of the Contract
45          Installation   of  all  electrical  and   mechanical      2.15
            auxiliary  and miscellaneous equipment and  systems,
            including all switchyard equipment, complete
46          Achievement  of  Second  Unit  Delivery   Date,   in      0.91
            accordance with the requirements of the Contract
47          Final Acceptance in accordance with requirements  of      1.83
            the Contract
TOTAL                                                               100.00
MILESTONE
PAYMENTS




                                 EXHIBIT F

                      PERFORMANCE TESTING GUIDELINES

The Contractor shall perform various Performance Tests to demonstrate that all aspects of the Facility are satisfactory. The Contractor shall develop all Performance Testing Procedures. The Contractor shall submit the Performance Testing Procedures to the Owner for approval prior to the execution of a Performance Test. All Performance Tests shall be carried out by the Contractor at its own expense.

These Performance Testing Guidelines are the general guidelines for developing Performance Test Procedures. For factory and field tests, the procedures outlined by internationally recognized standards institutes, which are listed in the Specifications of the Scope of Work, shall form the basis of Performance Testing Procedures. The Performance Testing Procedures shall meet or exceed the criteria described in the Scope of Work, Exhibit I.

Tests to be performed, and the guidelines for establishing Performance Testing, are described below.


Desanding Basin Trapping Efficiency

A test of the desanding basin trapping efficiency shall be carried out to demonstrate that the desanding basin meets the Minimum Desanding Basin Trapping Efficiency criteria. The desanding basin trapping efficiency tests shall be planned and performed during the Wet Season that occurs prior to the Final Acceptance Date. At least three tests shall be performed during the Wet Season. The tests shall be performed during the last week of July, the second week of August and the last week of August.

The Contractor shall design and submit a program for approval by Owner that causes a diversion of river water through the desanding basin at a rate that is approximately equal to the combined discharge capacity of both Units while operating at full gate.

On  each  testing  Day,  one set of three samples shall  be  taken  at  the upstream end of the desanding basin and the second set of three samples shall be taken just upstream from the headrace tunnel intake. At each location, three samples each shall be taken near the right bank, in the middle and near the left bank of the basin. The samples shall be taken with a U.S. Geological Survey (USGS) depth-integrating D-74 sampler. The procedures of sampling shall be as per USGS guidelines, or equivalent guidelines proposed by the Contractor and as agreed to by the Owner.

All samples shall be analyzed for suspended sediment concentrations in milligrams (mg) per liter and particle size distributions as percentage of the total sediment.


Headworks Seepage and Leakage Loss

The design criteria for the maximum allowable seepage through the dam, foundation and abutments is 200 liters per second. The design of the headworks shall adopt conservative design procedures and assumptions so that the constructed Facility shall meet this criteria.

The Contractor shall design and submit for approval by Owner an appropriate program to test and establish the rate of seepage and leakage through the dam, foundation and the headworks. The test shall be performed prior to the Delivery Date of the Second Unit.

Seepage and leakage loss from the headworks shall be established by monitoring the river inflow, the flow through the Units, the discharge from the desanding basin or spillway to the Bhote Koshi River, minimum required release through the headworks to the Bhote Koshi River, and any other loss, such as gate and valve leakage or change in reservoir storage, as applicable, over a period of two to four weeks during the Dry Season.

River inflow shall be measured at a suitable location upstream of the headworks. Flow through the Units shall be measured by Unit flow metering equipment supplied with the Units. The Contractor shall develop measuring methods that are acceptable to the Owner.

The long-term (two to four week) difference between river inflow and flow through the Units, adjusted for the discharge from the desanding basin or spillway to the Bhote Koshi River, minimum required release through the headworks to the Bhote Koshi River, and any other loss, such as gate and valve leakage or change in reservoir storage, as applicable, and seepage and leakage loss from the tunnel and penstock (see below), shall be the seepage and leakage loss at the headworks.

The criteria for acceptance of the test will recognize the accuracy of measurement procedures adopted in the Performance Test.

To obtain the most accurate assessment of the headworks seepage and leakage loss, the Performance Testing Guidelines may be modified, as agreed upon by the Owner to suit the conditions that are discovered during the design and the construction of the Facility.

Seepage and Leakage Loss in Tunnel and Penstock

The Contractor shall design and submit to Owner for approval a program   to
test and establish the rate of seepage and leakage from the tunnel and penstock.

The seepage and leakage loss rate from the tunnel and penstock system shall be calculated using data of measured water level change in the surge shaft during the measurement interval. The time to make the measurements shall be in an extended dry period as selected by the Owner. Prior to the measurement, the tightness of the intake gate seal shall be evaluated and accepted by the Owner. Both the gates of the headrace tunnel intake in the desanding basin and the unit valves in the powerhouse shall be closed. Over a 12-hour period, the distance of the water level below the air vent at the top of the surge shaft shall be measured every 2 hours using a water level indicator. The rate of seepage and leakage loss shall be calculated as the change of water volume divided by the corresponding time interval, adjusted for gate seal leakage.


Performance Tests to Establish Guaranteed Output and Efficiency Performance
Levels

Performance Tests shall be performed to demonstrate that the Guaranteed Output, guaranteed turbine efficiency, guaranteed generator efficiency, and guaranteed transformer efficiency are achieved. In addition, a Performance Test shall be performed to demonstrate that the maximum allowable transmission line resistance is not exceeded. These tests shall be designed and performed by the Contractor at its expense, and made part of the tests outlined in Sections 3.8, 3.10 and 6.3-10 and 7-3 of the Specifications in the Scope of Work.


Reliability Test

Following delivery of either unit, the Owner and Contractor shall mutually agree on the schedule and procedures to perform a "Reliability Test". The purpose of the Reliability Test shall be to demonstrate that the major equipment of the facility is durable and suitable for long-term operation.

The Reliability Test shall be performed on an individual unit basis, after the Delivery Date of each respective Unit, thus there shall be a Reliability Test for the First Unit and a Reliability Test for the Second Unit. The duration of test for each Unit shall be thirty (30) Days. A portion of the Reliability Test for the First Unit can be performed simultaneously with the Reliability Test for the Second Unit, and such simultaneous testing is preferred. The criterion for successful completion of the test shall be an Availability of ninety eight (98) percent over the thirty (30) day period for each Unit. From the commencement of the test for a specific Unit, a running account shall be maintained of the number of hours that the unit is not available for electricity production because of a Unit or Facility related maintenance outage or forced outage. If at any point during the test, the number of cumulative hours of maintenance exceeds fourteen (14) hours and twenty four (24) minutes, then the Reliability Test shall not be accepted by the Owner and the Reliability
Test shall be repeated until the Unit being tested achieves the ninety eight (98) percent Availability.



                                 EXHIBIT G
                                  FORM OF
                           PERFORMANCE GUARANTEE


THIS GUARANTEE is given on the           day of        , 1996.

BY

     INDUSTRIAL  AND  COMMERCIAL  BANK  OF  CHINA,  SINGAPORE  BRANCH  (the
     "Guarantor")   of  6  Raffles  Quay  HEX12-01,  John  Hancock   Tower,
     Singapore, 048580,

AT THE REQUEST OF

     CHINA  GEZHOUBA  CONSTRUCTION GROUP CORPORATION FOR WATER RESOURCES  &
     HYDROPOWER  (the  "Contractor") of No. 10 Qinbo Road Yichang,   Hubei,
     China,

IN FAVOR OF

     BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, of KHA 1-960, Kalimati, Tachachal, Kathmandu, Nepal, (hereafter referred to as "Owner") or, in the event of an assignment, its FINANCING PARTIES (the "Permitted Assignees").

WHEREAS:

(a) By a Contract for the Engineering, Procurement and Construction of the Project on the Bhote Koshi River in the Sindhupalchok District of Nepal (the "EPC Contract") dated as of October __, 1996 between the Owner and the Contractor, the Contractor shall provide an irrevocable, unconditional bank guarantee with joint and several liability from a financial institution acceptable to Owner in an amount equal to twenty-five percent (25%) of the Contract Price (subject to increase or decrease under Article 6 of the EPC Contract in the case of change orders), and the Guarantor, upon request by the Contractor, agrees to provide such Guarantee for the Contractor in favor of the Owner;

(b) It is a condition precedent to the Owner's obligation under the EPC Contract to employ the Contractor or to continue such employment anytime during the term of the EPC Contract that the Guarantor enters into this Guarantee in favor of the Owner and its Permitted Assignee of such twenty-five percent (25%) of the Contract Price (subject to increase and decrease under Article 6 of the EPC Contract).

NOW THEREFORE, THIS GUARANTEE WITNESSETH AS FOLLOWS:

1. This Guarantee is issued at the request of the Contractor as per Exhibit G (as revised and agreed upon between the Owner and the Contractor) of the EPC Contract, and shall automatically become effective at Financial Closing as defined in the EPC Contract, without any further action or confirmation by the Guarantor or the Contractor. This Guarantee shall be a continuing guarantee remaining in full force and effect during the entire term of the EPC Contract and until thirty
     (30) days after the Final Acceptance of the Facility as defined in the EPC Contract at which time the Owner shall return this Performance Guarantee to the Guarantor with instructions for cancellation.

2. This is an irrevocable and unconditional guarantee issued by the Guarantor, whereby the Guarantor shall assume the liability of a primary obligor, and not merely as guarantor under an ordinary guarantee, and shall be jointly and severally liable with the Contractor to the Owner for the twenty-five percent (25%) of the EPC Contract Price, namely US $ 11,600,000.00 (the United States Dollars eleven million six hundred thousand) (the "Guaranteed Amount"). Should there be any increase or decrease of the Contract Price pursuant to Article 6 of the EPC Contract, the Guaranteed Amount shall be adjusted accordingly upon written notice from the Owner to the Guarantor.

3. Under this Guarantee, the Owner and its Permitted Assignees are hereby granted with absolute and unconditional rights, to make multiple drawings from time to time, in the event that the Contractor fails to perform its obligations under the EPC Contract and such failure triggers payment liability of liquidated damages by the Contractor for damages, compensation, indemnities or otherwise under Articles 12, 13, 15, and 16 of the EPC Contract or for any other purpose related to the Contractor's obligations thereunder, the Owner shall be entitled to issue a written demand to the Guarantor for payment up to an aggregate amount not to exceed the Guaranteed Amount. Such written demand shall
     (i) state that the Contractor has failed to perform its obligations under the EPC Contract and, (ii) bear the original hand-written signatures of two (2) purportedly authorized officers of the Owner in conformance with the specimen signatures of such officers [as per Exhibit attached hereto] (which may be replaced or re-designated from time-to-time by the Owner upon written notice to the Guarantor). The Guarantor shall not require that such written demand be accompanied by any documents from any third parties.

 4. Under this Guarantee, the Guarantor is hereby committed to honor such written demand from the Owner for payment immediately upon presentation. Each payment by the Guarantor hereunder shall be made in US Dollars and shall reduce the cumulative amount of the Guaranteed Amount on a dollar-for-dollar basis. The Guarantor shall neither require the Owner to exercise its recourse against the Contractor first, nor require the Owner to exhaust its remedies against the Contractor first, and shall not set such requirements as a precondition of the Guarantor to effect its payment under this Guarantee. In particular, the Guarantor shall not raise any contractual defense by the Contractor under the EPC Contract, but shall honor its obligations hereunder as an indebtedness independent of the EPC Contract or any obligations of the Contractor thereunder.

5. This Guarantee is not assignable by either the Guarantor or the Owner, except assignable to the Permitted Assignees upon delivery to the
     Guarantor  of  a  completed  assignment  certificate,  signed  by  the authorized signatories of the Owner and counter-signed by an authorized signatory of the Permitted Assignees. This Guarantee shall be binding on the Guarantor and its successors and shall inure to the benefit of the Owner and its Permitted Assignee.

6.   The obligations of the Guarantor hereunder shall not be discharged  by
     (i) any time, grace, indulgence, waiver or consent at any time given to the Contractor, (ii) any amendment to any clause of the EPC
     Contract, provided that any amendment to the EPC Contract which involves the Guarantor's assuming greater obligation for the Guaranteed Amount (with the exception of any increase of such amount pursuant to Article 6 in the case of change orders) will require the prior written consent of the Guarantor, (iii) any failure or delay in the enforcement or release of any rights of or under the EPC Contract limiting any other provisions of this Guarantee, the Guarantor acknowledges and agrees that it will remain liable hereunder notwithstanding that the Contractor may cease to exist or for any other reason the Owner may no longer be able to deal with the Contractor.

7.   The Guarantor hereby represents and warrants to the Owner as follows:

          (a) The Guarantor is a state-owned bank duly organized and validly existing under the laws of Singapore and has full power, authority and legal capacity to execute and deliver this Guarantee and to assume and perform the obligations provided for herein;

          (b) The Guarantor has taken all appropriate and necessary legal actions to authorize the execution, delivery and performance of this Guarantee;

          (c) This Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms;

          (d) The obligations of the Guarantor hereunder rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured indebtedness of the Guarantor.

          (e) The Guarantor shall supply to the Owner and its Permitted Assignee, upon request, copies of the annual financial statements of the Guarantor.

8. This Bank Guarantee is a commercial act of the Guarantor in relation to a commercial transaction and all obligations of the Guarantor arising under this Guarantee are commercial in nature. The Guarantor hereby irrevocably agrees not to raise any claim of immunity (if any) from suit, attachment or execution in respect of any claims which may be made against it at any time concerning its obligations under this Bank Guarantee.

9. Any demand from the Owner to the Guarantor for payment must be in written form, in the English language delivered to the Guarantor at the following address (or any new address designated by the Guarantor in writing duly notified to the Owner in future) in the following manner.

          (a) Method of delivery: (i) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international), and (iii) transmitted by internationally recognized courier service, or (iv) transmitted by telex or facsimile (with postage prepaid mail confirmation).

          (b)  Address of the Guarantor:

               6 Raffles Quay, HEX- 01
               John Hancock Tower
               Singapore  048580
               Telephone No.: 0065-5382780
               Fax No.: 0065-5381370
               Attn.:    Ms. Wu Xinyu

10. This Guarantee shall be governed by and construed in accordance with Singapore Law.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantee by its duly authorized officer the day and year first above-written.

INDUSTRIAL AND COMMERCIAL BANK OF CHINA

By:
Name:
Title:





                                 EXHIBIT H
                   FORM FOR WAIVER OF LIENS CERTIFICATE

                            (Follows this page)
                                 EXHIBIT H
                   FORM FOR WAIVER OF LIENS CERTIFICATE



WHEREAS, a Subcontract identified as No. ___________ was entered into the day of _________, 1996, by ______________, a corporation organized and existing under the laws of ________, hereinafter referred to as the "CONTRACTOR" and _________________________________ hereinafter referred to as the "SUBCONTRACTOR"(*); and ___________________________________________.

WHEREAS, the CONTRACTOR had, prior thereto, to wit, on the _______ day of _____________, 1996, entered into a Contract with Bhote Koshi Power Company Private Limited hereinafter referred as the "OWNER" for the construction of
__________________________________________________________________________.

WHEREAS, the parties, by such Subcontract have agreed that the SUBCONTRACTOR would, for and in the stead of the CONTRACTOR, fulfill and perform each part of said contract as in set forth in said Subcontract in the amount of _________, and in Change Order numbered ___________ to said Subcontract in the amount of __________________________________($________).

Now, THEREFORE, SUBCONTRACTOR, for and in consideration of a payment made herewith in the sum of _______ DOLLARS ($____), does for itself, its successors, heirs and assignees, here state, affirm and agree that, with respect to all of such work performed to date and for which payment has been made or is being made pursuant to this Partial Waiver and Release, except as identified below in paragraph 3:

1. All labor employed thereon or in connection therewith and all payroll taxes and charges (such as withholding taxes, social security taxes and worker's compensation, disability and unemployment taxes and/or insurance premiums) have been paid in full; and

2. All materials, tools, equipment, supplies and services furnished and used upon or in connection with said work have been paid for in full, and all sales, use, excise and similar taxes on or in connection with the same have been fully paid; and

3. Upon receipt by the undersigned of a check from the CONTRACTOR in the above amount, payable to the undersigned, and when the check has been paid, this document shall become effective to release and forever discharge the CONTRACTOR AND OWNER and their respective officers, directors, agents, servants and employees, and all lands, including lands owned and leased, improvement, chattels, and other real and personal property connections with or a part of said project from any and all claims, demands, liens and claims of lien whatsoever arising out of the performance of all work for which payment has been made which it now has or hereafter might, or could have except for the following:

(If there are no exceptions, write "None" in the following space):






Before any recipient of this document relies upon it, he should verify evidence of a payment to SUBCONTRACTOR; and

4. Except as provided in paragraph 3 above, SUBCONTRACTOR warrants that it has completed all work performed to date as required under the above-identified Subcontract and all charges and amendments thereto, if any, and that it has complied with all the terms and conditions of said Subcontract; and

5. SUBCONTRACTOR will, at its sole cost and expense, forever defend and hold harmless CONTRACTOR AND OWNER from any and all claims and demands and will defend against and obtain the discharge of any and all liens and claims of liens of others arising out of or in connection with said work, including, without limitation, those claimed or asserted by any employee, supplier or subcontractor of the SUBCONTRACTOR (or by any employee or supplier of any subcontractor of the undersigned) or by any governmental agency or an insurance carrier; and

6. In the event that any of the work performed by the SUBCONTRACTOR on the said project (including the materials used incorporated therein and the workmanship thereof) is the subject of any guarantee or warranty by the undersigned, the giving of this Release and Waiver of Lien by the undersigned shall not operate in any way to reduce or modify such guarantee or warranty or to release the undersigned therefrom. SUBCONTRACTOR further agrees that if it hereafter performs any labor or furnishes any material, tools, equipment, supplies or services pursuant to such guarantee or warranty, it will fully pay for the same, will pay any or all taxes and charges in connection therewith and will release, discharge, defend and hold harmless CONTRACTOR AND OWNER, and all the said lands, including lands owned and leased, improvement, chattels, and other real and personal property from any and all claims, demands, liens and claims of lien arising in connection therewith all in like manner and to the same extent as is herein provided with respect to labor, materials, etc., heretofore
furnished.   This Partial Release and Waiver of Lien shall inure  to  the benefit of CONTRACTOR AND OWNER and their respective successors and assigns and shall be binding upon the undersigned SUBCONTRACTOR and its or their successors, heirs and assigns.

7. The work covered by this Waiver of Lien includes all work for which payment has been received.


Dated this ____ day of _______________, 199_ at ________________.


Subcontractor:


By:
Title:
Dated:

(*)NOTE:  may substitute "Subcontractor" with "Vendor"




                                 EXHIBIT I
                               SCOPE OF WORK

                             TABLE OF CONTENTS


DESIGN CRITERIA


Civil Design Criteria

I.      Scope   C-1
II.     Project General Description C-1
III.    Design Codes and Standards  C-2
IV.     Design Data C-2
V.      Loads   C-5
VI.     Loading Conditions  C-6
VII.    Minimum Safety Factors and Allowable Stresses   C-7
VIII.   Design  C-10
IX.     Physical Hydraulic Model    C-10


Geotechnical Design Criteria

I.      Scope   G-1
II.     References  G-1
III.    Geologic Framework  G-3
IV.     Geotechnical Features   G-5
V.      Foundation Treatment    G-8
VI.     Material Parameters G-9
VII.    Bearing Capacity    G-9
VIII.   Excavation Slopes   G-9
IX.     Fill Slopes G-10
X.      Stability Analyses  G-11
XI.     Lateral Earth Pressures and Retaining Walls G-14
XII.    Construction Materials  G-14
XIII.   Instrumentation G-14

Mechanical Design Criteria

I.      Scope   M-1
II.     Turbines, Inlet Valves and Governing Systems    M-1
III.    Gates, Cranes and Hoists    M-6
IV.     Miscellaneous Mechanical Equipment and Systems  M-32


Electrical Design Criteria

I.      Scope   E-1
II.     General E-1
III.    Generator   E-1
IV.     Accessory Electrical Equipment  E-2
V.      Protective Relaying E-8
VI.     Switchyard  E-9
VII.    Main Power Transformers E-10



SPECIFICATIONS

SECTION 1 - GENERAL SPECIFICATIONS

PART 1.1 - GENERAL REQUIREMENTS

1.1-1   Scope of Work   1.1-1
1.1-2   Standards   1.1-2
1.1-3   Spare Parts 1.1-4
1.1-4   Cleanup 1.1-5

PART 1.2 - OPERATOR'S VILLAGE AND MAINTENANCE FACILITY

1.2-1   Scope   1.2-1
1.2-2   Submittals  1.2-1
1.2-3   Site Work   1.2-1
1.2-4   Architectural Work  1.2-1
1.2-5   Painting    1.2-2
1.2-6   Piping and Plumbing 1.2-3
1.2-7   Heating and Ventilation 1.2-3
1.2-8   Water Treatment Equipment   1.2-3
1.2-9   Sewage Treatment Equipment  1.2-3
1.2-10  General Electrical Work 1.2-4


SECTION 2 - SPECIFICATIONS FOR CIVIL WORKS

PART 2.1 - DIVERSION AND CARE OF WATER

2.1-1   Scope   2.1-1
2.1-2   Submittals  2.1-1
2.1-3   Diversion   2.1-1
2.1-4   Care of Water   2.1-2


PART 2.2 - CLEARING AND GRUBBING

2.2-1   Scope   2.2-1
2.2-2   Clearing    2.2-1
2.2-3   Grubbing    2.2-1
2.2-4   Disposal    2.2-1

PART 2.3 - EXCAVATION

2.3-1   Scope   2.3-1
2.3-2   Submittals  2.3-1
2.3-3   References  2.3-1
2.3-4   Lines, Grades, and Slopes   2.3-2
2.3-5   Procedures  2.3-2
2.3-6   Stabilization of Rock Slopes    2.3-3
2.3-7   Underground Excavation  2.3-5
2.3-8   Disposal    2.3-5
2.3-9   Foundation Preparation  2.3-5
2.3-10  Quality Assurance   2.3-6

PART 2.4 - DRILLING AND GROUTING

2.4-1   Scope   2.4-1
2.4-2   Submittals  2.3-1
2.4-3   References  2.4-2
2.4-4   Definitions 2.4-2
2.4-5   Design Data 2.4-3
2.4-6   Program 2.4-3
2.4-7   Materials   2.4-4
2.4-8   Equipment   2.4-6
2.4-9   Mixes   2.4-7
2.4-10  Drilling Operations 2.4-7
2.4-11  Sampling Operations 2.4-9
2.4-12  Permeability Tests in Cutoff    2.4-10
2.4-13  Grouting Operations in Rock 2.4-11
2.4-14  Contact Grouting    2.4-13
2.4-15  Rock Bolts and Anchor Bars  2.4-14

PART 2.5 - FILLS

2.5-1   Scope   2.5-1
2.5-2   Submittals  2.5-1
2.5-3   References  2.5-1
2.5-4   Materials   2.5-1
2.5-5   Construction Equipment  2.5-2
2.5-6   Placement Tolerance 2.5-3
2.5-7   Foundation Preparation  2.5-3
2.5-8   Placing 2.5-3
2.5-9   Moisture Control    2.5-5
2.5-10  Compaction  2.5-5
2.5-11  Grass Cover 2.5-6

PART 2.6 - INSTRUMENTATION

2.6-1   Scope   2.6-1
2.6-2   Submittals  2.6-1
2.6-3   References  2.6-1
2.6-4   Surface Settlement Monuments    2.6-1
2.6-5   Open Standpipe Piezometers  2.6-2
2.6-6   Protection and Maintenance  2.6-2

PART 2.7 - CONCRETE WORK

2.7-1   Scope   2.7-1
2.7-2   Submittals  2.7-1
2.7-3   Design  2.7-2
2.7-4   Composition 2.7-2
2.7-5   Cement and Pozzolan 2.7-2
2.7-6   Admixtures  2.7-3
2.7-7   Water   2.7-3
2.7-8   Aggregate Source    2.7-4
2.7-9   Fine and Coarse Aggregate   2.7-4
2.7-10  Sampling and Testing    2.7-5
2.7-11  Proportioning of Concrete   2.7-5
2.7-12  Concrete Placing Temperature    2.7-6
2.7-13  Placing 2.7-6
2.7-14  Construction Joint Treatment    2.7-7
2.7-15  Forms   2.7-7
2.7-16  Curing and Protection   2.7-7
2.7-17  Stains and Discolorations   2.7-8
2.7-18  Finishes and Finishing  2.7-8
2.7-19  Expansion, Contraction, Control, and Construction Joints    2.7-9
2.7-20  Steel Reinforcement 2.7-10
2.7-21  Embedded Items and Items Bearing on Concrete    2.7-11

PART 2.8 - STEEL LINERS AND PENSTOCKS

2.8-1   Scope   2.8-1
2.8-2   Submittals  2.8-1
2.8-3   Design  2.8-1
2.8-4   Materials   2.8-2
2.8-5   Tests of Materials  2.8-3
2.8-6   Fabrication 2.8-3
2.8-7   Painting    2.8-4

PART 2.9 - METALWORK

2.9-1   Scope   2.9-1
2.9-2   Submittals  2.9-2
2.9-3   Design  2.9-2
2.9-4   Materials   2.9-2
2.9-5   Guard Rail  2.9-3
2.9-6   Chain-Link Fence and Gates  2.9-3
2.9-7   Painting    2.9-3
2.9-8   Galvanizing 2.9-3

PART 2.10 - ARCHITECTURAL WORK

2.10-1  Scope   2.10-1
2.10-2  Submittals  2.10-1
2.10-3  Concrete Block Masonry  2.10-1
2.10-4  Acoustical Tile Ceiling 2.10-2
2.10-5  Doors and Frames    2.10-2
2.10-6  Finish Hardware 2.10-3
2.10-7  Windows 2.10-4
2.10-8  Caulking    2.10-4
2.10-9  Miscellaneous Items 2.10-5

PART 2.11 - PREFABRICATED BUILDINGS

2.11-1  Scope   2.11-1
2.11-2  Submittals  2.11-1
2.11-3  Design  2.11-1
2.11-4  Materials   2.11-1
2.11-5  Building Systems    2.11-1
2.11-6  Guarantee   2.11-2

PART 2.12  - PAINTING

2.12-1  Scope   2.12-1
2.12-2  Submittals  2.12-1
2.12-3  Standard Products   2.12-1
2.12-4  Cleaning and Preparation of Surfaces    2.12-1
2.12-5  Paint Application   2.12-1
2.12-6  Drying Time Prior to Immersion  2.12-2
2.12-7  Colors  2.12-2
2.12-8  Code Marking of Piping Systems  2.12-2
2.12-9  Shop and Field Painting 2.12-2
2.12-10 Painting Schedule   2.12-3


SECTION   3  -  SPECIFICATIONS  FOR  HYDROELECTRIC  GENERATING  UNITS   AND
APPURTENANCES

PART 3.1 - GENERAL REQUIREMENTS

3.1-1   Scope   3.1-1
3.1-2   Drawings Furnished by the Company   3.1-1
3.1-3   Submittal of Technical Documentation    3.1-1
3.1-4   Not Used    3.1-16
3.1-5   Design Responsibility   3.1-16
3.1-6   Not Used    3.1-17
3.1-7   Standards   3.1-17
3.1-8   Materials   3.1-18
3.1-9   Test of Materials   3.1-22
3.1-10  Safety Factors and Design Stresses  3.1-22
3.1-11  Tolerances  3.1-23
3.1-12  Workmanship 3.1-24
3.1-13  Welding 3.1-24
3.1-14  Fabrication 3.1-25
3.1-15  Nondestructive Testing  3.1-25
3.1-16  Steel Castings  3.1-27
3.1-17  Surface Finish of Equipment Parts and Welds 3.1-28
3.1-18  Hydraulic Packing   3.1-30
3.1-19  Auxiliary Equipment and Data    3.1-30
3.1-20  Nameplates  3.1-31
3.1-21 Electrical Features of Auxiliary Electrical Equipment 3.1-31 3.1-22 Piping 3.1-43
3.1-23  Foundation Materials    3.1-45
3.1-24  Handling Devices    3.1-46
3.1-25  Shop Painting   3.1-46
3.1-26  Lubricants and Hydraulic Fluid  3.1-49
3.1-27  Site Conditions 3.1-49
3.1-28  Station Service Compressed Air and Water Supply 3.1-50
3.1-29  Witnessing of Shop Assembly and Tests   3.1-51
3.1-30  Spare Parts 3.1-51
3.1-31  Right to Operate Unsatisfactory Equipment   3.1-51
3.1-32  Investigation of Excessive Vibration or Other Malfunctions  3.1-51

PART 3.2 - HYDRAULIC TURBINES

3.2-1   Scope   3.2-1
3.2-2   Type and Description    3.2-1
3.2-3   Operating Conditions    3.2-2
3.2-4   Capacity and Efficiency 3.2-3
3.2-5   Speed   3.2-4
3.2-6   Runner  3.2-4
3.2-7   Turbine Shaft   3.2-5
3.2-8   Combined Shaft Alignment    3.2-7
3.2-9   Guide Bearing and Oil Lubrication System    3.2-8
3.2-10  Turbine Shaft Seal  3.2-9
3.2-11  Stay Ring   3.2-10
3.2-12  Spiral Case 3.2-12
3.2-13  Head Cover  3.2-14
3.2-14  Bottom Ring 3.2-15
3.2-15  Discharge Ring  3.2-16
3.2-16  Air Admission System    3.2-17
3.2-17  Wearing Rings, Facing Plates, Gate Seals, and Inspection
        Openings    3.2-18
3.2-18  Wicket Gates and Gate Mechanism 3.2-19
3.2-19  Gate Servomotors    3.2-22
3.2-20  Pit Liner, Walkways and Stairways, and Hoist    3.2-23
3.2-21  Draft Tube and Liner    3.2-25
3.2-22  Turbine Pit Drain   3.2-27
3.2-23  Turbine Flow Measurement System 3.2-27
3.2-24  Instruments, Control Equipment, Instrument Cubicle, and
        Terminal Box    3.2-29
3.2-25  Special Tools and Maintenance Equipment 3.2-35
3.2-26  Shop Assembly and Tests 3.2-36

PART 3.3 - INLET VALVES

3.3-1   Scope   3.3-1
3.3-2   Service 3.3-1
3.3-3   Type and Description    3.3-1
3.3-4   Sectionalization of Valve Body and Disc 3.3-1
3.3-5   Design and Operating Conditions 3.3-2
3.3-6   Valve Body  3.3-2
3.3-7   Valve Disc and Trunnions    3.3-3
3.3-8   Disc and Trunnion Seals 3.3-4
3.3-9   Disc Trunnion Bearings  3.3-4
3.3-10  By-pass Valve and Piping    3.3-4
3.3-11  Body Extensions and Coupling    3.3-5
3.3-12  Air and Vacuum Release Valve    3.3-6
3.3-13  Operating Mechanism 3.3-6
3.3-14  Valve Control and Control Cubicle   3.3-7
3.3-15  Oil Pressure Supply System  3.3-9
3.3-16  Shop Assembly and Tests 3.3-11

PART 3.4 - GOVERNING SYSTEMS

3.4-1   Scope   3.4-1
3.4-2   Basic Parameters and Other Pertinent Data   3.4-1
3.4-3   Type and Description    3.4-2
3.4-4   Capacity and Timing 3.4-3
3.4-5   Performance Requirements    3.4-4
3.4-6   Operating Requirements  3.4-6
3.4-7   Digital Microprocessor  3.4-8
3.4-8   Speed Sensing System    3.4-10
3.4-9   Speed Switches  3.4-11
3.4-10  Restoring Connections   3.4-11
3.4-11  Controls and Instruments    3.4-12
3.4-12  Oil Pumps   3.4-16
3.4-13  Pressure Tank   3.4-17
3.4-14  Sump Tank   3.4-18
3.4-15 Governor and Inlet Valve Air Compressors and Accessories 3.4-19 3.4-16 Special Tools and Maintenance Equipment 3.4-20
3.4-17  Shop Assembly and Tests 3.4-20

PART 3.5 - GENERATORS

3.5-1   Scope   3.5-1
3.5-2   Type and Rating 3.5-1
3.5-3   Temperature Rise    3.5-3
3.5-4   Electrical Characteristics  3.5-4
3.5-5   Mechanical Characteristics  3.5-7
3.5-6   Structural Details  3.5-8
3.5-7   Housing 3.5-10
3.5-8   Stator  3.5-12
3.5-9   Rotor   3.5-15
3.5-10  Generator Main and Upper Shafts 3.5-18
3.5-11  Combined Shaft Alignment    3.5-19
3.5-12  Bearings    3.5-20
3.5-13  Cooling 3.5-22
3.5-14  Lubrication 3.5-23
3.5-15  High Pressure Oil System    3.5-24
3.5-16  Brakes and Jacks    3.5-25
3.5-17  Piping  3.5-28
3.5-18  Winding Terminations and Neutral Grounding Assembly 3.5-29
3.5-19  Temperature Detectors   3.5-33
3.5-20  Instrumentation 3.5-33
3.5-21  Current Transformers    3.5-36
3.5-22  Heaters 3.5-36
3.5-23  Provisions for Governor Accessories 3.5-37
3.5-24  Insulation Against Stray Current    3.5-37
3.5-25  Generator Terminal Box  3.5-37
3.5-26  Fire Extinguishing System   3.5-38
3.5-27  Special Tools and Maintenance Equipment 3.5-42
3.5-28  Shop Assembly and Tests 3.5-43
3.5-29  Installation    3.5-45
3.5-30  Field Tests 3.5-45
3.5-31  Generator Data  3.5-45

PART 3.6 - EXCITATION SYSTEMS

3.6-1   Scope   3.6-1
3.6-2   Type, Characteristics, and Standards    3.6-1
3.6-3   Operational Requirements    3.6-2
3.6-4   Excitation Power Transformer    3.6-6
3.6-5   Rectifier   3.6-7
3.6-6   Field Circuit Breaker   3.6-9
3.6-7   Transducers 3.6-10
3.6-8   Protective Devices  3.6-10
3.6-9   Annunciator 3.6-12
3.6-10  Instruments 3.6-13
3.6-11  Field Flashing  3.6-13
3.6-12  Voltage Regulator   3.6-13
3.6-13  Auxiliary Power Equipment   3.6-17
3.6-14  Excitation Cubicles 3.6-17
3.6-15  Bus 3.6-17
3.6-16  Special Tools and Maintenance Equipment 3.6-18
3.6-17  Shop Assembly and Tests 3.6-18
3.6-18  Installation    3.6-19
3.6-19  Field Tests 3.6-19
3.6-20  Excitation System Data  3.6-19

PART 3.7 - INSTALLATION OF HYDRAULIC TURBINES,
INLET VALVES, AND GOVERNING SYSTEMS

3.7-1   Scope   3.7-1
3.7-2   General 3.7-1
3.7-3   Installation of Hydraulic Turbines  3.7-3
3.7-4   Installation of Inlet Valves    3.7-3
3.7-5   Installation of Governing Systems   3.7-4
3.7-6   Hydrostatic Pressure Tests of Oil Piping    3.7-4
3.7-7   Pre-Start Tests 3.7-4
3.7-8   Initial No-load Run 3.7-6
3.7-9   Initial Load Run    3.7-6

PART 3.8 - FIELD TESTING OF HYDRAULIC TURBINES,
INLET VALVES, AND GOVERNING SYSTEMS

3.8-1   Scope   3.8-1
3.8-2   General 3.8-1
3.8-3   Spiral Case Embedment   3.8-2
3.8-4   Governor Tests  3.8-3
3.8-5   Piping Pressure Tests   3.8-3
3.8-6   Rotation Check of Combined Shafts   3.8-4
3.8-7   Operational Tests   3.8-4
3.8-8   Capacity and Index Tests    3.8-5
3.8-9   Turbine Efficiency Test 3.8-5
3.8-10  Turbine Runaway Speed Test  3.8-6
3.8-11  Test Data and Test Reports  3.8-6
3.8-12  Field Retesting 3.8-6

PART 3.9 - INSTALLATION OF GENERATORS
AND EXCITATION SYSTEMS

3.9-1   Scope   3.9-1
3.9-2   General 3.9-1
3.9-3   Special Installation Instructions   3.9-2
3.9-4   Preliminary Testing and Start-up    3.9-2

PART 3.10 - FIELD TESTING OF GENERATORS
AND EXCITATION SYSTEMS

3.10-1  Scope   3.10-1
3.10-2  General 3.10-1
3.10-3  Field Erection Tests    3.10-2
3.10-4  Generator and Excitation System Performance Tests   3.10-5
3.10-5  Generator Efficiency Test   3.10-8
3.10-6  Generator Runaway Speed Test    3.10-9
3.10-7  Test Data and Test Reports  3.10-9
3.10-8  Field Retesting 3.10-9


SECTION 4 - SPECIFICATIONS FOR GATE, CRANE, AND HOIST EQUIPMENT

PART 4.1 - GATE EQUIPMENT

4.1-1   Scope   4.1-1
4.1-2   General Requirements    4.1-2
4.1-3   Submittals  4.1-14
4.1-4   Design Data 4.1-15
4.1-5   References  4.1-20
4.1-6   Gate Equipment Features 4.1-22
4.1-7   Quality Control Requirements    4.1-39
4.1-8   Spare Parts 4.1-46

PART 4.2 - CRANE AND HOIST EQUIPMENT

4.2-1   Scope   4.2-1
4.2-2   General Requirements    4.2-1
4.2-3   Submittals  4.2-8
4.2-4   Design Data 4.2-8
4.2-5   Painting    4.2-15
4.2-6   References  4.2-15
4.2-7   Equipment Features  4.2-16
4.2-8   Quality Control Requirements    4.2-19
4.2-9   Spare Parts 4.2-27




SECTION 5 - SPECIFICATIONS FOR GENERAL MECHANICAL WORK AND EQUIPMENT

5-1     Scope   5-1
5-2     General Requirements    5-1
5-3     Submittals  5-2
5-4     Design Data 5-2
5-5     References  5-3
5-6     Piping, Pipe Fittings and Miscellaneous Piping Items     5-3
5-7     Unit Unwatering and Filling Systems 5-8
5-8     Station Drainage System 5-11
5-9     Cooling Water and Service Water Systems 5-14
5-10    Treated Water System    5-18
5-11    Sanitary Drainage and Sewage Treatment System   5-20
5-12    Water Level Monitoring and Sensing System   5-21
5-13    Station Service Compressed Air System   5-23
5-14    Lubricating Oil System  5-25
5-15    Oil Recovery Systems    5-26
5-16    Fire Protection Systems 5-28
5-17    Heating, Ventilating and Air Conditioning Systems    5-29
5-18    Emergency Generating Systems    5-37
5-19    Factory Finishes    5-41
5-20    Field Finishes  5-41
5-21    Quality Control Requirements    5-41
5-22    Spare Parts 5-43


SECTION 6 - SPECIFICATIONS FOR GENERAL ELECTRICAL WORK AND EQUIPMENT

PART 6.1 - GENERAL ELECTRICAL WORK

6.1-1   Scope   6.1-1
6.1-2   General Requirements    6.1-1
6.1-3   Submittals  6.1-1
6.1-4   References  6.1-2
6.1-5   Regulatory Requirements 6.1-2
6.1-6   Supply of Electrical Conduits and Boxes 6.1-3
6.1-7   Supply of Cable Trays and Supports  6.1-5
6.1-8   Supply of Wire and Cable    6.1-7
6.1-9   Supply of Terminations and Splicing Materials   6.1-13
6.1-10  Supply of Ductbanks, Handholes, and Manholes    6.1-13
6.1-11  Supply of Grounding System  6.1-14
6.1-12  Supply of Telephone/Paging Systems  6.1-16
6.1-13  Supply of 220-V ac and 125-V dc Switchboards    6.1-19
6.1-14  Supply of Power Distribution Panelboards    6.1-20
6.1-15  Supply of Motor Control Centers 6.1-22
6.1-16  Supply of Plant Security System 6.1-27
6.1-17  Quality Control Requirements    6.1-29

PART 6.2 - GENERAL REQUIREMENTS FOR ELECTRICAL EQUIPMENT

6.2-1   Scope   6.2-1
6.2-2   References  6.2-1
6.2-3   Submittals  6.2-1
6.2-4   Equipment and Wire Identification   6.2-2
6.2-5   Control Equipment Electrical Ratings    6.2-3
6.2-6   Accessory Electrical Equipment  6.2-3
6.2-7   Control Cubicles and Cabinets   6.2-8
6.2-8   Shop Painting   6.2-8
6.2-9   Quality Control Requirements    6.2-8
6.2-10  Spare Parts 6.2-9
6.1-11  Restrictions on Use of Polychlorinated Biphenyl 6.2-9

PART 6.3 - MAIN POWER TRANSFORMERS

6.3-1   Scope   6.3-1
6.3-2   General Requirements    6.3-1
6.3-3   Submittals  6.3-2
6.3-4   References  6.3-3
6.3-5   Core    6.3-3
6.3-6   Windings    6.3-3
6.3-7   Tap Changer 6.3-4
6.3-8   Terminals (Bushings)    6.3-4
6.3-9   Bushing Type Current Transformers   6.3-6
6.3-10  Case    6.3-6
6.3-11  Oil Preservation System 6.3-7
6.3-12  Oil Level Gauge and Thermometer 6.3-8
6.3-13  Temperature Detectors and Thermal Relays    6.3-9
6.3-14  Conduit, Wiring, and Terminal Cabinet   6.3-10
6.3-15  Skid Base   6.3-10
6.3-16  Cooling System  6.3-10
6.3-17  Oil 6.3-10
6.3-18  Nameplates  6.3-11
6.3-19  Maintenance Equipment   6.3-11
6.3-20  Quality Control Requirements    6.3-11

PART 6.4 - 15-KV NON-SEGREGATED PHASE BUS ASSEMBLIES

6.4-1   Scope   6.4-1
6.4-2   General Requirements    6.4-1
6.4-3   Submittals  6.4-1
6.4-4   References  6.4-1
6.4-5   Non-Segregated Phase Bus Assemblies 6.4-2
6.4-6   Quality Control Requirements    6.4-3

PART 6.5 - 11-KV SWITCHGEAR

6.5-1   Scope   6.5-1
6.5-2   General Requirements    6.5-1
6.5-3   Submittals  6.5-2
6.5-4   References  6.5-2
6.5-5   Buses   6.5-2
6.5-6   Circuit Breakers    6.5-3
6.5-7   Instrument Transformers 6.5-4
6.5-8   Surge Protection Equipment  6.5-5
6.5-9   Cable Terminators   6.5-5
6.5-10  Load Break Fused Disconnect Switch  6.5-5
6.5-11  Warning Signs   6.5-6
6.5-12  Control Switches    6.5-6
6.5-13  Detailed Equipment  6.5-6
6.5-14  Maintenance Equipment   6.5-9
6.5-15  Quality Control Requirements    6.5-9

PART 6.6 - STATION SERVICE SUBSTATION

6.6-1   Scope   6.6-1
6.6-2   General Requirements    6.6-1
6.6-3   Submittals  6.6-1
6.6-4   References  6.6-1
6.6-5   Breaker Data    6.6-2
6.6-6   Transformers    6.6-2
6.6-7   Transformer Connections 6.6-5
6.6-8   400-V Switchgear    6.6-6
6.6-9   Emergency Generator-Switchgear Cable Connections    6.6-12
6.6-10  Quality Control Requirements    6.6-12

PART 6.7 - PLANT CONTROL SWITCHBOARD

6.7-1   Scope   6.7-1
6.7-2   General Requirements    6.7-1
6.7-3   Submittals  6.7-1
6.7-4   References  6.7-1
6.7-5   Plant Control Switchboard (PCS) 6.7-2
6.7-6   Quality Control Requirements    6.7-40

PART  6.8  -  BATTERY  SETS,  BATTERY CHARGERS, AND  UNINTERRUPTIBLE  POWER
SUPPLIES

6.8-1   Scope   6.8-1
6.8-2   General Requirements    6.8-1
6.8-3   Submittals  6.8-1
6.8-4   References  6.8-1
6.8-5   Battery Sets    6.8-2
6.8-6   Battery Chargers    6.8-4
6.8-7   Uninterruptible Power Supplies (UPSs)   6.8-6
6.8-8   Quality Control Requirements    6.8-11

PART 6.9 - LIGHTING SYSTEM

6.9-1   Scope   6.9-1
6.9-2   General Requirements    6.9-1
6.9-3   Submittals  6.9-1
6.9-4   Outlet Boxes    6.9-2
6.9-5   Receptacles and Switches    6.9-2
6.9-6   Fixtures    6.9-3
6.9-7   Ballasts    6.9-3
6.9-8   Lamps   6.9-3
6.9-9   Lighting Panelboards    6.9-3
6.9-10  Lighting Contactor Cabinets 6.9-3
6.9-11  Photocells  6.9-3
6.9-12  Quality Control Requirements    6.9-4

PART 6.10 - 132-KV SWITCHYARD EQUIPMENT

6.10-1  Scope   6.10-1
6.10-2  General Requirements    6.10-1
6.10-3  Submittals  6.10-2
6.10-4  References  6.10-2
6.10-5  SF6 Circuit Breakers    6.10-3
6.10-6  Isolation (Disconnecting) Switches  6.10-6
6.10-7  Coupling Capacitor Voltage Transformers 6.10-7
6.10-8  Line Trap and Line Tuners   6.10-9
6.10-9  Switchyard Steel Structures and Accessories 6.10-10
6.10-10 Switchyard Power Connections    6.10-11
6.10-11 Surge Arresters 6.10-12
6.10-12 Quality Control Requirements    6.10-13

PART 6.11 - 132-KV HIGH VOLTAGE CABLES AND TERMINATIONS

6.11-1  Scope   6.11-1
6.11-2  General Requirements    6.11-1
6.11-3  Submittals  6.11-1
6.11-4  References  6.11-2
6.11-5  Ratings 6.11-2
6.11-6  Equipment   6.11-2
6.11-7  Quality Control Requirements    6.11-3

PART 6.12 - SPILLWAY AND HEADWORKS GATE AREA ELECTRICAL EQUIPMENT

6.12-1  Scope   6.12-1
6.12-2  General Description 6.12-1
6.12-3  Submittals  6.12-1
6.12-4  References  6.12-1
6.12-5  Step Down Transformer/Fused Disconnect Switch   6.12-1
6.12-6  Power Distribution Panelboards  6.12-2
6.12-7  Automatic Transfer Switches (ATS)   6.12-2
6.12-8  Programmable Logic Controllers (PLCs)   6.12-2
6.12-9  Telephones/Paging   6.12-3
6.12-10 Quality Control Requirements    6.12-3

PART 6.13 - FIRE DETECTION SYSTEM

6.13-1  Scope   6.13-1
6.13-2  General Description 6.13-1
6.13-3  Submittals  6.13-1
6.13-4  References  6.13-1
6.13-5  Fire Alarm System   6.13-1
6.13-6  Quality Control Requirements    6.13-7

PART 6.14 - 11-KV OVERHEAD DISTRIBUTION LINES

6.14-1  Scope   6.14-1
6.14-2  General Requirements    6.14-1
6.14-3  Submittals  6.14-1
6.14-4  References  6.14-1
6.14-5  Materials   6.14-1
6.14-6  Quality Control Requirements    6.14-4

PART 6.15 - POWER LINE CARRIER EQUIPMENT

6.15-1  Scope   6.15-1
6.15-2  General Requirements    6.15-1
6.15-3  Submittals  6.15-1
6.15-4  Power Line Carrier Equipment    6.15-2
6.15-5  Quality Control Requirements    6.15-2


SECTION 7 - SPECIFICATIONS FOR 132-KV TRANSMISSION LINE

7-1     Scope   7-1
7-2     Submittals  7-1
7-3     Conductors  7-1
7-4     Shield Wire 7-3
7-5     Insulators, Hardware, and Accessories   7-4
7-6     Towers  7-9
7-7     Construction    7-21
7-8     Transmission Line Design    7-33


ATTACHMENT TO SPECIFICATIONS

Guaranteed Equipment Characteristics - Request for Proposal:

     Appendix D, as revised September 03, 1996, pages D-1 through D-5 and Performance Characteristics

     Appendix E, as revised September 03, 1996, pages E-1 through E-6

     Supplemental Information, dated July 12, 1996, pages GEC-1 through GEC-6"


CONCEPTUAL LAYOUT DRAWINGS

CIVIL

    Drawing Number  Drawing Title
    5646-C-101 R1   Project Plan and Profile
    5646-C-105 R1   Headworks and Desanding Basin, General Plan
    5646-C-106 R1   Headworks and Desanding Basing, Plan
    5646-C-107      Headworks and Desanding Basin, Sections
    5646-C-121 R1   Headrace Tunnel, Plan and Profile
    5646-C-131      Penstock Plan and Profile
    5646-C-141      Surge Shaft
    5646-C-151      Powerhouse General Plan
    5646-C-152 R1   Powerhouse General Sections
    5646-C-155      Powerhouse Floor Plans
    5646-C-156      Powerhouse Transvers and Longitudinal Sections

MECHANICAL

    Drawing Number  Drawing Title
    5646-M-300      Mechanical Symbols
    5646-M-301      Mechanical Abbreviations
    5646-M-302      Mechanical Standard Details, Sheet 1
    5646-M-303 R1   Mechanical Standard Details, Sheet 2
    5646-M-304 R1   Unit Unwatering and Filling System, Flow Diagram
    5646-M-305 R1   Unit Cooling Water Systems Flow Diagram
    5646-M-306      Service Water System, Flow Diagram
    5646-M-307 R1   Treated Water System, Flow Diagram
    5646-M-308      Sanitary Drainage System, Flow Diagram
    5646-M-309 R1   Station Compressed Air System, Flow Diagram
    5646-M-310 R1   Oil Recovery Systems, Flow Diagrams
    5646-M-311 R1   Heating Ventilating, and Air Conditioning, Flow Diagram
    5646-M-312 R1   Emergency Diesel Generating Systems, Flow Diagrams

ELECTRICAL
   Drawing Number  Drawing Title

   5646-E-401      Standard Electrical Abbreviations, Symbols, and Device
                   Designations
   5646-E-405      132 kV Substation Plan
   5646-E-406      132 kV Substation Sections and Details
   5646-E-416 R1   Lighting Details
   5646-E-421 R1   Main One-Line Diagram
   5646-E-422      Station Service One-Line Diagram
   5646-E-426      Control Block Logic Diagram
   5646-E-427 R1   Plant Control Switchboard, Front Elevation
   5646-E-441 R1   Grounding Details

TRANSMISSION LINE

   Drawing Number  Drawing Title

   5646-T-500      Location Map
   5646-T-501      Insulator and Hardware Assemblies
   5646-T-502      Tower Grounding
   5646-T-503      Single Circuit Suspension Transmission
                   Tower, Clearance Diagram and Details
   5646-T-504      Single Circuit Dead-End and Strain
                   Transmission Towers, Clearance Diagram and Details
   5646-T-505      Transmission Tower Foundations
   5646-T-506      Vibration Damper Details
   5646-T-110      Transmission Line Plan and Profile Drawing
   5646-T-111      Transmission Line Plan and Profile Drawing
   5646-T-112      Transmission Line Plan and Profile Drawing
   5646-T-113      Transmission Line Plan and Profile Drawing
   5646-T-114      Transmission Line Plan and Profile Drawing
   5646-T-115      Transmission Line Plan and Profile Drawing
   5646-T-116      Transmission Line Plan and Profile Drawing
   5646-T-117      Transmission Line Plan and Profile Drawing
   5646-T-118      Transmission Line Plan and Profile Drawing




                                 EXHIBIT J
                        CONTRACTOR'S KEY PERSONNEL


I.   CGGC Home Office

     1.  Chief General of Upper Bhote Koshi Hydroelectric Project

         Mr. Wang Guangjie
         Fax:  0086-717-6447953/6271727          Tel.:  0086-717-6271688
                                                                 6737908
                                                                 9003198

     2.  General Coordinator of the Project

         Mr. Cao Junhua
         Fax:  0086-717-6752116/6447953          Tel.:  0086-717-6752136
         (English Speaking)                                      9002845

II.  Representative of CGGC Kathmandu Representative Office in Kathmandu

     Mr. Zhang Wei
     Fax:  00977-1-421114                         Tel.:  00977-1-417136
     (English Speaking)

III. Resident Organization of Upper Bhote Koshi Hydroelectric Project

     1.  Project Manager                          Mr. Xie Yi

     2.  Executive Manager                        Mr. Tan Guozhang

     3.  Representative of Harbin (Manufacturer)  Mr. Guo Zhenhai

     4.  Representative of Mid-South              Mr. Li Zhengming
         Design & Research Institute

     5.  Technical Chief (English Speaking)       Mr. Zhang Junfang

     6.  Accountant Chief (English Speaking)      Mr. Sun Shiling

     7.  Vice Manager                             Mr. Jia Ancheng
         (Civil Works, English Speaking)


The Facility Site Organization Chart and the Key Personnel Experience are attached.(not attached- Pat Hartel has copy, but Panda does not have a copy on disk)



                                 EXHIBIT K
                             PROJECT LICENSES




APPLICATION FORM FOR FOREIGN INVESTMENT/TECHNOLOGY TRANSFER

To
Director General
Department of Industries
Tripureswore, Kathmandu
Nepal

Dear Sir

We are interested to set-up a Power Generation and Transmission Project industry as per the Foreign Investment and Technology Act. We, therefore, would like to present you with the following details for necessary approval.

1.  OBJECTIVE

Description of                Annual       Value             Market in %
Product/Services             Capacity    (NPR '000)      Domestic    Export
Hydro power generation      246 million   815,490          100
from Upper Bhote Koshi          kWh
Hydro-electric Project


     a. No. of working days/year: 300
     b. No. of shifts/day:  3
     c. No. of working hrs./shift: 8
     d. by products (if any): No

2.   LOCATION

     a. Zone: Bagmati
     b. District: Sindhu Palchowk
     c. Town/Village: Jhirpu Village
     d. Ward: 5

3.   SMALL/MEDIUM/LARGE

4.   LEGAL STATUS:  Private Ltd/Public Ltd. - Public Ltd

5.   TOTAL PROJECT COST (In NPR '000; $1.00 = NPR 55.24) 5,414,500 (estimated)

A.   Fixed Asset Investment                                *5,326,100
     a. Land                                                   11,500
     b. Building                                               37,400
     c. Plant/Machinery                                     1,759,200
     d. Furnitures & Fixtures                                   7,050
     e. Vechicles                                              46,850
     f. Office Equipment                                        4,250
     g. Other Fixed Assets                                  1,829,850
     h. Pre-operating Expenses                              1,630,000

B.   Initial Working Capital                                   88,400

* Fixed asset investment is an estimated cost. The cost breakdown as show in item 5'A' is approximate and subject to change after project finalization.

6.    SOURCES OF FINANCE (In NPR '000)

                            LOCAL     FOREIGN (Equivelent To)
A. Owner's Equity     NPR 162,435     NPR 1,461,915 (Foreign Source in $US)
B. Long Term Loan                     NPR 3,370,150 (Foreign Source in $US)
C. Short Term Loan

7.   TYPES OF AGREEMENTS ENTERED
     (Please tick mark where applicable)

     a.  Technical Assistance
     b.  Technical Knowhow/License
     c.  Trademark
     d.  Management
     e.  Marketing
     f.  Equity/Loan/Investment
     g. Others (please specify) - Joint venture agreement with RDC of Nepal a subsidiary of Resource Development Consultant, Wyoming, USA and Panda of Nepal, a subsidiary of Panda Energy International, Texas USA

8.   ANNUAL PAYMENT TO FOREIGN PARTY

     a.  Royalties and Fees (during construction                     101,200
     b.1 Salaries for Foreign Personnel (during construction)        129,450
     b.2 Avg. Annual Operating Cost of Foreing Personnel
         (after construction)                                         28,700
     b.3 Other Misc. Expenses for Foreign Personnel                    2,800
     c.  Others please specify)
         i.   Annual Repayment of Loan (for 12 year period)          268,500
         ii.  Annual Interest of Loan (for 12 year period)           370,500
         iii. Annual Dividend                                        321,500

                                                TOTAL              1,266,650

     The total payment to Foreign Party is NPR 1,266,650,000; $US 22,926,000

9.   RAW MATERIALS
                                     VALUE(NPR '000)         SOURCE
                         ANNUAL        (3 yr. const.  Local  Indian   3rd
       DETAILS         REQUIREMENT        period)                    Country
1. Reinforcement steel      834 tonne     32,250                       XX
2. Cement                 5,000 tonne     44,200                       XX
3. Timber              270 cubic meter     7,560       XX
4. Bricks               400,000              720       XX
5. Stone,aggreget,
   sand                  55,000           39,500       XX

Total annual requirement of convertible foreign exchange for raw materials - NPR 76,450,000, $US 1,383,700.

10.   MACHINERY AND EQUIPMENT
                                       VALUE(NPR '000)         SOURCE
                          NUMBER OF     (3 yr. const.  Local  Indian   3rd
       DETAILS              UNITS          period)                    Country
1. Civil structure equip-
   ment (gates, valves,
   penstocks, etc.)           17           601,300                      XX
2. Electro mechanical
   equip. (generators,
   turbines, etc.)             8           711,350                      XX
3. T/L and substantion
   equip. (transformers,
   circuit breakers, etc.)    19           196,300                      XX
4. Spare Parts               L.S.            2,800                      XX

Total requirements of convertible foreign exchange for machinery and equipment - NPR 1,511,750,000; $US27,362,000.

11.   EMPLOYMENT (TOTAL)

TYPE                                            LOCAL      FOREIGN      TOTAL
A. Managerial                                      1            1          2
B. Engineer/Technologist                          20           10         30
C. Administrative                                  6            2          8
D. Labor
   a. Highly Skilled                              30           20         50
   b. Skilled                                     30           20         50
   c. Semi-Skilled                                80           20        100
   d. Unskilled                                1,000                   1,000

12.   ANNUAL UTILITIES REQUIREMENT

      A.  Coal - X Mt.
      B.  Fuel Wood - One Mt.
      C.  Electricity - 3000 kW/k VA/HP
      D.  Furnace Oil -X KL
      E.  Diesel - 1800 KL
      F.  Water - 10000 KL/Cubic Meter
      G.  Others:   1 Transformer Oil - 5 KL
                    2 Kerosene (as substitute of fuel wood) - 50 KL

13. Estimated period between the date of issue of permission and the commencement of operation - four and half years.

14.   ENVIRONMENTAL ASPECTS

      A.  Land area requirement - 5.00 hectare
      B.  Proximity from residential area - Proximate to Jhirpu Village
      C. Proximity from school, hospital, cultural, religious and natural heritage - Proximate to Jhirpu School.
      D.  Public drainage available? - No.
      E.  Source of water - Bhote Koshi river and exisitn spring.
      F.  Chemical use in the process, if any - No.
      G.  Polltants, if any:
          a. Wast water - No.
          b. Solid waste - Huge quantity of much from excavation of tunnel, power house, etc.
          c. Air pollution - Air pollution by dust particles, nxious gases during construction only.
      H.  Pollution control plan:
          a. Is thee any provision for waste water treatment? - No
          b. Are you aware of NS 229 regard the waste water effluent? - Yes
          c. Methods of controlling solid waste - Proper dumpting and compaction of muck and other waste.
          d. Methods of controlling air pollution - Sprying water over the construction site, during construction.
          e. Methods of controlling noise pollution - Periodic checking of machines/vehicles during construction.

Applicants

Local                          Foreign                        Foreign
Name of the company/person:    RDC of Nepal                  Panda of Nepal
Himal International Power
Corporation Ltd. (HIPC)

Address:
Soaltee Hotel Ltd., Tahachal,   c/o W.S. Walker & Co.     c/o Maples & Calder
Kathmandu                       1st Floor, Caledonian     P.O.Box 309, Ugland
                                House, Mary Street,       House, South Church
                                P.O.box 265 G,            Street, Grand Cayman
                                George Town, Grand        Cayman Island
                                Cayman, Cayman Island

Tel:  272550/55 Ext.6275        Tel: 1 312 831 3000       Tel: 1 214 980-7159
Fax:  977 1 272201              Fax: 1 312 831 3999       Fax: 1 214 980-6815

Contact person:
Prabhakar SBJ Rana              Patrick G. Hartel         Kim R. Knightstep
Chairman                        Authorized                Authorized
                                Representative            Representative

Signature:


Date:

Note

Documents attached with this application form:
a. Project Report - Executive Summary 3 copies
b. EIA/IEE report - Summary 2 copies
c. Agreement - 3 copies
d. Citizenship certificate of local party/or certificate of incorporation and company profile if participant is a company.
e. Copy of passport of foreign party/or certificate of incorporation if participant is a company.
f. Bio-data/company profile of the foreign party
g. Financial credibility of the foreign investor provided by a bank
h. Authority letter(s) from the companies concerned



PERMISSION LETTER FOR ELECTRICITY PRODUCTION


                             His Majesty's Government
                               Ministry of Industry
                             Department of Industries
                               (Permission Section)
                                   Tripureswor,
                                 Kathmandu, Nepal

Letter No. 052/53 U.V.I. Sha-56                        2-12357
                                                       2-13838
                                                       2-15120
                                                       2-26112

                                                Tripureshwor
                                                Kathmandu, Nepal

                                                Date: 2051/10/26
                                                (9.2.1996)

          SUBJECT: Permission Letter for Electricity Production


M/s  Himal Internation Power Corporation Ltd.
     Tahachal, Kathmandu.

In reference to above subject, in consideration to your application to seek the permission for establishing Electricity Production Industry in Phulping Katti V.D.C. of Sindhupalchowk District, this permission letter is hereby issued as per the decision to issue the permission in case the following conditions are compulsorily not implemented, this permission could be canceled at any time.

Conditions:

1. Kind of Industry:                  Large

2. Classification of Industry         Energy Generating

3. Fixed Capital:                     Rs. 4,680,000,000.00

4. Place of Industry:                 District Sindhupalchowk, Bagmati Zone

5. Aim of Industry and Annual
   Production Capacity, on the
   basis of 3 (three) shifts
   producted Material/Quantity:       Annual 36 MW (246 Million kWh)
                                      Electricity generation.
6. Approved Shift Number              3 (Three)

7. Necessary Electric Power:          3000 kW

8. Necessary Raw Material:            Nil

9. Within 35 days of receipt of this permission letter, the application for registration of the industry shall be submitted as per the prevailing acts.

10. All workers and employees for the industry shall be Nepali citizens, however for the posts of skilled workers and management personnel, if it is required to produce skilled man power due to non-availability of Nepali citizens, foreign citizens could be employed on such posts with the permission of labor department for the period specified by that department only.

11. It shall be necessary to receive the prior approval of this department, for such subjects which are specified for approval in Foreign Investment and Technology Transfer Act 2049.

12. It will be necessary to receive prior approval of this department for rehabilitation, modernization, extension or diversification of the industry.

13. The industry shall be implemented without harm to others and without polluting the environment.

14. Except the industries relating to Tourism Welfare and such industries which are established by His Majesty's Government or within the Industrial Area established with the permission of HIs Majesty's Goverment, other industries shall be established eight kilometers away from the International boundary.

15. After issue of the permission every 3 month, progress report in connection to establishment of the industry shall be submitted to permission section of this department, until the operation of the industry.

16. After operation of the industry, the monthly progress and production description shall necessarily be submitted to the Record Section of this department, until the operation of the industry.

17. The permission shall be canceled forfeiting the deposit amount of the establishment of Industry is not started within six (6) monts and if the industry is not operated within 48 monts as per the work plan submitted by you. This department's permission for extension of working period shall be necessary, in case the work could not be performed as per the schedule due to any reason.

18. There shall be heavy punishment if the work is not performed as per the issued permission and any misuse of foreign currency exchange or any other facilities made available is found.

19. The national value added portion of the industry whichexports more than 50% of its production shall be 10% and it shall be 15% for other industries.

20) Special Conditions:

    A. This industry shall sign Project Agreement with HMG and Power Purchase Agreement with Nepal Electricity Authority respectively even after the company registration is done.
    B. Loan Agreement shall be approved before obtaining the foreign loan.
    C. For investment in capitalized goods, prior approval from Department of Industries shall be obtained.
    D. Regarding the service chargs, separate agreement shall be signed.

cc.:
M/s Ministry of Industry, Industry Promotion Division
M/s Department of Customs, Tripureshwor
M/s Excise Duty and Sales Tax office
M/s Labour Department, Putali Sadak
M/s Department of Industry, Registration Branch
M/s Department of Industry, Facility Branch
M/s Department of Industry, Record Branch
M/s Nepal Industrial Development Center, Durbar Marg.
M/s Economic Service Center, Balaju
M/s District Administration Office
M/s Company Registrar's Office, Tripureshwor








SURVEY LICENSE OF ELECTRICITY PRODUCTION

            [HIS MAJESTY'S GOVERNMENT MINISTRY OF WATER RESOURCES]


License No: EDC/050/05/1GS001


Gentleman,

As per the application submitted by you on 23 February 1994 (2050/11/11) to obtain a survey license of electricity production, this license with the following particulars is hereby provided pursuant to sub-section (2) of Section 4 of the Electricity Act, 2049 and Rule 8 of the Electricity Regulation, 2050.

1. Full name and address of the person or corporate body willing to conduct survey of electricity production:

    Himal International Power Corp. Ltd.
    Soaltee Hotel Ltd.,
    Tahachal, Kathmandu, Nepal

2.  Type of electricity to be surveyed its production - Hydroelectricity

3.  Name of water resources to be surveyed for Hydroelectricity production:
    Bhote Koshi River (upper portion)

4.  Area of Survey

    a)  Zone:  Bagmati
    b)  District:  Sindhu Palchowk
    c) Village Development Comittee/Municipality: Jhirpu Village Development Committee.
    d)  Signifying mark of national grid system of topography:
        East:     396,850           West:    394,250
        North: 3,,091,900           South: 3,088,400

    The range in the proximity of 106 to 110 km. of Kodari Highway from Kathmandu in Jhirpu Tatopani area.

5. Nature of survey: To prepare cost estimate too by ascertaining the conceptual design with additional field survey and study after reviewing the feasibility study of 36000 Kw. capacity of the upper Bhote Koshi Hydro electricity project concluded by Nepal Electricity Authority on July 1993.

6. Period of licence remaining valid: From 15 March 1994 to 15 March 1996. (2050/12/2 to 2052/12/30 B.S.)

7.  Other conditions and terms:

    A.  Survey shall be carried on pursuant to the Statement-1 attached herwith.

    B. In case to submit application for the Licence of electricity production, the subject matter relating to the environment should be studied as per the National Environmental Impact Assessment Guidelines, 2050 of His Majesty's Government of Nepal.

    C. In case to establish the industry and including of foreign investment for survey, the accomplishment of registration and obtaining of approval should be carried out in accordance with the provision as stated in Rule 93 of the Electricity Regulation, 2050.

    D. The approximate site map (Exhibit C-2 & Exhibit C-3) of the area to be surveyed, is attached.

                                      Signature of the Authority Issuing the
                                      licence:  sd. S.N. Upadhyaya
                                      Date:     15/3/94 A.D. (2050/12/2 B.S.)
                                      Name:     Surya Nath Upadhyaya
                                      Designation: Acting Secretary
                                                   Ministry of Water Resource.





LICENSE FOR SURVEY OF ELECTRICITY TRANSMISSION

            [HIS MAJESTY'S GOVERNMENT MINISTRY OF WATER RESOURCES]


License No: EDC/050/05ETS001


Gentleman,

As per the application submitted by you on 23 February 1994 (2050/11/11) to obtain a license for survey of electricity transmission, this license with the following particulars is hereby provided pursuant to sub-section
(2) of Section 4 of the Electricity Act, 2049 and Rule 8 of the Electricity Regulation, 2050.

1. Full name and address of the person or corporate body willing to conduct survey of electricity transmission:

    Himal International Power Corp. Ltd.
    Soaltee Hotel Ltd.,
    Tahachal, Kathmandu, Nepal

2.  Particulars of the Project/place of electricity to be transmitted:

    Upper Bhote Koshi Hydroelectric Project proposed at Jhirpu, Village Development Committee of Sindhu Palchowk District of Bagmati Zone.

3. Particulars of the place from where the electricity is to be transmitted:

    To conduct survey for transmission of power from Bhote Koshi Hydro-electricity Project Proposed at Jhirpu Village Development Committee of Sindhu Palchowk District of Bagmati Zone by selecting any one among the following three alternatives:

    A. 66,000 Volts Transmission line from Jhirpu to Bhaktapur Via Sunkoshi Hydroelectricity Project.

    B. One 66,000 Volts transmission line from Jhirpu to Sunkoshi Hydroelectricity Project and the 0ther 66,000 Volts Transmission line from Jhirpu to Bhaktapur.

    C.  132,000 volts transmission line directly from Jhirpu to Bhaktapur.

4.  Area of Survey:

    a)  Zone:  Bagmati
    b)  District:  Sindhu Palchowk, Kavrepalanchowk and Bhaktapur.
    c) Village Development Committee/Municipality: The concerning Municipalities and Village Development Committees coming in the route of the transmission line mentioned in Article 3.

5.  Transmission voltage and quantity of electricity:

    Voltage:  66,000 or 1,32,000 Volts
    Quantity:  244 million Kwh (Capacity:  66,000 Kw for 66,000 volt single circuit, 77,400 Kw for 66,000 volts double circuit and 96,000 Kw for 1,32,000 volt single circuit line)

6.  Nature of survey:

    To review the feasibility study of 36000 Kw capacity of the Upper
    Bhote Koshi Hydroelectricity Project concluded by Nepal Electricity Authority on July 1993 and to prepare cost estimate too by ascertaining the conceptual design with additional field survey and study having been selected any one among the various alternatives mentioned in
    Article 3.

7. Period of licence remaining valid: From 15 March 1994 to 15 March 1996. (2050/12/2 to 2052/12/30 B.S.)

8.  Other conditions and terms:

    A.  Survey shall be carried on pursuant to the Statement - 1 herewith.

    B. In case to submit application for the licence of electricity transmission, the subject matters relating to the environment should be studied as per the National Environmental Impact Assessment Guidelines. 2050 of His Majesty's Government of Nepal.

    C. In case to establish the industry and including of foreign investment for survey, the accomplishment of registration and obtaining of approval should be carried out in accordance with the provision as stated in Rule 93 of Electricity Regulation, 2050.

    D. The approximate site map (Exhibit C-1) of the area to be surveyed is attached.

                                    Signature of the Authority Issuing the
                                    licence:  sd. S.N. Upadhyaya
                                    Date: 15/3/94 A.D. (2050/12/2 B.S.)
                                    Name:  Surya Nath Upadhyaya
                                    Designation:  Acting Secretary,
                                                  Ministry of Water Resource.


ASSIGNMENT OF GENERATION AND TRANSMISSION SURVEY LICENSES


              [HIMAL INTERNATIONAL POWER CORPORATION LETTERHEAD]


20 February 1996

Mr. V.S. Shrestha
Ministry of Water Resources
Electricity Development Centre
Exhibition Road
Kathmandu

SUBJECT: UPPER BHOTE KOSHI HYDROELECTRIC PROJECT ASSIGNMENT OF GENERATION AND TRANSMISSION SURVEY LICENSES

Dear Mr. Shrestha,

We hereby assign the generation and survey licenses issued on March 15, 1994 for the above project to the Harza/Himal Joint Venture established for the development of the above Project.

Yours sincerely,



/s/Amar Raj Singh
Amar Raj Singh
Director

                               ANNEXURE - 1

(Annexure attached to the Joint Venture Agreement of Bhote Koshi Power Company Private Limited dated 20 March, 1996).

By this Deed I/we __________________________ of whoe registered office is at _______________________________________________________ intending to become the
holder of (     ) shares of Rs. (      ) each in the Capital of Bhote Koshi
Power Company Private Limited (the "Company" hereby agree(s), subject to my/our becoming a holder of such shares, with the Company and each of it's shareholders to observe and be bound by all the provisions of an Agreement made on 20 March, 1996 between (1) Himal International Power Corporation Private Limited,
(2) Panda of Nepal and (3) RDC of Nepal (as such Agreement has been amended prior to the date hereof) (a copy of which Agreement (so amended) is attached hereto and has been initialled by me/us for identification) in all respects as if I/we was/were a party to such Agreement and were named therein as a Shareholder or a party thereto.

IN WITNESS whereof, the Parties hereto have set their hands to these presents on the day and date mentioned herein above earlier.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the 7th day of Chaidra, bs 2056 (20th day of March, 1996).

HIMAL INTERNATIONAL POWER                     PANDA OF NEPAL
CORP. LTD.                                    a Cayman Island company and a
                                              Subsidiary of Panda Energy
                                              International, Inc., a Texas
                                              (USA) corporation


_______________________________               ______________________________
Prabhakar SJB Rana                            Kim R. Knightstep
Chairman                                      Authorized Representative


RDC OF NEPAL
a Cayman Island company and a
subsidiary of Resource Development
Consultants, a Wyoming (USA) limited
liability company


_________________________________
Patrick G. Hartel
Authorized Representative




ELECTRICITY PRODUCTION AND TRANSMISSION LICENSES



                       His Majesty's Government
                    ELECTRICITY DEVELOPMENT CENTRE
                          P.O. Box No. 2507
                           Exhibition Road
                          Kathmandu, Nepal

Letter No. V-5 Nirman Maha Shakha                    Telephone  2-21728
           (110)                                                2-27535
Delivery No. 1314                                               2-27262
                                                                2-25554
                                                                2-16342
                                                     Fax: (997-1)227537

                                                     Date 2053/11/10
                                                          21/02/1997

SUBJECT:  Electricity Production and Transmission Licenses

M/S Project Manager
    Upper Bhote Koshi Hydroelectric Project
    Bhote Koshi Power Company Pvt. Ltd.
    Tahachal, Kathmandu

In reference to the above subject, as per your application dated
2053/7/18 (3-11-1996) requesting to obtain the Electricity Production and Transmission Licenses according to Electricity act 2049 and Electricity Rules 2050, I have pleasure to inform you that two sets of licenses issued on 2053/8/13 (28-11-1996) are attached herewith.

Enclosure:  (1) License No. V.V.K. 2053/54 V.U. -005 and Annex 1
            (2) License No. V.V.K. 2053/54 V.PRA.004 and Annex 2

cc:         (I) M/S Secretary, Ministry of Water Resources
            (II)M/S Inspection/Monitoring Section EDC for Necessary Action

                                                sd/___________________
                                                   Amitabha Rajauriya
                                                   Engineer



                          His Majesty's Government
                         Ministry of Water Resources

                    LICENSE FOR PRODUCTION OF ELECTRICITY

License No. - License No. V.V.K. 2053/54 V.U. -005

M/s  Project Manager
     Bhote Koshi Power Company Pvt. Ltd.
     Tahachal, Kathmandu

Gentlemen,

As per your application submitted on B.S. 2053/7/18 (03-11-96) seeking a license for production of electricity, this license has been hereby issued with the following particulars and consitions.

1. Name and address of the person or corporate body to whom the license is issued:

    Bhote Koshi Power Company Pvt. Ltd.
    Tahachal, Kathmandu, Nepal

2.  Name of electricity generating plant:  Upper Bhote Koshi Hydroelectric
                                           Project
    (Installed Capacity:                   36,000 kW)
    (Average Annual Production:            246 million kilowatt hour)

3.  Means for production of electricity:   Water Resources

4.  If water resources are being used:
    a. Name of the river:                  Bhote Koshi River
    b. Area allowed for utilization of
       water resources:
         Zone                - Bagmati
         District            - Sindhupalchowk
         V.D.C./Municipality - Tatopani V.D.C. and Phulping Katti V.D.C.
         East:               - Tatopani V.D.C. Ward No. 9 and Phulping
                               Katti V.D.C. Ward No. 2
         West:               - Tatopani V.D.C. Ward No. 4, 5 and 7
         North:              - Tatopani V.D.C. Ward No. 4 and 9

    c. Quantom of water resources being utilized: Maximum 32 cubic meter per second (Design discharge)

5.  Particulars of main structure with their location:

    a. Head Works: The head works of the project will be situated on Bhote Koshi River at about 450 meters down stream from the confluance of Jhungkhola and Bhote Koshi River in Tatopani V.D.C. Ward No. 4 and Phulping Katti V.D.C. Ward No. 2 of Sindhupalchowk District, Bagmati Zone. Head works consists of the construction of concrete diversion weir of size 15M x 60M with one spillway and two numbers of radial gates. There will be a small head pond upstream of the weir. The water from the head pond will be diverted into a desanding basin of the size of 123m length, 25 meter width and 6.5 to 9 meter depth to be constructed on the left bank of the Bhote Koshi River.

    b. Head Race Tunnel: Water from the desanding basin will be diverted toward the power plant through an underground horse shoe type 3.3 kilometer long, 4 meter high and 4 meters wide head race tunnel to be constructed in Ward No. 1 and 2 of Phulping Katti V.D.C. The water passing in the underground head race tunnel will be taken to the power plant through a surge tank and penstock pipe.

    c. Surge Shaft: A surge shaft of 8 meter diameter and 45 meter height shall be constructed at the left bank of Bhote Koshi River in Ward No. 1 of Phulping Katti V.D.C.

    d. Penstock: A penstock pipe of 2.8 meter diameter and 430 meter length will be constructed in Ward No. 1 of Phulping Katti V.D.C., which will take the water coming through head race tunnel and surge shaft to the power plant.

    e. Power House: The power house of the project will be situated in Phulping Katti V.D.C. Ward No. 1, at the left bank of Bhote Koshi River. Two numbers of Fransis Turbines with capacity of 20,500 kW each and two numbers of generators with capacity of 22,500 kW each will be installed in the power house. The Design head of the project is 139 meters.

    f. Tail Race Structure: The water emerging from the power house will be discharged into the Bhote Koshi River through a tail race structure of about 22 meter length, 13 meter width and 12.5 meter height, being constructed in Ward No. 1 of Phulping Katti V.D.C.

    g. Switch Yard: One 132 K.V. switch yard will be constructed near the power house. Two numbers of 25,000 KVA, 11/132 kV, main transformers will be installed in the switch year.

6. License Validity Period: B.S. 2053 Marg ________ to B.S. 2093 Kartiak end. (__________ December 1996 to 15 November 2036)

7.  Other Conditions:

    a. Following documents attached in Exhibit 1, shall be the integral parts of this license.

       1. The Definition Report, June 1995 prepared by Himal International Power Corporation Ltd. and Harza Engineering International, L.P.

       2. Environmental Impact Assessment of Upper Bhote Koshi Hydroelectric Project, August 1995 prepared by International Union of conservation of Nature (JUCN) Nepal.

       3. Environmental Mitigation, Management and Monitoring Plan, November 1996 prepared by Bhote Koshi Power Company Pvt. Ltd.

       4. Project Agreement between His Majesty's Government (HMG) and Bhote Koshi Power Company Pvt. Ltd. (BKPC) and the Power Purchase Agreement between Nepal Electricity Authority (NEA) and Bhote Koshi Power Company Pvt. Ltd. signed on Srawan 6, 2053 B.S. (including any amendments in these Agreements)

      b. Whatsoever is mentioned in article 6 above, if Bhote Koshi Power Company Pvt. Ltd. is unable tomanage Financial Closing by 5 Magha 2054 (January 19, 1998) or if His Majesty's Government has granted any extension on or before above date, on such extended date, this license will be automatically cancelled

      c. In case of decrease in Special Buyout Event period specified in the Project Agreement, if His Majesty's Government wants to buy the project according to Project Agreement, this license will be automatically cancelled from such buyout date.

      d. Bhote Koshi Power Company Pvt. Ltd. shall be responsible and fully liable for whole liabilities relating to detail engineering desigtn, safety and environmental issues.

      e. Without affecting the generating capacity of the Project, if major substantial changes in the design of main structures specified in the Definition Report of the project and in Article 5 are needed or any addition or deletion in main structures required, prior approval shall be obtained. However, any minor changes in the design of project without adverse effect on environment and other negative effects around the Construction Site, could be possible with the intimation to Electricity Development Center (EDC), Ministry of
          Water Resources (MOWR).

      f. The construction work of the project shall be started physically and implemented smoothly within one year according to Article 1 of the Electricity Rules 2050. Every six month's progress report of the project shall be submitted to Electricity Development Center, until the completion of project construction.

      g. The provisions laid down in the Mitigation, Management and Monitoring Plan Report, attached in Exhibit - 1 shall be followed and the acts of environmental impacts mitigation, management and monitoring shall necessarily be implemented. If additional mitigative measures are required during project construction or operation and maintenance, such measures too shall be implemented. If any amendment in mitigation and monitoring plan be required, it could be possible with the mutual consent of His Majesty's Government Ministry of Water Resources or other concerned body and Bhote Koshi Power Company Pvt. Ltd.

      h. Bhote Koshi Power Company and Electricity Development Center shall review and find solution for the recommendations listed in Article 9 of Environmental Impact Assessment Report with concerned bodies of His Majesty's Government. Bhote Koshi Power Company shall follow and act according to the National Environmental Impact Assessment Guidelines, 2050 and also prevailing Nepalese Envirnomental Rules and Regulations. If the prevailing Environmental Rules and Regulations are not obeyed, Bhote Koshi Power Company shall be punished as per such rules and regulations.

      i. The items 9, 11, 15 and 20 of article 9 of Environmental Impact Assessment Report being attached in exhibit - 1, shall be implemented as per consent obtained between BKPC, EDC, Population and Environment Ministry and IUCN on November 6, 1996.

      j. Minimum water discharge of 0.5 m3/ sec shall be provided continuously down stream of the weir site throught the license period of the project.

      k. In case the capacity of Hydroelectric project, specified in the license needs upgradation or rehabilitation, BKPC shall submit application according to Electricity Act 2049 and Electricity Rule 2050. If the project is not to be operated, such information shall be provided to Electricty Development Center, Ministry of Water Resources.

      l. In case of any change in the ownership structure of Bhote Koshi Power Company, such information shall be provided to Electricity Development Center, Ministry of Water Resources.

      m. Any amendment, addition or deletion in the conditions specified in this license, if required shall be done with the mutual consent of BKPC and MOWR, HMG.

                                           License Issuing Authority



                                           Signature:
                                           Date:
                                           Name:  Dr. Dwarika Nath Dhungel
                                           Designation: Secretary,
                                           Ministry of Water Resources





                          His Majesty's Government
                         Ministry of Water Resources

                    LICENSE FOR TRANSMISSION OF ELECTRICITY

License No. - License No. V.V.K./053/54 V.pra.004

M/s  Project Manager
     Bhote Koshi Power Company Pvt. Ltd.
     Tahachal, Kathmandu

Gentlemen,

As per your application submitted on B.S. 2053/7/18 (03-11-96) seeking a license for production of electricity, this license has been hereby issued with the following particulars and consitions.

1. Name and address of the person or corporate body to whom the license is issued:

    Bhote Koshi Power Company Pvt. Ltd.
    Tahachal, Kathmandu, Nepal

2. Name of electricity transmission project: Upper Bhote Koshi Hydroelectric (The particulars of the transmission line to be constructed under this project are prescribed in Article -3 below)

3.  Description of the point from where the electricity is to be transmitted.

    Description                                               Circuit   Length

    Transmission Line will start from the switch yeard to be
    located near the power house of Upper Bhote Koshi Hydro-
    electric Project being constructed at Jhirpu, Ward No. __
    of Phulping Katti V.D.C., Sindhupalchowk District, Bagmati
    Zone and it will pass through Chaku, Panchali, Besari,
    Barhabise, Sunkoshi weir site and Lamosangu Bazar, being
    terminated at NEA Switching Station near power plant of
    Sun Koshi Hydel Project existing in Pangretar F.D.C.
    Sindhupalchowk District.                                    Single     25 km

    The conductor to be used in above Transmission Line will be 185 square millimeter size.

4.  Votage and quantity of electricity transmission:
    Voltage: 132,000 volt
    Quantity: 50,000 kilo volt ampere

5. License Validity Period: B.S. 2053 Marg 13 to B.S. 2093 Kartiak end. (28 November 1996 to mid November 2036)

6.  Other Conditions:

    a. Following documents attached in Exhibit 1, shall be the integral parts of this license.

       1. The Definition Report, June 1995 prepared by Himal International Power Corporation Ltd. and Harza Engineering International, L.P.

       2. 132 kv Transmission Line Study, Final Report prepared by Shah Consult International Pvt. Ltd. in February 1996.

       3. Project Agreement between His Majesty's Government (HMG) and Bhote Koshi Power Company Pvt. Ltd. (BKPC) and the Power Purchase Agreement between Nepal Electricity Authority (NEA) and Bhote Koshi Power Company Pvt. Ltd. signed on Srawan 6, 2053 B.S. (including any amendments in these Agreements)

      b. Whatsoever is mentioned in article 6 above, if Bhote Koshi Power Company Pvt. Ltd. is unable tomanage Financial Closing by 5 Magha 2054 (January 19, 1998) or if His Majesty's Government has granted any extension on or before above date, on such extended date, this license will be automatically cancelled

      c. In case of decrease in Special Buyout Event period specified in the Project Agreement, if His Majesty's Government wants to buy the project according to Project Agreement, this license will be automatically cancelled from such buyout date.

      d. Bhote Koshi Power Company Pvt. Ltd. shall be responsible and fully liable for whole liabilities relating to detail engineering desigtn, safety and environmental issues.

      e. Without affecting the Electricity Transmission capacity of the Project, if major substantial changes in the design of main structures specified in the Definition Report of the project and in
          Article 5 are needed or any addition or deletion in main structures required, prior approval shall be obtained. However, any minor changes in the design of project without adverse effect on environment and other negative effects around the Construction Site, could be possible with the intimation to Electricity Development Center (EDC).

      f. The construction work of the Transmission Line shall be started physically and implemented smoothly within one year according to
          Article 1 of the Electricity Rules 2050. Every six month's progress report of the project shall be submitted to Electricity Development Center, until the completion of Transmission Line.

      g. Before starting the construction work of Transmission Line, the possible impacts to be imposed on the environment by the Transmission Line shall be studied in detail according to National Environmental Impact Assessment Guidelines 2050 and the prevailing Environment Rules and Regulations. After the study the Environmental Impact Assessment Report shall include detail environmental impacts mitigation, management and monitoring plan to be implemented throughout the construction and operation-maintenance period.

      h. After the approval of Environment Impacts Mitigation Management and Monitoring Plan to be prepared by Bhote Koshi Power Company Pvt. Ltd.

          as stated in Article g) above, Bhote Koshi Power Company Pvt. Ltd. shall follow the provisions laid down in such report and necessarily implement the Environmental Impact Mitigation and Monitoring Plan's provisions. If any additional negative measures implementation is required during the course of project construction or operation and maintenance, such measures shall be acted upon if amendment in mitigation and monitoring plan be required, without limiting the mitigative measures, it could be done with the mutual consent of His Majesty's Government (MOWR) or other concerned body and Bhote Koshi Power Company Pvt. Ltd.

      i. National Environmental Impacts Assessment Guidelines 2050 and prevailing environmental acts and regulations shall be followed throughout the construction and operation-maintenance period of transmission line to avoid the substantial negative impacts on the environment. If the prevailing environmental rules and regulations are not obeyed, the Bhote Koshi Power Company shall be punished as per such rules and regulations.

      j. In case the capacity of Transmission Line, specified in the license needs upgradation or rehabilitation, BKPC shall submit application according to Electricity Act 2049 and Electricity Rule 2050. If the project is not to be operated, such information shall be provided to Electricty Development Center, Ministry of Water Resources.

      k. In case of any change in the ownership structure of Bhote Koshi Power Company, such information shall be provided to Electricity Development Center, Ministry of Water Resources.

      l. Any amendment, addition or deletion in the conditions specified in this license, if required shall be done with the mutual consent of BKPC and MOWR, HMG.

                                       License Issuing Authority


                                       Signature:
                                       Date:  2953/8/13 (28-11-96)
                                       Name:  Dr. Dwarika Nath Dhungel
                                       Designation: Secretary,
                                                    Ministry of Water Resources





JOINT VENTURE APROVAL

                          [His Majesty's Government of Nepal
                                 Ministry of Industry
                                Department of Industry]

Ref. No. - 95

M/s Himal International Power Corporation, Ltd.
P. O. Box 2800
Tahachal, Kathmandu

                  RE:- Bhote Koshi Power Co. Pvt. Ltd.

Dear Sirs,

     We are glad to inform you that your joint venture agreement entered into with Panda of Nepal and RDC of Nepal for the information of Bhote Koshi Power Co. Pvt. Ltd. with an objective of hydro power generation at Upper Bhote Koshi with a fixed assets of Rs. 5,326,100,000 - has been approved.

     You are kindly requested to incorporate following amendments in the joint venture agreement as accepted by you through your letter dated 25th April 1996 and submit to this department at your earliest.

1. Section 5-pg 5
   "Department of Industries" to be replaced by "Office of the Company
   Registrar"
2. Section 6.5-pg 6
   "Initial issued and subscribed share capital" to be replaced by "Initial Subscribed Capital"
3. Section 6.7-pg 7
   Add-Issue of share against assets in kind or services should be by prior permission of HMG of Nepal and receipt of cash from panda and RDC for share capital should be through proper banking channels.
4. Delete section 12.20 - pg 14.
5. Section 20.4 pg 18

      Add "without responsibilities to His Majesty's Govt. of Nepal"
after....as a partnership for tax purposes in the United States

Thanking you.                               Yours Faithfully,




cc Foreign Investment Promotion             L.B. Karamcharya
   Section Ministry of Industry             By Director




TREE PERMIT


                      His majesty's Government
                Forest and Soil Conservation Ministry
                       District Forest Office
                      Sindhupalchowk District
                             Chautara
                                                        Date: 2054/02/13
                                                              27/06/1997
Letter Number 053/54
Delivery Number 1402

Subject: Money Deposit
M/s Upper Bhote Koshi Hydroelectric Project,
Sindhupalchowk District

In reference to the above subject for making available on 40 years lease the land belonging to this office in Phulphingkatti and Tatopani V.D.C.'s as per the agreement signed between the authorised representatives of the project and HMG's Forest Department on 2053/11/16, the quantities of the various types of soft wood (ikhar and Uttis) within the forest land leased to the project is calculated as timber 884.65 cubic feet and the fire wood 11.65 Chatta (piles). According to the rates received from "The Timber Corporation of Nepal Limited" Hetauda and Butwal the amount of the above timber and wood comes to be Rs. 2,26,996.25 and also including the Sales Tax on the above amount at 15% Rs. 34,049.44, the total amount comes to Rs. 2,61,045.69. Therefore you are requested to deposit above amounts separately in the name of this office.

Sd/-
district Forest Officer
Date 2054/03/13







INCOME TAX REGISTRATION CERTIFICATE


                                HIS MAJESTY'S GOVERNMENT
                                  MINISTRY OF FINANCE
                                    TAX DEPARTMENT
                            Area No. 4 Tax Office, Kuleshwor
                                       Kathmandu


                           INCOME TAX REGISTRATION CERTIFICATE


Registration No.:  78/6575
                   (2053/54)
Registration Date: 2053/11/19 (March 2, 1997)

This certificate is hereby issued after registering the following
Industry/Business/Occupation as per clause 5'ka' of Income Tax Act 2031 (Including Amendments).

1. Name of Person/Firm/Company: China Gezhouba Construction Group
   Corporation
2. Address:  Kathmandu Metropolis, Ward No. 14, Kuleshwor
3. Kind of Main Business (Name): Construction Work
4. Name and Designation of Main Personnel Proprietor Partner or Promoter:
   Xie Yi (P.3157314)
5. Main Place of Business:  Kathmandu, Metropolis Ward No. 14, Kuleshwor
6. Address of Proprietor/Partner/Promoter (Main Person): Yichang City, Hubei Province China, Presently: Kathmandu, Ward No. 14, Kuleshwor, Branch Office Nil


______________________                         ________________________
Signature of Tax Payee                         Signature of Tax Officer
                                               Date: 2053/11/19
                                               (2.3.1997)

Note:  I)  This certificate shall be clearly visible in the office/shop.
      II) This certificate shall be renewed from the month of Srawan to end of Ashwina (mid July to mid October) every year.




INCOME TAX REGISTRATION CERTIFICATE


                                HIS MAJESTY'S GOVERNMENT
                                  MINISTRY OF FINANCE
                                    TAX DEPARTMENT
                            Area No. 4 Tax Office, Kuleshwor
                                       Kathmandu


                           INCOME TAX REGISTRATION CERTIFICATE


Registration No.:  78/6253                         File No.
                   (053/054)                       (      )
Registration Date: 2053/5/26

This certificate has been issued to the following Industry/Business/ Occupationunder the Income Tax Act (Amended) 2031 under the Article 5 ka.

1. Name of Person/Firm/Company: Bhote Koshi Power Company Pvt. Ltd.
2. Address:  Tahachal, Kathmandu
3. Type (Name) of Main Business: Development, construction and operation of
                                 Hydro Power Project and to generate,
                                 distribute and sell electricity.
4. Owner, Partner or Directors (Main Person's Name), Surname, Designation: including Mr. Prabhakar SJB Rana, Mr. Robert W. Carter, Mrs. Janice Carter
5. Main address of Business:  Tahachal, Kathmandu
6. Address of Owner, Partner, Directors (Main Person's) Address: Tahachal, Kathmandu (including Panda of Nepal, RDC of Nepal.

Branch Office Address:  No.




______________________                         ________________________
Signature of Tax Payee                         Signature of Tax Officer
(Agent)                                        (             )


Note: This certificate has to be kept in the shop or office where everyone can see it. This certificate has to be renewed every year between Shrawn to Ashwin end (July 16 to October 15).








EXPLOSIVES PERMIT
[in progress]







                                 EXHIBIT L
                           OPTIONAL SPARE PARTS


Owner, at its sole option shall be entitled to purchase any of the spare parts listed below, in any quantity, prior to the Delivery Date of the
Second Unit, and the prices quoted below shall remain fixed from the Effective Date of this Contract until (one year after the Delivery Date of the Second Unit) or the date the Owner exercises its option prior to Unit Delivery Date of the Second Unit. These spare parts are for the Owner's use in normal operation of the Facility and are in addition to those spare parts to be provided by the Contractor for start-up and testing of the Facility. The purchase of these optional spare parts shall not be included in the Contract Price.

                      Spare Part Description                        Unit
                                                                    Price
                                                                   (U.S. $)
     1.   For Hydraulic Turbines
     2.   One runner, completely finished                            57,623
     3.   One wicket gate, completed finished                         2,406
     4.   One gate lever and links completely finished, with
          bushings and all elements for internal connections and
          connection to wicket gate stems and to the operating ring  14,406
     5.   One shaft sleeve (if used), completely finished and
          provided with all accessories for attaching to the
          turbine shaft                                               2,881
     6.   One set of water filter elements for the turbine shaft
          seal                                                        2,881
     7.   One set of switch assemblies for shear pin failure
          detection                                                   1,441
     8.   One set of shear pins for the wicket gate operating
          mechanism                                                     720
     9.   One set of completely finished shoes for the guide
          bearing                                                     8,644
     10.  One set of wearing elements for the turbine shaft seal      1,153
     11.  One set of seals for the wicket gate stems to be
          installed in the head cover and in the bottom ring            144
     12.  One complete set of self-lubricating guide and thrust bearings for a wicket gate and one complete set of self-lubricating bearings for the wicket gate operating
          mechanism                                                   1,153
     13.  One set of limit switches, pressure switches, and flow
          transmitters of each type used                              3,601
     14.  One set of wicket gate packings                               288
     15.  One set of all water passage access mandoor packings          144
     16.  One set of all packings and seals required for the
          turbine not specified above                                   288
     17.  One set of turbine wearing rings
     18.  One set of runner coupling bolts                            3,746
     19.  One set of turbine shaft coupling bolts                     4,322
     20.  One set of wicket gate servomotor piston rings              2,593
     21.  One set of guide bearings for servomotor piston rods and bearings connecting the servomotor piston rod to the
          operating ring                                              1,153
     22.  One set of vacuum break valves                              1,153
     23.  One set of printed circuit cards of each type used
     24.  One set of indicating instruments of each type used         2,593
     25.  One water velocity sensor for the turbine flow
          measurement system                                          2,881
     26.  One set of each type of fuse used                             403
     27.  One water-in-oil detector                                     865
     28.  One set of each different type of vibration detector
          required for the turbine                                    4,898
     29.  One resistance temperature detector (RTD)                     144
     30.  One oil level indicator                                       476
     31.  One complete set of wicket gate servomotor seals              288
32.  For Inlet Valves
     33. One set of all packings for the inlet butterfly valve, by- 1,153 pass valve, and control valve
     34.  One set of valve disc and trunnion seals, seal rings,       6,483
          seal retainers, and seat rings
     35.  One 4-way control valve                                     1,729
     36.  One set of each control motor used                          3,601
     37.  One oil pressure system pump with motor                     7,780
     38.  One set of contacts with operating coils for each motor
          controller used                                             1,153
     39.  One set of fuses of each size and type used                   288
     40.  One set of indicating lamps of each size and type used        144
41.  For Governing Systems
     42. One set of pilot control assemblies of each size and type 2,161 including valves, plungers, bushings, and transducers
     43.  One electro-hydraulic transducer                            3,601
     44.  One set of relay-valve plungers and bushings of each        1,153
          size used
     45.  One set of all packings and gaskets                           288
     46.  One set of all plug-in type electronic components and       8,644
          printed circuit cards
     47.  One set of all lamps, fuses, and other similar items          576
     48.  One set of proximity switches for the speed sensing         6,339
          system
     49.  One set of all filter elements                                576
     50.  One set of I/O racks of each type used                      2,161
     51.  One digital microprocessor, completely software             1,441
          programmed for this plant
     52.  One dc-dc power supply                                        720
     53.  One set of analog indicating meters of each type used         432
     54.  One gate position transducer                                  288
55.  For Radial Gates
     56.  One set of gate seals                                       1,124
     57.  One lot* of seal washers (50 washers)                          72
     58.  One lot* of seal bolts and nuts (50 bolts and nuts)            86
     59.  One lot of different size of studs and bolts and nuts         173
          used on the gate other than the seal bolts (5 studs
          and bolts and nuts of each size)
60.  For Wheel Gates (including wheeled stoplog)
     61.  7.5 m length of side and top seals (side and top seals        216
          shall be identical)
     62.  6 m length of bottom seal (bottom seals shall be               43
          identical for all wheel gates)
     63.  One molded corner between side and top seals plus one         372
          each of any other seal profiles used on the wheel gates
     64.  One lot of different size of studs and bolts and nuts         231
          used on the wheel gates (5 studs and bolts and nuts of
          each size), other than the seal bolts
     65. One wheel assembly excluding axle, but including bearings 259 and seals and gaskets (wheel assemblies of the bypass conduit wheel gate, headrace tunnel wheel gate, and wheeled stoplog shall be identical)
     66.  One set of all seals and gaskets for one wheel assembly        86
67.  For Slide Gates and Stoplogs (except wheeled stoplog)
     68.  6 m length of side and top seals (side and top seals          173
          shall be identical to each other and for all slide gates and stoplogs)
     69.  6 m length of bottom seal (bottom seals shall be               43
          identical for all slide gates and stoplogs)
     70.  One molded seal corner between side and top seals plus        372
          one each of any other seal profiles used on the slide gates and stoplogs
     71.  One lot of different size of studs and bolts and nuts          86
          used on the wheel gates (5 studs and bolts and nuts of each size), other than the seal bolts
72.  For Hydraulic Operators (for all gates)
     73.  One piston rod scraper for hydraulic cylinder                 259
     74.  One set of all O-rings and gaskets                             58
     75.  One of each type and size hydraulic valve used on the         692
          hydraulic power units (HPU's)
     76.  One set of filter and strainer cartridges for HPU            1326
          (similar filters and strainers shall be used for both HPU's)
     77.  One set of flexible hoses                                    1081
     78.  One set of each type and size of pressure switch              138
     79.  One set of pressure gages                                      26
     80.  One set of solenoid coils                                      43
     81.  One set of relays for electrical controls                     843
     82.  One set of indicating lights for electric controls             43
     83.  One set of control switches of each type                     1513

If electronic programmable controller is used instead of conventional relay type of controls for the hydraulic system the following additional spare parts shall be applicable:

     84.  One power supply (dc) for programmable controller            3241
     85.  One processor for programmable controller                    2881
     86.  One set input/output cards for programmable controller        504
87.  For Powerhouse Crane, Draft Tube Gate
     Monorail Hoist, and Mobile Crane
     88.  One set of brake linings for each brake supplies              720
     89.  One set of brake shoes with linings for each brake supplied  1507
     90.  One set of motor starter and auxiliary contractors of
          each type and rating supplied                                3458
     91.  One set of fuses of each type                                 461
     92.  One set of fuse blocks of each type
     93.  One set of indicating lights                                  865
     94.  One set of control switches of each type                     3025
     95.  One set of control relays of each                            4322
     96.  One set of terminal blocks of each                           1153
     97.  One set of disconnecting switches/circuit breakers           2161
          of each type
     98.  One complete adjustable speed drive for each motor          12965
          (hoist, trolley and bridge)
     99.  One motor of each type                                       2017
     100. One tire and wheel assembly for mobile crane                 6050
     101. One of each type and size of air, oil, and fuel filter        865
          for mobile crane
102. For Generators
     103. One set of thrust bearing wearing, parts, including shoes 17287 pads, pivots, removable runner, keys, high pressure oil lines, and fittings
     104. One set of bearing shoes for the upper guide bearings       11525
     105. One set of bearing shoes for the lower guide bearing        11525
     106. One oil cooler unit for the upper guide bearing oil          5762
          reservoir, including gaskets (if applicable)
     107. One oil cooler unit for the thrust bearing oil reservoir, 5762 including gaskets
     108. One air cooler, including gaskets                            8644
     109. One lot (10% of the total number) of each different type 34574 of stator coil required for one generator including wedges, slot liners, and insulating and binding tapes required for installation
     110. One pair of pole keys                                        2305
     111. One pair of rotor rim compound keys                           720
     112. One set of generator field coils                            25930
     113. One lot (10% of the total number) of connections and         8644
          interpole links of damper windings required for one
          generator, including the interpole links
     114. One set of collector rings, brush holders and springs        5762
          (or equal constant pressure devices), and hardware,
          including insulation
     115. One set of collector ring main brushes                        865
     116. One set of brake shoe wearing surfaces, including gaskets 2305 gaskets and restoring elements
     117. One CO2 cylinder                                              432
     118. One set of each type of fuse used                             288
     119. One set of each different type of insulating plate, shoe 2161 etc. required for the bearings in one generator
     120. One set of each different type of vibration detector         5762
     121. One water-in-oil detector                                     865
     122. One set of collector ring pilot brushes                       288
     123. One set of indicating instruments of each type                865
     124. One set of level switches, pressure switches, and flow       8644
          transmitters of each type
125. For Excitation Systems
     126. One voltage regulator
     127. One set of voltage setting adjusters
     128. One complete set of field current setting adjusters
     129. One set of each type of auxiliary power transformer used 8644 in the system
     130. One dc generator field circuit breaker                       8644
     131. One power thyristor removable module, including thyristors, 1153 fuses, indicating lamps, firing circuits, and voltage protective elements
     132. One set of power thyristors and diodes of each type          2881
          and rating used
     133. One set of thyristor fuses of each type and rated used        144
     134. One set of protective relays of each type                    2593
     135. One "Crowbar" circuit                                         576
     136. One set of I/O cards of each type used                       2161
     137. One set of thyristors firing control circuits. Elements 2881 normally mounted on plug-in cards shall be supplied on such cards
     138. One set of each type of auxiliary relay used                 2161
     139. One set of control fuses of each type used                    144
     140. One set of indicating lamps of each type used                 144
     141. One cooling fan, including fan motor and controls             288
142. For Main Power Transformer
     143. One high-voltage bushing complete with gaskets               2593
     144. One set of low-voltage bushings of each type complete        2881
          with gaskets
     145. One set of gaskets as required for covers, cases, manholes 1297 and handholes
     146. One surge arrester                                           2881
     147. One oil-to-air heat exchanger                                3601
     148. One set of contacts and coils for each type of contractor 720 and relay used
149. For SF6 Switchyard Breakers
     150. One standard industrial type SF6 cylinder with               1412
          approximately 50 kg of gas for refilling the interrupter
     151. One 125 V dc shunt trip assembly, and set of relays and 1405 control switches
     152. One interrupter/driver assembly                               648
     153. One motor for the motor operating mechanism                   389
     154. One set of gaskets for a complete three phase circuit         101
          breaker
     155. One set of pressure switches timers and pressure guages of 418 each different type used
156. For 11-kV Switchgear
     157. One multi ratio current transformer                           360
          2000:5A and 600:5A
     158. One potential transformer, 11,000-120V                        288
     159. One set of main contacts for 3-pole, draw-out-type circuit   1008
          breaker
     160. One set of primary disconnecting devices for one 3-pole       620
          breaker
     161. One set of secondary disconnecting devices for one 3-pole     620
          breaker
     162. One set of fuses of each type used                            144
     163. One set of lamps of each type used                             72
     164. One set of control relays of each type and rating for         576
          draw-out-type breaker
     165. One set of trip coils of each type used                       360
     166. One closing solenoid coil or motor                            259
     167. One set of auxiliary switches of  each type used              173
     168. One set of main blades                                        116
     169. One arc chute                                                  29
     170. One operating handle mechanism for disconnecting switch       576
     171. One set of current limiting fuses of each type used           231




_______________________________
* Same size of washers and bolts and nuts shall be used for top, bottom, and side seals for all gates (including radial gates, wheel gates, slide gates and stoplogs)

                              END OF EXHIBITS